    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 2004

                                                     REGISTRATION NO. 333-107357
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                      PRE-EFFECTIVE AMENDMENT NO. 3 TO THE

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                       S&P MANAGED FUTURES INDEX FUND, LP
             (Exact name of registrant as specified in its charter)

             DELAWARE                              6799                             90-0080448
     (State of Organization)           (Primary Standard Industrial              (I.R.S. Employer
                                          Classification Number)              Identification Number)

                                 DENNIS KLEJNA
                          C/O REFCOFUND HOLDINGS, LLC
                           550 W. JACKSON, SUITE 1300
                            CHICAGO, ILLINOIS 60661
                                 (312) 788-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DENNIS KLEJNA
                       S&P MANAGED FUTURES INDEX FUND, LP
                            REFCOFUND HOLDINGS, LLC
                           550 W. JACKSON, SUITE 1300
                            CHICAGO, ILLINOIS 60661
                                 (312) 788-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:
                               Joseph P. Collins
                                 Peter Schultz
                          Mayer, Brown, Rowe & Maw LLP
                            190 South LaSalle Street
                            Chicago, Illinois 60603
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS OF                                     PROPOSED         PROPOSED MAXIMUM         AMOUNT OF
           SECURITIES BEING                 AMOUNT BEING       MAXIMUM OFFERING         AGGREGATE          REGISTRATION
              REGISTERED                     REGISTERED         PRICE PER UNIT      OFFERING PRICE(1)           FEE
Class A Units of limited partnership
  interest.............................     100,000 units       $1,000 per unit       $100,000,000           $8,090.00
Class B Units of limited partnership
  interest.............................     100,000 units       $1,000 per unit       $100,000,000           $8,090.00


(1) This amount, calculated pursuant to Rule 457(o), is based on 100,000 units at $1,000 per unit. $16,180 was previously paid in connection with the initial filing of this registration statement.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS AND DISCLOSURE DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS AND DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED JANUARY 8, 2004


                         PART ONE--DISCLOSURE DOCUMENT

                       S&P MANAGED FUTURES INDEX FUND, LP

           $100,000,000 CLASS A UNITS OF LIMITED PARTNERSHIP INTEREST $100,000,000 CLASS B UNITS OF LIMITED PARTNERSHIP INTEREST

THE FUND

    S&P Managed Futures Index Fund, LP is a Delaware limited partnership designed to seek investment returns that substantially track the Standard & Poor's Managed Futures Index, before expenses of the Fund. The general partner will pursue the Fund's investment objective by allocating substantially all of the Fund's assets to SPHinX-TM- Managed Futures Fund SPC, which is designed to track the Standard & Poor's Managed Futures Index pursuant to a license granted by Standard & Poor's.

    An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

THE GENERAL PARTNER

    RefcoFund Holdings, LLC, a registered commodity pool operator and commodity trading advisor, is the general partner of the Fund.

THE INDEX

    The Standard & Poor's Managed Futures Index is designed to offer an investable benchmark that is representative of the managed futures segment of hedge fund investing. The Standard & Poor's Managed Futures Index focuses on systematic, trend-following trading methodologies that constitute the significant majority of managed futures investment strategies.

THE OFFERING


    The Fund's Units will be offered in two classes -- Class A and Class B. The Class B Units will be offered only by qualified broker-dealers that offer a wrap fee program and fee-only registered investment advisers. The term "wrap fee program" is used to describe a number of investment services that are bundled together and covered by a single fee. A 3% upfront selling commission and 2% ongoing service fee will be paid with respect to Class A Units from the management fee for the Class A Units. The Class B Units are not subject to these selling commissions or ongoing service fees, so the management fee for the Class B Units is accordingly lower. Refco Securities, LLC and additional selling agents are offering the Fund's units at $1,000 per unit for an initial offering period ending 60 calendar days after the date of this prospectus (subject to earlier termination or an extension for an additional 60 calendar days). All subscriptions received during the initial offering period will be held in an interest bearing escrow account with Fifth Third Bank. If the Fund begins trading at the end of the initial offering period, interest earned on subscriptions will be treated as interest earned by the Fund. If 5,000 Units are not sold during the initial offering period, the offering will terminate and your subscription will be returned to you without deductions and with interest within 5 business days. After the initial offering period, units will be continuously offered for sale as of the first business day of each month at their net asset value.


    There is no scheduled termination date for the offering of units. The Fund is registering the amount of units that it reasonably expects to offer and sell within two years of the date of this prospectus. The selling agent will not be required to sell any specific quantity of the units, but has agreed to use its best efforts to sell the units offered.

MINIMUM INVESTMENT

    The minimum initial investment is $10,000; $3,000 for an individual retirement account; and $2,500 for existing limited partners.

THE RISKS


    SEE "THE RISKS YOU FACE" BEGINNING ON PAGE 7.



    These are speculative securities. Read this entire prospectus before you decide to invest.


    The Fund is speculative. You may lose all or substantially all of your investment in the Fund.

    The Fund is newly formed and has no performance history. The SPHinX-TM-Managed Futures Fund SPC has a very limited actual performance history. Past performance is not necessarily indicative of future results.

    You will be taxed on your share of the Fund's income, even though the Fund does not intend to make any distributions.

    The Fund is subject to substantial charges. You will sustain losses if the Fund is unable to generate sufficient trading profits to offset its fees and expenses.

    The units are not a liquid investment. You may only redeem units at the end of each month. A redemption fee of 3% of Class A net asset value applies if you redeem Class A units within 12 months of their original purchase. There are substantial restrictions on the ability of the Fund to make withdrawals from the SPHinX-TM- Managed Futures Fund SPC that further reduce the liquidity of the Fund.

    The market prices of commodity interest contracts fluctuate rapidly. In addition, commodity interest contracts are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage magnifies the impact of both profit and loss.

    Although the Fund seeks to track the performance of the Standard & Poor's Managed Futures Index, various factors, including expenses, will cause a deviation between the Fund's performance and the Standard & Poor's Managed Futures Index's performance.

    The Fund is subject to various conflicts of interests as further described herein, including those related to the following: (1) the Fund's general partner, the Fund's selling agent and the clearing broker for the SPHinX-TM-Managed Futures Fund SPC are affiliated; and (2) your selling agent will receive upfront and ongoing compensation in connection with your investment in the Class A units of the Fund.

                         ------------------------------
    THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND BOTH CONTAIN IMPORTANT INFORMATION.
                         ------------------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    THE FUND IS NOT A MUTUAL FUND REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.
                         ------------------------------
    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                         ------------------------------

REFCO SECURITIES, LLC  REFCOFUND HOLDINGS, LLC
    SELLING AGENT          GENERAL PARTNER


             The date of this prospectus is                , 2004.

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 30 TO 32 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.



    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 7 TO 13.


    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.


               PLEASE SEE THE IMPORTANT PRIVACY POLICY STATEMENT
                             BEGINNING ON PAGE 45.


    THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

    THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-202-942-8090 FOR FURTHER INFORMATION.

    THE FUND'S FILINGS WILL BE POSTED ON THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.


    UNTIL              2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE UNITS,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


    PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $20,000,000 YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PROGRAM'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

                                      (i)

                       S&P MANAGED FUTURES INDEX FUND, LP
                              ORGANIZATIONAL CHART

                               [GRAPHIC OMMITTED]


    Some of the entities indicated in this organizational chart are related. See "Conflicts of Interest" beginning on page 33. No loans have been, are or will be made between the general partner and the Fund. Descriptions of the dealings between the general partner and the Fund are set forth under "Charges" beginning on page 30.


                                      (ii)

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
PART ONE--DISCLOSURE DOCUMENT...............................       iii
Summary.....................................................         1
  The Fund and the General Partner..........................         1
  The Index.................................................         1
  Major Risks of the Fund...................................         2
  Use of Proceeds...........................................         3
  The Offering..............................................         3
  Is the Fund a Suitable Investment for You?................         3
  Redemptions...............................................         4
  Fees and Expenses of the Fund.............................         4
  Breakeven Table...........................................         5
  Federal Income Tax Aspects................................         5
  The Futures and Forward Markets; Spot and Swap
    Contracts...............................................         6
The Risks You Face..........................................         7
  You Could Lose Your Entire Investment in the Fund.........         7
  The Fund Has No Operating History; Past Performance Is Not
    Indicative of Future Performance........................         7
  The Fund is Subject to Substantial Fees and Expenses......         7
  The Breakeven Table Does Not Include Expenses Inherent to
    the Index...............................................         7
  An Investment in the Fund Is Not Liquid...................         7
  The Fund Will Not Precisely Track the Index...............         8
  Risks Related to Managed Futures Trading..................         8
    The Index SPC will be Subject to Market Fluctuations....         8
    As a Result of Leverage, Small Changes in the Price of
     the Portfolio Managers' Positions May Result in
     Substantial Losses.....................................         8
    The Portfolio Managers' Trading Will Be Subject to
     Execution Risks........................................         8
    The Index SPC will be Subject to Counterparty Risks.....         8
    The Index SPC's Positions Will Be Subject to Speculative
     Limits.................................................         8
    There are No Limits on the Amount of Leverage a
     Portfolio Manager May Use..............................         9
    Trading On Foreign Exchanges Presents Greater Risk Than
     Trading On U.S. Exchanges..............................         9
    The Portfolio Managers May Trade Forward Contracts......         9
    The Portfolio Managers May Enter into Swap and Similar
     Transactions...........................................         9
    The Portfolio Managers May Engage in Exchanges of
     Futures for Physicals..................................         9
    The Index SPC May Trade Security Futures Products.......         9
    Systematic Strategies Do Not Consider Fundamental Types
     of Data and Do Not Have the Benefit of Discretionary
     Decision Making........................................        10
    Increased Competition Among Trend-Following Traders
     Could Reduce the Index SPC's Profitability.............        10
  The General Partner Does Not Currently Operate Any Other
    Public Funds............................................        10
  The Sub-Investment Manager Is Recently Formed and Has
    Limited Experience......................................        10
  The Fund is Dependent Upon Third Parties..................        10
  The Fund Will Have Limited Access to Information Regarding
    the Index SPC and the Portfolio Managers................        10
  The Index SPC May Not Be Able to Access All Portfolio
    Managers................................................        11
  The Fund Must Rely on the Index SPC When Calculating Net
    Asset Value.............................................        11
  The Fund May Lose the Standard & Poor's License...........        11
  Incentive-Based Compensation May Affect Portfolio
    Managers' Trading.......................................        11
  The Fund Does Not Anticipate Making Distributions.........        12
  Possible Effect of Redemptions on the Value of the
    Units...................................................        12
  Special Notice in Event of 50% Decline in Net Assets;
    Limitation on Redemption Payments.......................        12
  The General Partner Has the Ability to Suspend Redemption
    Rights..................................................        12
  The Fund's Status As a Partnership........................        12
  You Will Be Taxed Each Year On Your Share of Fund
    Profits.................................................        13
  You Will Be Taxed On the Fund's Interest Income Even If
    The Fund Suffers Trading Losses.........................        13
  Limitations On the Deductibility of Investment Advisory
    Fees....................................................        13
  The IRS Could Audit Both the Fund and Individual Limited
    Partners................................................        13


                                     (iii)

                                                                PAGE
                                                              --------
  The Fund Does Not Have Some Statutory Registrations.......        13
Investment Factors..........................................        14
  The General Partner.......................................        14
  The Index.................................................        14
  Investment Diversification................................        14
  Market Diversification....................................        14
  Opportunity to Profit in Rising as well as in Declining
    Markets.................................................        14
  Small Minimum Investment; Smaller Minimum Additional
    Investment..............................................        15
  Limited Liability.........................................        15
  Administrative Convenience................................        15
Management's Discussion and Analysis of Financial Condition
and Results of Operations...................................        16
  Critical Accounting Policies--Valuation of the Index SPC's
    positions...............................................        16
Performance Information.....................................        16
  The Fund..................................................        16
  The General Partner.......................................        16
  The Sub-Investment Manager................................        20
    The Index SPC--Pro Forma Extracted Performance..........        20
The General Partner.........................................        23
  Background and Management.................................        23
The Sub-Investment Manager..................................        24
  Background and Management.................................        24
Investment Program..........................................        26
  The Index SPC.............................................        27
Use of Proceeds.............................................        29
Charges.....................................................        30
  Management Fee............................................        31
    Sub-Investment Management Fee...........................        31
    Selling Agent Compensation..............................        31
  Redemption Fees...........................................        31
  Fund's Pro Rata Share of the Fees and Expenses of the
    Index SPC...............................................        31
  Operating Expenses........................................        31
  Extraordinary Expenses....................................        32
  Caps on Fees..............................................        32
Redemptions; Net Asset Value................................        32
  Redemption Procedure......................................        32
  Limits on Redemption......................................        33
  Net Asset Value...........................................        33
Conflicts of Interest.......................................        33
  General...................................................        33
  The General Partner.......................................        33
  The Selling Agents........................................        34
  Other Business Activities, Proprietary Trading and Trading
    for Other Accounts......................................        34
  Fiduciary Duty and Remedies...............................        34
The Fund's Limited Partnership Agreement....................        35
  Principal Office; Location of Records.....................        35
  Management of Fund Affairs; Voting by Limited Partners....        35
  Possible Repayment of Distributions Received by Limited
    Partners; Indemnification of the Fund by Limited
    Partners................................................        36
  Prohibited Activities.....................................        36
  Indemnification and Standard of Liability.................        37
  Transfers of Units Restricted.............................        37
  Reports to Limited Partners...............................        37
  Dissolution and Termination of the Fund...................        38
Federal Income Tax Aspects..................................        38
  The Fund's Partnership Tax Status.........................        38
  Taxation of Limited Partners on Profits and Losses of the
    Fund....................................................        38
  Fund Losses by Limited Partners...........................        38


                                      (iv)

                                                                PAGE
                                                              --------
  "Passive-Activity Loss Rules" and its Effect on the
    Treatment of Income and Loss............................        39
  Cash Distributions and Unit Redemptions...................        39
  Gain or Loss on Section 1256 Contracts and Non-Section
    1256 Contracts..........................................        39
  Tax on Capital Gains and Losses...........................        39
  Limited Deduction for Certain Expenses....................        39
  Interest Income...........................................        40
  Syndication Expenses......................................        40
  Investment Interest Deductibility Limitations.............        40
  IRS Audits of the Fund and its Limited Partners...........        40
  Taxation of Foreign Investors.............................        41
  Tax-Exempt U.S. Limited Partners..........................        41
  State and Other Taxes.....................................        41
  Investment in Index SPC...................................        41
Purchases by Employee Benefit Plans.........................        42
  General...................................................        42
  "Plan Assets".............................................        42
  Ineligible Purchasers.....................................        43
Plan of Distribution........................................        43
  Subscription Procedure....................................        43
  Anti-Money Laundering Disclosures.........................        44
  The Selling Agents........................................        44
RefcoFund Holdings, LLC Privacy Policy......................        45
  Your Privacy Is Our Priority..............................        45
  Why and How We Collect Personal Information...............        45
  How We Protect Personal Information.......................        45
  Sharing Information With Our Affiliates...................        46
  Disclosure to Non-Affiliated Third Parties................        46
  Accessing and Revisiting Your Personal Information........        46
Legal Matters...............................................        46
Experts.....................................................        47
Reports.....................................................        47
Index to Financial Statements...............................        48

PART TWO STATEMENT OF ADDITIONAL INFORMATION................        62
Hypothetical Performance of the Index.......................        63
The Futures and Forward Markets.............................        65
  Futures and Forward Contracts.............................        65
  Hedgers and Speculators...................................        65
  Exchanges; Position and Daily Limits; Margins.............        65
Other Sales Material to Be Delivered........................        66
Glossary....................................................        67
Limited Partnership Agreement--Exhibit A....................       A-1
Subscription Requirements--Exhibit B........................       B-1
Subscription Instructions--Exhibit C........................       C-1
Request for Redemption--Exhibit D...........................       D-1


                                      (v)

                       S&P MANAGED FUTURES INDEX FUND, LP

                                    SUMMARY

THE FUND AND THE GENERAL PARTNER

    S&P Managed Futures Index Fund, LP is a futures investment fund designed to seek returns that substantially track the Standard & Poor's Managed Futures Index-TM-, referred to as the Index, before expenses of the Fund.

    RefcoFund Holdings, LLC serves as the Fund's general partner. The Fund is a Delaware limited partnership formed on May 13, 2003. The Fund's main office is located at the office of the general partner--550 W. Jackson, Suite 1300, Chicago, Illinois 60661 (telephone: (312) 788-2000).


    The general partner has been registered with the Commodity Futures Trading Commission as a commodity pool operator since October 14, 1981 and as a commodity trading advisor since September 21, 1993 and is a member of the NFA. As of November 30, 2003, the general partner was managing approximately $44 million in client assets.


    If the Fund is successful, it can provide valuable diversification to traditional portfolios of stocks and bonds, as the Fund's performance should be generally unrelated to the general stock and bond markets.

THE INDEX

    Standard & Poor's has long been recognized worldwide as a global provider of equity indices. In January 2003, Standard & Poor's launched the Index. The Index is designed to offer an investable benchmark (a standard for performance comparison that is available to investors as an investment itself) comprising programs traded by commodity trading advisors selected by Standard & Poor's as broadly representative of systematic trading strategies. As the preponderance of managed futures trading strategies are systematic, with only a limited number following a discretionary approach, Standard & Poor's has selected only systematic strategies for the Index (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). Systematic strategies tend to take positions based on computer-generated models to identify trades, determine the size of positions and precisely time trades. Unlike discretionary strategies, systematic strategies do not take into account factors external to the market itself. For purposes of the description of the Index, the commodity trading advisors and their programs selected for the Index are referred to as constituents or portfolio managers.

    The general partner will pursue the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinX-TM- Managed Futures Fund SPC, referred to as the Index SPC, a Cayman Islands segregated portfolio company. The Index SPC allocates its assets to portfolio managers that generally employ a broad range of systematic trading strategies in the futures markets. Other markets, such as the interbank foreign exchange market, may be used as well. Standard & Poor's has granted a license to PlusFunds to utilize the Index in connection with the Index SPC. Standard & Poor's intends to disclose in advance on its website any additions to or deletions of the constituent managers of the Index. Generally this will be done with sufficient notice to ensure that the corresponding changes can be made by PlusFunds, the investment manager to the Index SPC. However in extreme circumstances there may be a period in which the portfolio managers or weightings may differ from those in the Index.

    The Index SPC is designed to track the Index and thus provide its investors with exposure to a broad cross section of systematic managed futures strategies through a single investment. As a limited partner you will have access to a variety of managed futures strategies that ordinarily would not be available without high minimum investment requirements. The Fund provides you with access to professionally selected managers who are considered to be representative of systematic managed futures strategies.

    The portfolio managers that are included in the Index are selected by the S&P Managed Futures Index Committee, referred to as the Standard & Poor's Index Committee, based on, among other things, an analysis of:

    - the portfolio manager's trading strategy;

    - risk/return characteristics;

    - volatility levels;

    - performance during various time periods and market cycles; and

    - the structure of the portfolio manager's portfolio and the types of instruments held.

    The Standard & Poor's Index Committee oversees and monitors the Index. The Standard & Poor's Index Committee is responsible for the Index's composition, computation methodology, maintenance, and operations. All constituent additions and deletions as well as other major analytic policy decisions are made directly by the Standard & Poor's Index Committee. The Standard & Poor's Index Committee does not manage the Index in an effort to achieve specific investment returns or with regard to the interests of investors of index-based investment vehicles. The Standard & Poor's Index Committee has regularly scheduled meetings on a monthly basis, and may have interim discussions should the need arise. The Standard & Poor's Index Committee's membership, subject to change from time to time, is composed primarily of Standard & Poor's employees, and is chaired by the individual who chairs the S&P 500 Index Committee.

    Standard & Poor's is responsible for calculating the Index and publishes Index values on the Standard & Poor's website: www.standardandpoors.com in the S&P Indices section. The Index is rebalanced annually in January or as otherwise required by Standard & Poor's.

MAJOR RISKS OF THE FUND

    - The Fund is speculative. You may lose all or substantially all of your investment in the Fund.

    - The Fund is newly formed and has no performance history. The Index and the Index SPC have very limited actual performance histories. Past performance is not necessarily indicative of future results.

    - The Fund is subject to substantial charges. You will sustain losses if the Fund is unable to generate sufficient trading profits to offset its fees and expenses.

    - The Units are not a liquid investment. No secondary market exists for the Units. You may redeem the Units only as of the last business day of each month. A redemption fee equal to 3% of a Class A Unit's net asset value applies if you redeem Class A Units within 12 months of their original purchase. There are substantial restrictions on the ability of the Fund to make withdrawals from the Index SPC that further reduces the liquidity of the Fund.

    - Although the Fund seeks to track the performance of the Index, certain factors, including expenses, will cause a deviation between Fund's performance and the Index's performance.

    - The Fund is subject to various conflicts of interests as further described herein, including those related to the following: (1) the general partner, the selling agent and the clearing broker for the Index SPC are affiliated; and (2) your selling agent will receive upfront and ongoing compensation in connection with your investment in the Class A Units of the Fund.

    - The market prices of commodity interest contracts fluctuate rapidly. In addition, commodity interest contracts are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage magnifies the impact of both profit and loss.


    See pages 7 through 13 for a complete description of the risks of an investment in the Fund.

USE OF PROCEEDS

    The Fund expects that the proceeds from the sale of Units, net of amounts the Fund retains to cover ongoing operating and offering expenses, will be invested in the Index SPC as soon as practicable after the receipt of such proceeds by the Fund.

THE OFFERING


    Units in the Fund are being offered for an initial offering period beginning on the date of this prospectus and ending 60 calendar days later. The general partner may end the initial offering period earlier or extend it for an additional 60 days. During the initial offering period, you may buy Units for $1,000 each. All subscriptions received during the initial offering period will be held in an interest bearing escrow account with Fifth Third Bank. If the Fund begins trading at the end of the initial offering period, interest earned on subscriptions will be treated as interest earned by the Fund. If 5,000 Units are not sold during the initial offering period, or, if for any other reason the Fund does not begin trading at the end of the initial offering period, the offering of Units will terminate and your subscription will be returned to you without deductions and with interest within 5 business days.


    The Fund's Units will be offered in two classes--Class A and Class B. The Class B Units will be offered only by qualified broker-dealers that offer a wrap fee program and fee-only registered investment advisers. The term "wrap fee program" is used to describe a number of investment services that are bundled together and covered by a single fee. A 3% upfront selling commission and 2% ongoing servicing fee will be paid with respect to Class A Units from the management fee for the Class A Units. The Class B Units are not subject to these selling commissions or ongoing servicing fees, so the management fee for the Class B Units is accordingly lower.

    Once the Fund has begun trading, you may buy Units at the net asset value per Unit of the relevant class as of the first business day of each calendar month in which they are offered. Interest earned on subscriptions submitted prior to the first business day of the calendar month will be treated as interest earned by the Fund. The net asset value per Unit is determined by dividing a class' net assets (its assets minus its liabilities) by the number of Units of that class outstanding on the date the calculation is being performed.

    The minimum investment is $10,000, although the minimum initial investment for an individual retirement account is $3,000. Existing investors subscribing for additional Units may do so in $2,500 minimums. In order for an individual retirement account to purchase Units, the assets of the account must be held by a third party custodian, such as your broker. Units will be sold in fractions calculated to three decimal places.

    To subscribe, you must complete and sign the Subscription Agreement and Power of Attorney Signature Page that accompanies this prospectus and deliver it to your selling agent. You must submit these documents at least six
(6) business days (and cleared funds to purchase the Units at least three
(3) business days) before the first business day of the calendar month in which the subscription is to be effective.

IS THE FUND A SUITABLE INVESTMENT FOR YOU?

    You should consider investing in the Fund if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk the loss of all or a significant portion of your investment.

    The Fund is a diversification opportunity for an investment portfolio, not a complete investment program.

    You should consider an investment in the Fund to be a three to five year commitment.

    To invest, you must, at a minimum, have either (1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or (2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000. A number of states in which the Units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the Units are a suitable investment for you.

    You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Fund.

    You should read this prospectus carefully and discuss with your selling agent any questions you have about the Fund before making an investment.

REDEMPTIONS

    You may redeem your Units as of the last business day of any calendar month. You must submit your written redemption request at least 10 business days' prior to the redemption date. A redemption fee of 3% of net asset value per Class A Unit applies if you redeem Class A Units within 12 months of their original purchase. After the 12th month following purchase of a Class A Unit, no redemption fees apply. The Class B Units are not subject to a redemption fee. There are substantial restrictions on the ability of the Fund to make withdrawals from the Index SPC that further reduces the liquidity of the Fund.

FEES AND EXPENSES OF THE FUND

    The Fund will pay substantial fees and expenses that must be offset by trading gains in order to avoid depletion of the Fund's assets.

FEE                       DESCRIPTION
---                       -----------
Management Fees           The general partner will receive a monthly management fee
                          equal to 4.15% of the Class A net assets and 2.15% of the
                          Class B net assets per annum. This fee is payable regardless of whether or not the Fund's investment in the Index SPC is profitable.

Redemption Fees           The general partner will receive a redemption fee equal to
                          3% of net asset value per Class A Unit if the Unit is
                          redeemed within 12 months of its original purchase. No
                          redemption fees apply to the Class B Units.

Pro rata portion of the   The Fund will be required to pay its pro rata portion of the
  expenses of the Index   expenses of the Index SPC, including advisory fees,
  SPC                     brokerage commissions and transaction expenses,
                          administrative expenses and operating expenses.

Operating and             The Fund will pay its administrative expenses, legal and
  Administrative          audit expenses, and other operating and ongoing offering
  Expenses                expenses. These are estimated at an annual rate of 0.80% of the Fund's net asset value.

BREAKEVEN TABLE


    The "Breakeven Table" below indicates the approximate percentage and dollar returns required for the redemption value of an initial $10,000 investment in both classes of Units to equal the amount originally invested 12 months after issuance. The "Breakeven Tables," as presented, is an approximation only. See "Charges" at page 30.


                                BREAKEVEN TABLE

                                                                     CLASS A                 CLASS B
                                                              ---------------------   ---------------------
                                                                            DOLLAR                  DOLLAR
                                                              PERCENTAGE    RETURN    PERCENTAGE    RETURN
EXPENSES (1)                                                    RETURN     REQUIRED     RETURN     REQUIRED
------------                                                  ----------   --------   ----------   --------
Management Fee (2)                                               4.15%       $415        2.15%       $215

Operating Expenses (3)                                           0.80%       $ 80        0.80%       $ 80

Return required for "Break-Even" on the first anniversary of
 purchase                                                        4.95%       $495        2.95%       $295

Return required if redemption fee applies (4)                    7.95%       $795         N/A         N/A

NOTES TO "BREAKEVEN TABLE"


(1) The foregoing break-even analysis assumes that the Units have a constant month-end net asset value. Calculations are based on $10,000 as the net asset value per Unit. See "Charges" at page 30 of this prospectus for an explanation of the expenses included in the "Breakeven Table."


(2) The Fund will pay the general partner a monthly management fee of 4.15% per annum and 2.15% per annum of the Class A net assets and the Class B net assets, respectively. From this amount the general partner will pay the organizational and initial offering expenses of the Fund, selling commissions, servicing fees, installment selling commission and sub-investment manager costs.

(3) Operating expenses are paid as incurred. For this "Breakeven Table" such amounts have been estimated. These expenses include the legal, audit, administrative and other operating and ongoing offering expenses of the Fund.

(4) A redemption fee of 3% of net asset value per Class A Unit, payable to the general partner, applies if you redeem Class A Units within 12 months of their original purchase. There are no redemption fees applicable to Class B Units.

    The objective of the Fund is to seek investment returns that track the Index, before expenses of the Fund. The only fees, which the Fund will be subject to, but the Index will not, are reflected above, However, you should be aware that in order for the Fund to make a positive rate of return, its investment in the Index SPC must make a positive rate of return. And in order for the Index SPC to make a positive rate of return, the Index SPC must first pay all of the expenses inherent to the Index. These expenses include
(1) management fees and incentive fees, if any, paid to the portfolio managers;
(2) administration fees and expenses; (3) brokerage commissions and other transaction-related expenses; and (4) organizational expenses, accounting, audit and legal expenses, custodial fees and any extraordinary expenses. The management fees paid to the portfolio managers generally are expected to range from 1% to 2.50% per annum of the assets allocated to a portfolio manager. The incentive fees are generally expected to range from 15% to 25% of net trading gain. These expenses are reflected in the net asset value of the shares of the Index SPC held by the Fund. Because these expenses are costs of the Index, and as such are reflected in the performance of the Index SPC, they are not included in the break-even estimate set forth above.

FEDERAL INCOME TAX ASPECTS

    The Fund will be treated as a partnership for federal income tax purposes. You will be taxed each year on the Fund's income whether or not you redeem any of your Units or receive distributions from the Fund. The general partner does not intend to make any distributions. Accordingly, unless you redeem Units, you will not have a source of income from the Fund to pay your taxes.

    40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a 15%
maximum rate for individuals for sales and exchanges occurring after May 5, 2003 and prior to January 1, 2009 (and 20% for sales or exchanges occurring thereafter). The Fund's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long a limited partner holds Units. Interest income is taxed at ordinary income rates.

    Losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Fund's interest income even though you have lost money on your Units.

THE FUTURES AND FORWARD MARKETS; SPOT AND SWAP CONTRACTS

    Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or cash settlement of certain financial instruments.

    Forward currency contracts are traded off-exchange through banks or dealers.

    Futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain realized by a futures and forward trader, there is an equal and offsetting loss suffered by another.

    Spot contracts are cash market transactions in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a short settlement period. Swap contracts generally involve an exchange of a stream of payments between contracting parties. Neither spot nor swap contracts are exchange-traded.

                               THE RISKS YOU FACE

    SET FORTH BELOW ARE THE PRINCIPAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. YOU SHOULD CONSIDER THESE RISKS WHEN MAKING YOUR INVESTMENT DECISION. YOU SHOULD NOT INVEST IN UNITS UNLESS YOU CAN AFFORD TO LOSE ALL OF YOUR INVESTMENT.

YOU COULD LOSE YOUR ENTIRE INVESTMENT IN THE FUND

    The Fund will pursue its investment objective by investing in the Index SPC, which allocates its assets among the portfolios managers. The Index SPC will be subject to all of the risks associated with the investment and trading by the portfolio managers. There are some general market conditions in which any given investment strategy is unlikely to be profitable. Neither the Fund, the Index SPC nor the portfolio managers will have any ability to control or predict these market conditions. The investment approach utilized on behalf of the Fund and the Index SPC may not be successful, and there is no guarantee that the strategies employed by the portfolio managers on behalf of the Index SPC (and, indirectly, the Fund) will be successful. You could lose all or substantially all of your investment in the Fund.

THE FUND HAS NO OPERATING HISTORY; PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE
  PERFORMANCE

    The Fund is newly formed and has no performance history. The Index SPC has a very limited operating history. The past performance of the Index SPC is not necessarily indicative of future results. The portfolio managers will be selected based in part on their performance history and implementation of a strategy deemed by Standard & Poor's to be representative of managed futures programs in general. The experience of some portfolio managers may be limited. Furthermore, each portfolio manager is free to alter its managed futures strategy implementation as it deems appropriate from time to time. Significant changes in strategy would require a review by Standard & Poor's. Market conditions and trading approaches are continually changing, and a portfolio manager's past successful performance may be largely irrelevant to its prospects for future profitability.

THE FUND IS SUBJECT TO SUBSTANTIAL FEES AND EXPENSES

    The Fund is subject to significant fees and expenses. In order for the Fund to be profitable and for the investors to realize any profits the investment profits realized by the Fund must exceed these fees and expenses. The Fund will pay monthly management fees to the general partner in an amount equal to an annual rate of 4.15% of the Class A net assets and 2.15% of the Class B net assets, administrative expenses, ongoing offering expenses and operating costs estimated at an annual rate of 0.80% of the Fund's net asset value and the Fund's pro rata share of the fees and expenses of the Index SPC regardless of the profitability of the Fund. Some of the strategies and techniques employed by the portfolio managers may require frequent trades to take place and, as a consequence, portfolio turnover and brokerage commissions may be greater than for other investment entities of similar size. You will sustain losses if the Fund is unable to generate sufficient trading profits to offset its fees and expenses. Please see "SUMMARY--BREAKEVEN TABLE" and "CHARGES" for a more complete discussion of the fees to be charged the Fund.


THE BREAKEVEN TABLE DOES NOT INCLUDE EXPENSES INHERENT TO THE INDEX



    The break-even table presented on page 5 only includes the expenses to which the Fund directly will be subject to and charged. The expenses that are inherent to the Index are not included in the break-even table. These expenses are reflected in the net asset value of the shares of the Index SPC held by the Fund and thus in the value of the Units.


AN INVESTMENT IN THE FUND IS NOT LIQUID

    The Units are not a liquid investment. There is no secondary market for the Units. You may redeem your Units only as of the first business day of a calendar month, and you must give the Fund at least 10 business days' prior written notice of your intent to redeem. A redemption fee will apply if you redeem your Class A Units within 12 months after their original purchase. There are also substantial restrictions on the ability of the Fund to make withdrawals from the Index SPC that further reduces the liquidity of the Fund. Please see "REDEMPTIONS--REDEMPTION PROCEDURE" and "REDEMPTIONS--LIMITS ON REDEMPTION" for a more complete discussion of the redemption terms of the Units.

THE FUND WILL NOT PRECISELY TRACK THE INDEX

    Although the Fund seeks to track the performance of the Index, various factors will cause a deviation between the performance of the Fund and the performance of the Index. These factors include (1) the expenses of the Fund and the Index SPC, (2) limitations on the Fund's investments resulting from the need to comply with the Fund's investment restrictions or with regulatory or tax law requirements, and (3) the need to maintain a portion of the Fund's assets in cash or short-term investments to maintain liquidity to effect redemptions and to pay expenses. The performance of the Fund will not correspond precisely to the performance of the Index. Please see "INVESTMENT PROGRAM" for a more complete discussion of the Index.

RISKS RELATED TO MANAGED FUTURES TRADING

    THE INDEX SPC WILL BE SUBJECT TO MARKET FLUCTUATIONS. Managed futures trading involves trading in various commodity interests and financial instruments. The market prices of futures contracts fluctuate rapidly. Prices of futures contracts traded by the portfolio managers are affected generally, among other things, by (1) changing supply and demand relationships,
(2) agricultural, trade, fiscal, monetary and exchange control programs and
(3) policies of governments, and national and international political and economic events. The profitability of the Index SPC depends entirely on capitalizing on fluctuations in market prices.

    AS A RESULT OF LEVERAGE, SMALL CHANGES IN THE PRICE OF THE PORTFOLIO MANAGERS' POSITIONS MAY RESULT IN SUBSTANTIAL LOSSES. Commodity interest contracts are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage means that a relatively small change in the market price of a contract can produce a substantial loss. Like other leveraged investments, any purchase or sale of a contract may result in losses in excess of the amount invested in that contract. The portfolio managers may lose more than their initial margin deposits on a trade.

    THE PORTFOLIO MANAGERS' TRADING WILL BE SUBJECT TO EXECUTION RISKS. Market conditions may make it impossible for the portfolio managers to execute a buy or sell order at the desired price, or to close out an open position. Daily price fluctuation limits are established by the exchanges and approved by the CFTC. When the market price of a contract reaches its daily price fluctuation limit, no trades can be executed at prices outside the limit. The holder of a contract may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position. Thinly traded or illiquid markets also can make it difficult or impossible to execute trades.

    THE INDEX SPC WILL BE SUBJECT TO COUNTERPARTY RISKS. If the Index SPC's clearing brokers become bankrupt or insolvent, or otherwise default on their obligations to the Index SPC, the Index SPC may not receive all amounts owed to it in respect to its trading, despite the clearinghouse fully discharging all of its obligations. Furthermore, in the event of the bankruptcy of one of the clearing brokers, the Index SPC could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker's combined customer accounts, even though property specifically traceable to the Index SPC (for example, Treasury bills deposited by the Index SPC with the clearing broker as margin) was held by the clearing broker. In addition, some of the instruments which the Index SPC may trade are traded in markets such as foreign exchanges or forward contract markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation. The Index SPC will be subject to the risk of the inability or refusal to perform on the part of the counterparties with whom those types of contracts are traded. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts

    THE INDEX SPC'S POSITIONS WILL BE SUBJECT TO SPECULATIVE LIMITS. The CFTC and domestic exchanges have established speculative position limits on the maximum futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures contracts traded on U.S. commodity exchanges. Under current regulations, other accounts of the portfolio managers are combined with the positions held by the Index SPC for position limit purposes. This trading could preclude additional trading in these commodities by the portfolio manager for the account of the Index SPC.

    THERE ARE NO LIMITS ON THE AMOUNT OF LEVERAGE A PORTFOLIO MANAGER MAY
USE. There are no limits on the amount a leverage a portfolio manager may use in connection with its trading strategies. However, in determining the constituents of the Index, the Standard & Poor's Index Committee selects portfolio managers it considers to be representative of managed futures trading strategies. It is estimated that the margin to equity ratio employed by portfolio managers will range from 4:1 to 40:1, although it may at times be higher or lower. If a portfolio manager were to increase its leverage to a higher level than the Standard & Poor's Index Committee considers to be representative, the Standard & Poor's Index Committee may elect to remove the portfolio manager from the Index. The removal of a portfolio manager from the Index will result in a termination of such portfolio manager at the Index SPC level.

    TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISK THAN TRADING ON U.S. EXCHANGES. The portfolio managers may trade contracts on non-U.S. exchanges. Non-U.S. trading involves risks--including exchange-rate exposure, excessive taxation, possible governmental regulation and lack of regulation--which U.S. trading does not. Some non-U.S. markets, in contrast to U.S. exchanges, are "principals' markets" where performance is the responsibility only of the individual member with whom the trader has entered into a contract and not of any exchange or clearing corporation. In addition, the Index SPC's rights and responsibilities if a non-U.S. exchange or clearinghouse defaults or declares bankruptcy are likely to be more limited than if a U.S. exchange does the same. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges.

    THE PORTFOLIO MANAGERS MAY TRADE FORWARD CONTRACTS. Forward contracts are not traded on exchanges and the Index SPC will not receive the regulatory protections of the exchanges or the CFTC in connection with such trading. As a result, the Index SPC may incur substantial losses if the banks and dealers acting as principals on forward contracts are unable to perform. In addition, there are no limitations on daily price moves in forward contracts, and speculative position limits do not apply to forward contract trading. Further, there have been periods when participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they will buy and that at which they will sell. There are no limitations on the amount of allocated assets a portfolio manager can trade in forward contracts.

    THE PORTFOLIO MANAGERS MAY ENTER INTO SWAP AND SIMILAR TRANSACTIONS. Swap contracts are not traded on exchanges and are not subject to the same type of government regulation as exchange markets. As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions. The swap markets are "principals' markets," in which performance with respect to a swap contract is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, the Index SPC is subject to the risk of the inability or refusal to perform with respect to swap contracts on the part of the counterparties with which the portfolio managers trade. There are no limitations on daily price movements in swap transactions. Speculative position limits are not applicable to swap transactions, although the counterparties with which the portfolio managers trade may limit the size or duration of positions available to the portfolios managers as a consequence of credit considerations. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

    THE PORTFOLIO MANAGERS MAY ENGAGE IN EXCHANGES OF FUTURES FOR PHYSICALS. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which these transactions are executed are negotiated between the parties. Regulatory changes, such as limitations on price or types of underlying interests subject to an exchange of futures for physical, may in the future prevent the portfolio managers from exchanging futures for physicals, which could adversely affect performance of the Index SPC.

    THE INDEX SPC MAY TRADE SECURITY FUTURES PRODUCTS. The portfolio managers may purchase and sell single stock futures contracts and other security futures products. A single stock future obligates the seller to deliver (and the purchaser to take delivery of) a specified equity security to settle the futures transaction. Other security futures products include "narrow-based" stock index futures contracts (in general, contracts based on the value of nine or fewer securities in a specific market or industry sector, such as energy, health care or banking) and futures contracts based on exchange-traded funds, or ETFs, that are designed to track the value of broader stock market indices (such as the S&P 500 or the NASDAQ 100 Index). Single stock futures and other security futures products are relatively illiquid and trade on a limited number of exchanges. The margin required with respect to single stock futures (usually at least 20% of the face value of the contract) generally is higher than the margin required with respect to other types of futures contracts (in some cases as low as 2% of the face value of the contract). The resulting lower level of leverage available to the portfolio managers with respect to security futures products may adversely affect the Index SPC's performance. Security futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure. In addition, although the Index SPC's broker will be required to segregate the Index SPC's trades, positions and funds from those of the broker itself as required by CFTC regulations, the insurance provided to securities customers by the Securities Investor Protection Corporation, or SIPC, will not be applicable to the Index SPC's security futures positions because SIPC protection does not apply to futures accounts.


    SYSTEMATIC STRATEGIES DO NOT CONSIDER FUNDAMENTAL TYPES OF DATA AND DO NOT HAVE THE BENEFIT OF DISCRETIONARY DECISION MAKING. Most of the Index SPC's assets will be allocated to portfolio managers that rely on technical, systematic strategies that do not take into account factors external to the market itself (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns. Systematic strategies are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices that a discretionary decision maker may take into account may cause major losses for a systematic strategy. For example, a pending political or economic event may be very likely to cause a major price movement, but a systematic strategy may continue to maintain positions indicated by its trading method that might incur major losses if the event proved to be adverse.


    INCREASED COMPETITION AMONG TREND-FOLLOWING TRADERS COULD REDUCE THE INDEX SPC'S PROFITABILITY. A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, like some of the portfolio managers' systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

THE GENERAL PARTNER DOES NOT CURRENTLY OPERATE ANY OTHER PUBLIC FUNDS


    While the general partner currently operates a private fund and has in the past operated public funds, the general partner does not currently operate any public fund other than the Fund.


THE SUB-INVESTMENT MANAGER IS RECENTLY FORMED AND HAS LIMITED EXPERIENCE

    The Sub-Investment Manager was formed in March of 2002 and has limited experience operating investment vehicles such as the Index SPC, although its principals have experience with managed futures products.

THE FUND IS DEPENDENT UPON THIRD PARTIES

    The Fund does not control the Index SPC, PlusFunds, or any portfolio manager, and has no role in the choice of portfolio managers, any portfolio manager's choice of investments or any other investment decisions of the Index SPC. The Fund will be dependent upon the expertise and abilities of the portfolio managers who will have investment discretion over assets allocated to them. There can be no assurance that the services of PlusFunds or of a portfolio manager will be available for any length of time, or that the Index SPC will remain available for investment by the Fund.

THE FUND WILL HAVE LIMITED ACCESS TO INFORMATION REGARDING THE INDEX SPC AND THE
  PORTFOLIO MANAGERS

    The Fund will be dependent on PlusFunds and the Index SPC's independent administrator to provide it with periodic reports and other information. The Fund may not be provided with detailed information regarding the precise investments made by a portfolio manager because some of this information may be considered proprietary or otherwise confidential. This lack of access to information may make it more difficult for the Fund to evaluate the Index SPC and the portfolio managers and to value the assets of the Fund.

THE INDEX SPC MAY NOT BE ABLE TO ACCESS ALL PORTFOLIO MANAGERS

    The Fund's ability to track the Index is dependent upon the Index SPC's ability to make the requisite allocations to all of the portfolio managers that are included in the Index. To the extent the Index SPC is not able to make an allocation to a portfolio manager, the performance of the Fund will not track the performance of the Index, before fees of the Fund.

THE FUND MUST RELY ON THE INDEX SPC WHEN CALCULATING NET ASSET VALUE

    The net asset values received by the Fund from the Index SPC may be subject to revision through monthly financial reports of the Index SPC. As a result, revisions to the Fund's gain and loss calculations may occur. Any revisions not deemed material in the sole discretion of the general partner will not result in an adjustment to prior subscription or redemption prices for the Fund. Moreover, in some cases, the Fund will have little ability to assess the accuracy of the valuations of its investment in the Index SPC that are received from PlusFunds or from the Index SPC or its administrator. There are no market quotations available to use in valuing the Fund's investments in the Index SPC. As a result, these investments will be valued at their fair values as determined in accordance with procedures adopted in good faith by the general partner. These valuations may not in all cases accurately reflect the values of the Fund's investments in the Index SPC. These inaccuracies may adversely affect the Fund or investors who purchase or redeem Units.

THE FUND MAY LOSE THE STANDARD & POOR'S LICENSE

    Standard & Poor's has granted a license to PlusFunds to use various trademarks as well as the right to utilize the Index in connection with the operation of various investment products. PlusFunds has sublicensed some of these rights to Refco Group Ltd., LLC and its affiliates, referred to as the Refco Group. Under various circumstances, the license agreement between PlusFunds and Standard & Poor's or the sublicense agreement between PlusFunds and the Refco Group may be terminated. In the event of a termination, the Fund may be unable to continue to utilize the trademarks and continued operation of the Fund may become impractical or impossible.

    The sublicense agreement will be terminated if the Fund ceases to invest in the Index SPC or the license agreement between Standard & Poor's and PlusFunds is terminated. In addition, both the sublicense agreement and the license agreement may be terminated in the event of: (i) a material breach by either party; (ii) Standard & Poor's ceasing to publish the Index; (iii) material damage to the reputation of a party as a result of continued performance under the agreement; (iv) legislative or regulatory changes that negatively affect Standard & Poor's ability to license its trade names or trademarks or the licensee's ability to promote its products; (v) material litigation or regulatory proceeding regarding the Fund, the Index SPC or the Index is threatened or commenced; and (vi) certain changes in control of the licensee.

INCENTIVE-BASED COMPENSATION MAY AFFECT PORTFOLIO MANAGERS' TRADING

    The portfolio managers will be entitled to compensation based upon net trading gain in the value of the assets they manage. Incentive-based arrangements may give them incentives to engage in transactions that are more risky or speculative than they might otherwise make because speculative investments might result in higher profits in which the portfolio manager would participate, resulting in higher incentive fees to them. On the other hand, those investments might result in larger losses to the Index SPC. The portfolio managers will not return an incentive fee for a period in which there is net trading gain if, in a subsequent period, the investments under their management suffer a net trading loss. In addition, because the incentive fee for each portfolio manager is based solely on its performance, and not the overall performance of the Index SPC, the Fund may indirectly pay an incentive fee to one or more portfolio managers during periods when the Index SPC, and thus the Fund, are not profitable on an overall basis.

THE FUND DOES NOT ANTICIPATE MAKING DISTRIBUTIONS

    The general partner does not intend to make distributions to the limited partners but intends to re-invest substantially all of the Fund's income and gains for the foreseeable future. You will be liable to pay taxes on your allocable share of Fund taxable income. Therefore, you may need to pay tax liabilities out of separate funds or redemptions from the Fund.

POSSIBLE EFFECT OF REDEMPTIONS ON THE VALUE OF THE UNITS

    Substantial redemptions of Units could require the Fund and the Index SPC to liquidate investments more rapidly than otherwise desirable in order to raise the necessary cash to fund the redemptions and, at the same time, achieve a market position appropriately reflecting a smaller equity base. This could make it more difficult to recover losses or generate profits. Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, and may result in losses.

SPECIAL NOTICE IN EVENT OF 50% DECLINE IN NET ASSETS; LIMITATION ON REDEMPTION
  PAYMENTS

    The general partner will send notice to limited partner whenever the Fund experiences a decline in net asset value per Unit of either class as of the closing of business on any business day to less than 50% of the net asset value per Unit on the last month-end valuation date in case any limited partners wish to redeem their Units as a result of the decline in net asset value. However, the right of a limited partner to receive a redemption payment, including in connection with this special notice, depends on the Fund's ability to obtain the necessary funds by redeeming its investment in the Index SPC. Redemptions of interests in the Index SPC by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the Index SPC as of that date unless the Index SPC has received at least 15 business days' notice prior to a redemption date. It is unlikely that the Fund would be capable of providing sufficient prior notice to the Index SPC in connection with a redemption date immediately following a 50% decline in Net Assets. As a result, to the extent any redemptions on a redemption date exceed 20% of the Fund's investment in the Index SPC, the Fund's ability to make redemption payments may be delayed. In addition, the net asset value per Unit of either class of the Fund may decline further in the event that the Index SPC is not able to liquidate positions on favorable terms. Please see "REDEMPTIONS--REDEMPTION PROCEDURE" and "REDEMPTIONS--LIMITS ON REDEMPTION" for a more complete discussion of the redemption terms of the Units.

THE GENERAL PARTNER HAS THE ABILITY TO SUSPEND REDEMPTION RIGHTS

    Under some circumstances, the general partner may suspend your right to redeem all or some of your Units. This may occur if the general partner determines that a market disruption makes it impossible or impracticable to value the Units or liquidate Fund assets or the Index SPC has suspended redemptions. IF REDEMPTION RIGHTS ARE SUSPENDED, THE UNITS SUBJECT TO THE REDEMPTION REQUEST WILL NOT BE REDEEMED AND WILL CONTINUE TO BE SUBJECT TO MARKET AND OTHER RISKS. The Index SPC may suspend the Fund's redemption rights for similar reasons with similar consequences. Please see "REDEMPTIONS--REDEMPTION PROCEDURE" and "REDEMPTIONS--LIMITS ON REDEMPTION" for a more complete discussion of the redemption terms of the Units.

THE FUND'S STATUS AS A PARTNERSHIP

    The general partner has been advised by its counsel that under current federal income tax laws and regulations the Fund will be classified as a partnership and not as an association taxable as a corporation. In addition, the general partner has been advised by its counsel that under current federal income tax laws the Fund will not be classified as a so-called publicly traded partnership. This advice is not binding upon the IRS. If the Fund were taxed as a corporation for federal income tax purposes, income or loss of the Fund would not be passed through to the limited partners, and the Fund would be subject to tax on its income at the rates of tax applicable to corporations without any deductions for distributions to the Fund. In addition, all or a portion of distributions made to limited partners could be taxable to the limited partners as dividends. Please see "FEDERAL INCOME TAX ASPECTS--THE FUND'S PARTNERSHIP TAX STATUS" for more information regarding the Fund's tax status.

YOU WILL BE TAXED EACH YEAR ON YOUR SHARE OF FUND PROFITS

    You will be taxed on your share of Fund income or gain each year, whether or not you redeem Units or receive distributions from the Fund. Because a substantial portion of the Index SPC's open positions are "marked-to-market" at the end of each year, some of your tax liability will be based on unrealized gains which the Fund may, in fact, never realize. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a 20% maximum rate for individuals. These rates apply regardless of how long the Index SPC holds a contract, or an investor his or her Units.

    Over time, the compounding effects of the annual taxation of the Fund's income are material to the economic consequences of investing in the Fund. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, after factoring in a 30% tax rate each year, the result would be $14,025. Please see "FEDERAL INCOME TAX ASPECTS--TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND", "FEDERAL INCOME TAX ASPECTS--GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS" and "FEDERAL INCOME TAX ASPECTS--TAX ON CAPITAL GAINS AND LOSSES" for more information.

YOU WILL BE TAXED ON THE FUND'S INTEREST INCOME EVEN IF THE FUND SUFFERS TRADING
  LOSSES

    Losses on the Fund's trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Fund's trading (I.E., capital) loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the net asset value of your Units equal to $5,000, but would nevertheless recognize taxable income of $2,000. Please see "FEDERAL INCOME TAX ASPECTS--TAX ON CAPITAL GAINS AND LOSSES" for more information.

LIMITATIONS ON THE DEDUCTIBILITY OF INVESTMENT ADVISORY FEES

    The general partner does not intend to treat the operating expenses of the Fund as "investment advisory fees" for federal income tax purposes. The general partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the operating expenses of the Fund characterized as investment advisory fees, non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Fund and could actually recognize taxable income despite having incurred a financial loss. Please see "FEDERAL INCOME TAX ASPECTS--LIMITED DEDUCTION FOR CERTAIN EXPENSES" for more information.

THE IRS COULD AUDIT BOTH THE FUND AND INDIVIDUAL LIMITED PARTNERS

    The IRS could audit the Fund's tax returns and require the Fund to adjust the returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties. Please see "FEDERAL INCOME TAX ASPECTS--IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS" for more information.

THE FUND DOES NOT HAVE SOME STATUTORY REGISTRATIONS

    Pursuant to an exemption from registration, the Fund has not registered as an investment company or a "mutual fund," which would subject the Fund to extensive regulation by the SEC under the Investment Company Act. Therefore, you do not have the protection provided by such legislation, which, among other things, (1) requires that an investment company's board of directors, including a majority of disinterested directors, approve some of its activities and contractual relationships, and (2) prohibits an investment company from engaging in some transactions with its affiliates. Further, to the extent registration under or compliance with these laws is required, the Fund may incur significant burdens and expenses in connection therewith. Moreover, the general partner is not registered as an investment adviser under the Investment Advisers Act of 1940 or any similar state law. However, the general partner is registered as a commodity pool operator and a commodity trading advisor and is subject to regulation as such by the CFTC and the NFA.

                               INVESTMENT FACTORS

    Although there can be no assurance that the portfolio managers will trade successfully on behalf of the Index SPC or that the Fund will avoid substantial losses, if the Fund is successful, an investment in the Fund offers investors the following potential advantages.

THE GENERAL PARTNER


    The general partner's experience and familiarity with the managed futures industry assist the general partner in its ongoing monitoring of the Index SPC as well as in the administration of the Fund. The general partner's principals have over 100 years of combined experience in the investment field. As of November 30, 2003, the general partner had approximately $44 million under management.


THE INDEX

    The Index is designed to offer an investable benchmark comprising programs traded by commodity trading advisors selected by Standard & Poor's as broadly representative of systematic trading strategies. An investable benchmark refers to a standard for performance comparison that is available to investors as an investment itself. By investing in the Fund, you will have access to a broad cross section of systematic managed futures strategies through a single investment.

INVESTMENT DIVERSIFICATION

    If you are not prepared to spend substantial time trading in the futures and forward markets, you may nevertheless participate in these markets through investing in the Fund. In connection with an investment in the Fund, however, you should read and understand this prospectus completely, monitor the net asset value of any Units you purchase and review any reports provided to you by the Fund. An investment in the Fund can provide valuable diversification to a traditional portfolio of stocks and bonds. The general partner believes that the profit potential of the Fund does not depend upon favorable general economic conditions and that the Fund is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

    Allocating a small portion of your investment portfolio to a managed futures investment, such as the Fund, can potentially enhance the performance of the portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio.

    Historically, managed futures investments have had very little correlation to the stock and bond markets. Non-correlated performance is not, however, negatively correlated performance. Non-correlation means only that the performance of managed futures likely has no relation to the performance of stocks and bonds.

    Non-correlation will not provide diversification advantages beyond, perhaps, lowering a portfolio's overall volatility unless the non-correlated assets are performing positively. There can be no assurance that the Fund will perform positively or avoid losses.

MARKET DIVERSIFICATION

    The Index SPC will trade in 40 to 60 or more markets, though not necessarily in all markets at all times.

    The diversification of the Index SPC permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

    The markets traded by the Index SPC may change from time to time.

OPPORTUNITY TO PROFIT IN RISING AS WELL AS IN DECLINING MARKETS

    The Fund may realize positive or negative returns in both rising and declining markets as futures positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, selling short in futures in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements. However, leverage may be used in selling short in futures contracts, and the magnitude of gain or loss may not be less than selling short in the securities markets.

    It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability. Investors must realize, however, that the Fund is not specifically designed to appreciate in declining markets. Rather, it is designed to substantially track the Index, before expenses of the Fund. The Fund will only increase in value if the portfolio managers' trading systems identify market trends and are able to trade those trends profitably.

SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

    The portfolio managers typically manage individual accounts only of substantial size--$1,000,000 or more. You may gain access to the portfolio managers for a minimum investment of $10,000 ($3,000 for an individual retirement account). You may make additional investments in minimums of $2,500.

LIMITED LIABILITY

    If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Fund, you cannot lose more than your investment plus undistributed profits.

ADMINISTRATIVE CONVENIENCE

    The general partner is responsible for all aspects of the Fund's operation. You will receive monthly unaudited statements and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily net asset value per Unit will be available on the Refco website as well as other Internet sites or by calling representatives of the general partner at 866-822-4373.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The Fund was formed on May 13, 2003 under the laws of the State of Delaware. To date, its only activities have been preparing for this offering and accepting capital contributions of $1,000 from the general partner and $1 from the initial limited partner. The Fund has not begun trading. Therefore, the financial statement of the Fund included in the prospectus is not indicative of future operating results. The Fund's future operating results will depend in large part upon the commodity and financial futures markets in general, the Index SPC's performance, changes in interests rates and the amount of subscriptions and redemptions. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flows of the Fund.

    The portfolio managers will make all trading decisions on behalf of the Index SPC. The general partner will have no control over the operation of the Index SPC. The Fund's performance results will be reported to you monthly along with a discussion of the Index SPC's trading activities. As a limited partner, however, you will not know the Index SPC's actual positions.

CRITICAL ACCOUNTING POLICIES--VALUATION OF THE INDEX SPC'S POSITIONS

    The general partner believes that the accounting policies that will be most critical to the Fund's financial condition and results of operations relate to the valuation of the Index SPC's positions. The majority of the Index SPC's positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. The Index SPC's spot and forward foreign currency contracts will also be valued at published daily settlement prices or at dealers' quotes. Swap contracts generally will be valued by reference to published settlement prices or dealers' quotes in related markets or other measures of fair value deemed appropriate by the general partner. The general partner does not believe that the Index SPC will trade swaps to a significant degree. Thus, the general partner expects that under normal circumstances substantially all of the Index SPC's assets, and as a result the Fund's assets, will be valued by objective measures and on a timely basis.

                            PERFORMANCE INFORMATION

THE FUND

    THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE
HISTORY.

THE GENERAL PARTNER

    The following Capsule A sets forth performance information for the 10 other pools operated to date by the general partner. All 10 of these pools are multi-advisor pools. These pools differ materially from the Fund in that the Fund's objective is to track the performance of the Index, before expenses of the Fund. In addition, interest income may constitute a significant portion of the 10 multi-advisor pools' total income and may generate profits where there have been losses from futures, forwards, and options trading. The Fund itself will not earn more than a de minimis amount of interest income as it will invest substantially all of its assets in the Index SPC, although the performance of the Index SPC may be affected by the interest income it earns on its assets.

    In Capsule A, "current net asset value" for each pools was determined on a monthly basis based on the mark to market value of the pool's assets less its liabilities in accordance with generally accepted accounting principles in the United States. Mercury MTC (Cayman) Limited and Venus MTC (Cayman) limited are designated as "principal protected", which is a CFTC term that means a pool commonly referred to as a "guaranteed pool" that is designed to limit the loss of the initial investments of its participants. In these pools, the parent of the general partner has guaranteed that investors of these funds would recover substantially all of their capital invested upon partial or full redemption of principal to the extent that the pools were carried by Refco, LLC.


    Please note the following with respect to the pools represented in Capsule
A. The total amount of money raised from investors and the total number of investors in MBFB I Trading Company Limited was $1,984,999,800 and one respectively. The total amount of money raised from investors and the total number of investors in Refco Global Financial Futures Trust (Thales Bermuda LP) was $8,592,697 and 90
respectively. The total amount of money raised from investors and the total number of investors in Capricorn Trading Co. Limited was $6,940,746 and one respectively. The total amount of money raised from investors and the total number of investors in Mercury MTC (Cayman) Limited was $27,623,781 and one respectively. The total amount of money raised from investors and the total number of investors in Venus MTC (Cayman) Limited was $43,260,813 and one respectively. The total amount of money raised from investors and the total number of investors in Selective Financial Portfolio Limited was $7,035,769 and 11 respectively. The total amount of money raised from investors and the total number of investors in Northern Star Hedge Fund I through November 30, 2003 was $43,676,694 and 253 respectively. The total amount of money raised from investors and the total number of investors in The Admiral Futures Fund, Ltd. was $1,388,881 and 263 respectively. The total amount of money raised from investors and the total number of investors in Clark Street Futures Fund was $2,806,266 and 268 respectively. The total amount of money raised from investors and the total number of investors in Dearborn Street Futures Fund was $1,101,645 and 156 respectively.


    The general partner performed the same administrative duties for each of the commodity pools it operates. The general partner as fund manager selects different commodity trading advisors with varying strategies to trade each pool's funds. Many of the funds utilized the same commodity trading advisors sometimes utilizing different strategies.

    The market conditions over the past several years have been both volatile and bearish putting downward pressure on funds and the market in general. One commodity trading advisor that managed funds in the Admiral Fund Ltd. and The Clark Street Futures Fund traded predominantly foreign currency futures, often times taking short positions. The advisor's strategy was very volatile and produced large swings in profit and loss as reflected in the fluctuating rate of return.

    Dearborn Street Futures Fund due to its size was limited in its ability to diversify and to find commodity trading advisors willing to manage a fund with limited resources. The poor performance caused investors to redeem making it increasingly difficult for the commodity trading advisors to improve performance, thus that fund continued in a downward spiral.

    There is no assurance that a combination of advisors, programs, or market factors that produced positive results in the past will do so in the future.

                                   CAPSULE A

       CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY THE GENERAL PARTNER


                      JANUARY 1, 1998 - NOVEMBER 30, 2003



                                                                   REFCO GLOBAL
                                                    MBFB I           FINANCIAL                          MERCURY
                                                   TRADING         FUTURES TRUST       CAPRICORN          MTC         VENUS MTC
                                                   COMPANY            (THALES         TRADING CO.       (CAYMAN)       (CAYMAN)
                                                   LIMITED          BERMUDA LP)         LIMITED         LIMITED        LIMITED
NAME OF POOL:                                  ----------------   ---------------   ---------------   ------------   ------------
                                                                                                       Privately      Privately
                                                                                                        Offered/       Offered/
                                                  Privately          Privately         Privately       Principal      Principal
Type of Pool:                                      Offered            Offered           Offered        Protected      Protected

                                                   July 1,           April 8,         February 9,      April 1,       April 1,
Inception of Trading:                                1994              1998              1998             1992           1993

                                                  July 31,         November 30,      November 30,      April 30,      June 30,
Date of Liquidation (if applicable)                  1999              2003              2003             2000           2000

Aggregate Gross Subscriptions:                  $1,984,999,800      $8,592,697        $6,940,746      $27,623,781    $43,260,813

Current Net Asset Value as of Nov. 30, 2003:          $0                $0                $0               $0             $0

                                                   (5.23)%            (8.00)%           (5.68)%         (6.08)%        (6.00)%
Worst Monthly Drawdown*:                            (1/99)            (4/00)            (7/98)          (11/98)        (12/98)

                                                   (17.48)%          (22.14)%           (9.93)%         (9.39)%        (15.23)%
Worst Peak-to-Valley Drawdown**:                 (2/98-7/98)       (7/99-11/01)      (5/99-12/02)     (1/99-5/99)    (3/98-8/98)
                                               ----------------   ---------------   ---------------   ------------   ------------

2003 Compound Rate of Return:                         --              (1.44)%           16.36%             --             --

2002 Compound Annual Rate of Return:                  --               6.99%            (2.48)%            --             --

2001 Compound Annual Rate of Return:                  --              (4.66)%           (0.02)%            --             --

2000 Compound Annual Rate of Return:                  --             (10.03)%           (3.57)%          0.02%         (4.49)%

1999 Compound Annual Rate of Return:               (1.53)%             5.48%             5.62%           13.92%         16.31%

1998 Compound Annual Rate of Return:                10.72%             9.49%            (0.64)%          17.57%        (0.23)%
                                                                       (from             (from
                                                                     April 8,         February 9,
                                                                       1998)             1998)


------------------------

 *"Worst Monthly Drawdown" is the largest negative monthly rate of return experienced by a pool.

**"Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value experienced by a pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit has risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE POOLS.

       CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY THE GENERAL PARTNER


                      JANUARY 1, 1998 - NOVEMBER 30, 2003



                                                        SELECTIVE                                                     DEARBORN
                                                        FINANCIAL      NORTHERN      THE ADMIRAL                       STREET
                                                        PORTFOLIO     STAR HEDGE    FUTURES FUND,    CLARK STREET     FUTURES
NAME OF POOL:                                            LIMITED        FUND I           LTD.        FUTURES FUND       FUND
                                                       ------------  ------------   --------------   ------------   ------------
                                                        Privately     Privately        Publicly        Publicly       Publicly
Type of Pool:                                            Offered       Offered         Offered         Offered        Offered

                                                       September 1,  January 1,       June 18,       August 18,     August 18,
Inception of Trading:                                      1998          1999            1981            1983           1983

                                                        June 30,         Not         October 31,     October 31,    October 31,
Date of Liquidation (if applicable)                        2003       Applicable         2001            2002           2001

Aggregate Gross Subscriptions:                          $7,035,769   $43,676,694      $1,388,881      $2,806,266     $1,101,645

Current Net Asset Value as of Nov. 30, 2003:                $0       $44,066,021          $0              $0             $0

                                                         (4.75)%       (5.23)%         (14.51)%        (20.34)%       (15.49)%
Worst Monthly Drawdown*:                                  (4/01)        (4/00)          (3/00)         (11/01)         (2/01)

                                                         (18.51)%      (28.70)%        (34.47)%        (32.82)%       (70.99)%
Worst Peak-to-Valley Drawdown**:                       (5/99-03/03)  (5/99-3/03)     (3/00-5/00)     (3/00-5/00)    (2/98-9/01)
                                                       ------------  ------------   --------------   ------------   ------------

2003 Compound Rate of Return:                             2.93%         1.32%             --              --             --

2002 Compound Annual Rate of Return:                     (5.66)%       (0.52)%            --            45.27%           --

2001 Compound Annual Rate of Return:                     (0.15)%       (8.82)%         (3.58)%         (15.04)%       (23.79)%

2000 Compound Annual Rate of Return:                     (2.52)%       (9.86)%          18.88%          16.67%        (22.57)%

1999 Compound Annual Rate of Return:                     (9.53)%       (1.48)%          11.31%          5.20%         (14.37)%

1998 Compound Annual Rate of Return:                      1.82%           --            9.91%           2.07%         (10.67)%
                                                          (from
                                                       September 1,
                                                          1998)


------------------------

 *"Worst Monthly Drawdown" is the largest negative monthly rate of return experienced by a pool.

**"Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value experienced by a pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit has risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
          PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE POOLS.

THE SUB-INVESTMENT MANAGER

    The pro forma performance record of the Index SPC is set forth in Capsules B and C below. The Sub-Investment Manager also acts as the investment manager or commodity pool operator for other privately offered limited partnerships and as the sponsor of other offshore investment vehicles. The performance results of these other vehicles are not being presented pursuant to relief under CFTC Regulation 4.7.

    THE INDEX SPC--PRO FORMA EXTRACTED PERFORMANCE


    The Index SPC trades pursuant to two different programs. The Fund's assets will be traded pursuant to the Index SPC's S&P Managed Futures Index Program--which allocates assets to the 14 constituents of the Index proportional to their weight in the Index. The 14 constituents of the Index are listed beginning on page 27. The Index is rebalanced annually in January to equal weighting among constituents. The other program traded by the Index SPC is the S&P Hedge Fund Index which allocates assets to only four of the 14 constituents. The Index SPC began trading the S&P Hedge Fund Index program on July 16, 2002 and began trading the S&P Managed Futures Index program on December 10, 2002. As of December 10, 2002, the S&P Managed Futures Index Program made allocations to 12 of the constituents and on December 23, 2002, it made allocations to the remaining two constituents (Eclipse Capital Management, Inc. and John W. Henry & Company, Inc). Standard & Poor's began calculating the S&P Managed Futures Index values on January 1, 2003.



    To present the fairest representation of the Index SPC's S&P Managed Futures Index program performance (and not the S&P Hedge Fund Index program which will not be used for the Fund), the following capsule (1) excludes the performance related to the S&P Hedge Fund Index program and (2) aggregates the performance of the 14 portfolios to develop composite figures to reflect the Index SPC's performance with respect to only the S&P Managed Futures Index program. In addition, to illustrate the effect of the Fund's fees and expenses, Capsule B-1 has been adjusted to reflect the fees to which the Class A units of the Fund will be subject (with the exception of possible redemption fees) and Capsule B-2 has been adjusted to reflect the fees to which the Class B Units of the Fund will be subject. Please refer to page 30 for a description of the fees to which the Fund will be subject.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                  CAPSULE B-1

      PRO FORMA CAPSULE PERFORMANCE OF SPHINX-TM- MANAGED FUTURES FUND SPC

              (ADJUSTED TO REFLECT THE FUND'S CLASS A UNITS' FEES)


Name of Pool:  SPhinX Managed Futures Fund SPC (Pro Forma)
Type of Pool:  Privately Offered
Inception of Trading:  December 10, 2002
Aggregate Gross Subscriptions:  $163,601,500
Current Net Asset Value:  $162,676,496 (as of October 31, 2003)
Largest Pro Forma Monthly Draw-down*:  (8.02)% (3/03)
Worst Pro Forma Peak-to-Valley Draw-down**:  (12.29)% (2/03-9/03)



                                                                 RATES OF RETURN
                                                                  (COMPUTED ON A
                                                                    COMPOUNDED
                                                                  MONTHLY BASIS)
                                                              ----------------------
MONTH                                                           2003          2002
-----                                                         --------      --------
January.....................................................    6.53%

February....................................................    6.51%

March.......................................................   (8.02)%

April.......................................................    0.37%

May.........................................................    6.00%

June........................................................   (5.67)%

July........................................................   (3.18)%

August......................................................    0.81%

September...................................................   (2.66)%

October.....................................................    0.22%

November....................................................

December....................................................                  5.19%

Year........................................................   (0.27)%        5.19%


-------------------

 *"Largest Pro Forma Monthly Drawdown" is the largest negative monthly rate of return experienced by a pool.

**"Worst Pro Forma Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value of a pool experienced by the pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would still be continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                  CAPSULE B-2

      PRO FORMA CAPSULE PERFORMANCE OF SPHINX-TM- MANAGED FUTURES FUND SPC

              (ADJUSTED TO REFLECT THE FUND'S CLASS B UNITS' FEES)


Name of Pool:  SPhinX Managed Futures Fund SPC Pro Forma
Type of Pool:  Privately Offered
Inception of Trading:  December 10, 2002
Aggregate Gross Subscriptions:  $163,601,500
Current Net Asset Value:  $162,676,496 (as of October 31, 2003)
Largest Pro Forma Monthly Draw-down*:  (7.86)% (3/03)
Worst Pro Forma Peak-to-Valley Draw-down**:  (11.25)% (2/03-9/03)



                                                                 RATES OF RETURN
                                                                  (COMPUTED ON A
                                                                    COMPOUNDED
                                                                  MONTHLY BASIS)
                                                              ----------------------
MONTH                                                           2003          2002
-----                                                         --------      --------
January.....................................................    6.70%

February....................................................    6.68%

March.......................................................   (7.86)%

April.......................................................    0.53%

May.........................................................    6.18%

June........................................................   (5.51)%

July........................................................   (3.01)%

August......................................................    0.98%

September...................................................   (2.49)%

October.....................................................    0.38%

November....................................................

December....................................................                  5.36%

Year........................................................    1.41%         5.36%


-------------------

 *"Largest Pro Forma Monthly Drawdown" is the largest negative monthly rate of return experienced by a pool.

**"Worst Pro Forma Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value of a pool experienced by the pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would still be continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                              THE GENERAL PARTNER


    RefcoFund Holdings, LLC, the general partner, is a Delaware limited liability company organized on January 21, 1999. RefcoFund Holdings, LLC is the successor entity after a merger with RefcoFund Holdings Corporation. RefcoFund Holdings Corporation was incorporated in Delaware on May 16, 1981 under the name ContiFund Management Corporation. As of November 30, 2003, the general partner was managing approximately $44 million in client assets.


    RefcoFund Holdings is the futures asset management subsidiary of Refco Group Ltd., LLC, which is the parent company of a network of global firms providing financial services to a broad range of predominantly institutional clients on a world-wide basis. The core of these activities consists of the brokerage and clearing of financial and commodity futures and options contracts on global regulated markets. The general partner administers, monitors and structures money management products for investors and manages futures funds. The general partner currently manages futures trading products in Asia, Europe, Canada and the United States.

    The general partner has been registered with the CFTC as a commodity pool operator since October 14, 1981 and as a commodity trading advisor since September 21, 1993 and is a member of NFA. The registration of the general partner with the CFTC must not be taken as an indication that the CFTC has recommended or approved wither the general partner or the Fund.

    The general partner will be required to make and maintain a cash general partnership investment in the Fund equal to 1% of the total contributions of all limited partners to the Fund. The General Partner will make this investment prior to the time the Fund makes its investment in the Index SPC. The general partner may make withdrawals of any investment in excess of this amount. However, the general partner has no intent or commitments to, nor is it a reasonable possibility that the general partner will, fund cash flow deficits, if any, or provide other direct or indirect financial assistance to the Fund. Other than the required contribution it is not anticipated that the general partner or its affiliated entities will make investments in the Fund. Joseph Murphy will be responsible for allocating the Fund's assets to the Index SPC.

    The principals of the general partner presently anticipate making investments in the Fund. Units purchased by them, the general partner and its affiliates during the initial offering period will not be counted in determining whether 5,000 Units have been sold in order to break escrow.

BACKGROUND AND MANAGEMENT


    Phillip R. Bennett has been a Manager of the general partner since its inception. Mr. Bennett has been the President of Refco Capital LLC since September 1981 and President and Chief Executive Officer of Refco Group Ltd., LLC since March 1999 and May 1985, respectively. Mr. Bennett has also been a manager of Refco Alternative Investments, LLC since its inception in October 1999. Mr. Bennett is also registered or has been registered with the CFTC as a principal of the following Refco affiliates for the periods indicated: Baronson Worldwide Futures LLC (February 2002 to March 2003); FLA Asset Management LLC (July 1997 to date); Forstmann Leff Associates LLC (July 1997 to date); Forstmann Leff International LLC (January 1998 to February 2001); FuturesNow LLC (March 1999 to June 1999); Haut Commodities LLC (September 1999 to date); Lind Waldock & Company LLC (February 2000 to September 2001); Lind Waldock Financial Partners LLC (February 2000 to date); Refco, LLC (December 1985 to date); and RefcoFund Management LLC (April 2000 to date). Mr. Bennett received his M.A. in Geography from Cambridge University in 1970.


    Richard C. Butt has been president of the general partner since November 2003. Mr. Butt has also been a Senior Vice-President of Refco Alternative Investments LLC since October 2003. He is in charge of the development for various hedge fund and structured note products, as well as the fund administration, operations and accounting for various products offered by the alternative investment division within Refco. From January 2002 to October 2003 Mr. Butt was Executive Vice President of Global Distribution Strategies Inc., a global financial products distribution company. From April 2000 to December 2001, Mr. Butt was responsible for the operations of the Orbitex Financial Services Group, a global financial services firm. From July 1998 to April 2000, he worked as an independent consultant. From May 1996 to June 1998, he was a Managing Director with Forum Financial Group, a third party administrator of mutual funds and other financial products. From December 1994 to May 1996, he was a Director with KPMG Peat Marwick LLP in their financial services consulting practice. Mr. Butt is a certified public accountant since 1981 and holds a A.B. in Management Science from Duke University.


    Thomas Hackl has been a Manager of the general partner since July 2003.
Mr. Hackl joined Refco Group Ltd., LLC in June 2002, as a member of the management Committee and Executive Vice President of Refco Group Ltd., LLC and is in charge of global asset management. Mr. Hackl has been the Manager of RefcoFund Management LLC since December 2003. Mr. Hackl was the Head Treasury and Investment Banking in BAWAG--PSK Group, Austria's largest private bank until May 2002. He joined BAWAG in July 1991. He was also a member of various other positions related to BAWAG. Prior to that, he was a Department Head at Badenwuerttembergische Bank in Stuttgart, Germany from October 1987 to
June 1991. Mr. Hackl graduated from the University of Mannheim, Germany with a degree in Business Administration.



    Joseph Murphy has been a Manager of the general partner since October 1999. In addition, Mr. Murphy has been a Manager of Refco Alternative Investments, LLC since October 1999. Mr. Murphy has also been the President of Refco, LLC, one of the largest institutional and retail brokers in the world since March 1999. He is also Executive Vice President of Refco Group Ltd., LLC, a provider of a broad range of financial services to clients located throughout the world. Mr. Murphy is also registered or has been registered with the CFTC as a principal of the following Refco affiliates for the periods indicated: Baronson Worldwide Futures LLC (February 2002 to March 2003); FLA Asset Management LLC (April 2000 to date); Forstmann Leff Associates LLC (March 2000 to date); Forstmann Leff International LLC (April 2000 to February 2001); FuturesNow LLC (November 1999 to May 2001); Haut Commodities LLC (April 2000 to date); Lind Waldock & Company LLC (February 2000 to September 2001); Lind Waldock Financial Partners LLC (February 2000 to date); Refco Trading Services (December 2003 to date); and RefcoFund Management LLC (April 2000 to date). Prior to joining Refco,
Mr. Murphy was at Chase Manhattan Bank from August 1988 to May 1995 and Executive Managing Director at HSBC Futures from June 1995 to March 1999.
Mr. Murphy received his Bachelor of Science from Providence College.
Mr. Murphy's professional affiliations include serving as Vice-Chairman of the Board for the Futures Industry Association, Vice-Chairman of the Board of Trade Clearing Corporation, a director of the NFA, and a member of the Advisory Board for NQLX.



    Philip Silverman has been Secretary of the general partner since June 1996. In addition, Mr. Silverman has been a Manager and Secretary of Refco Alternative Investments, LLC since October 1999. Mr. Silverman has served as Secretary of Refco Group Ltd., LLC since June 1997, as Vice President and Secretary of Forstmann-Leff International Associates, LLC since May 1997, as Secretary of Forstmann Leff International, LLC since May 1997, as Secretary of RefcoFund Management LLC since June 1996 and as a Manager of Forstmann-Leff Associates, LLC since June 1997. Mr. Silverman received his B.B.A. in Marketing/Accounting from Baruch College in 1976 and his MBA in Accounting from Long Island University in 1980. Mr. Silverman is a certified public accountant.


                           THE SUB-INVESTMENT MANAGER

    PlusFunds, the sub-investment manager, is a Delaware corporation organized on March 25, 2002.

    PlusFunds has been registered with the CFTC as a as a commodity pool operator since July 1, 2002 and as a commodity trading advisor since March 14, 2003 and is a member of NFA. The registration of PlusFunds with the CFTC must not be taken as an indication that the CFTC has recommended or approved either PlusFunds or the Fund. Chris Rose will be responsible for allocating the Index SPC's assets among the portfolios.

    The principals of PlusFunds do not presently anticipate making investments in the Fund.

BACKGROUND AND MANAGEMENT


    Gabriel Bousbib, Chief Executive Officer from July 2002 to present, Senior Advisor from September 2001 to July 2002. From July 2001 to September 2001, Mr. Bousbib was an advisor to Gryphon Investments, a private equity firm based in St. Louis. From January 1996 to July 2001, Mr. Bousbib held a number of operating and corporate development positions with the Reuters Group. In his last position at Reuters, Mr. Bousbib was Managing Director of Business Development with responsibility for Reuters acquisitions and strategic investments in the buy-side and technology segments. During his tenure,

Mr. Bousbib led Reuters' largest acquisitions in the Americas, as well as in the financial technology space and was involved in Reuters' first investment in the wealth management space. Mr. Bousbib was previously Senior Vice President and Chief Operating Officer, Risk Management Division, Reuters America Holdings. He had overall operational responsibility for Reuters' application software business in the Americas, including sales and marketing, technical and application support, as well as development and financial engineering. Prior to joining Reuters, Mr. Bousbib was a Managing Director and principal of the CBM Group, Inc., a management consulting firm specializing in financial services and risk management, from July 1992 to December 1995. From January 1992 to July 1992 Mr. Bousbib consulted for two financial institutions (CIBC, BNP) on risk management topics. Mr. Bousbib was the founder of MYCA Inc., a software company developing risk management systems for derivative dealers, and remained with MYCA Inc. from March 1989 to December 1991. Mr. Bousbib started his career in the securities industry in May 1987 when he joined Merrill Lynch Capital Markets as a risk manager and trader in Merrill Lynch's global derivatives group.
Mr. Bousbib holds an M.B.A. from Columbia University Graduate School of Business and is a graduate from Ecole Polytechnique in Paris.



    Christopher Sugrue, Chairman and Cofounder. Mr. Sugrue has been active in the private equity and hedge fund market since January 1993 both as an investor and advisor to various organizations in the alternative investments arena. From January 1993 to December 1998 Mr. Sugrue was a Senior Vice President of Refco Group Ltd, working directly for the Chairman and Principals of the firm.
Mr. Sugrue has also been registered with the CFTC as an associated person of the following Refco affiliates for the periods presented: Refco, LLC (July 1995 to June 2002) and RefcoFund Holdings, LLC (November 1997 to May 2000); From December 1998 to present he has served as the Chairman of PlusFunds Group Inc. Mr. Sugrue graduated from the College at the University of Chicago and also holds a Masters Degree from the University of Chicago in Politics and Economics.



    Diego Winegardner, Vice Chairman and Cofounder. Since September 1991,
Mr. Winegardner has been involved in all facets of the alternative investment management process including manager research, due diligence, portfolio construction and ongoing monitoring of related investments. From September 1996 until the formation of PlusFunds in April 1998, Mr. Winegardner founded and served as President of Sagax Capital Management, Inc. At Sagax, Mr. Winegardner launched a fund of funds investment partnership that managed assets in alternative investments for high net worth clients as well as providing consulting services to institutions investing in hedge funds. From November 1992 until August 1996, Mr Winegardner served as Managing Director of Alternative Investments for The Winegardner Companies, a private family office. From January 1993 to October 1995 Mr. Winegardner was an Associated Person of Bolton Financial Services, LLC. Mr. Winegardner began his career working for Bearbull SA Geneva, Switzerland. He is a graduate of Cornell University.



    Chris Aliprandi, Chief Financial Officer. Mr. Aliprandi has 20 years of accounting and finance experience in the financial services and software industries. Prior to joining PlusFunds in July 2002, Mr. Aliprandi was the Chief Financial Officer of Kinexus Corporation from March 2000 to March 2002, a software start-up that was sold to a public company in February of 2002. From April 2002 to June 2002 Mr. Aliprandi acted as an independent consultant. Prior to that from January 1997 to March 2000, Mr. Aliprandi was a Partner at Cantor Fitzgerald L.P and served as the New York Controller. He managed a staff of 46 and was responsible for management and financial reporting. He also assisted with the development of an S-1 registration statement and negotiation of several financing transactions. Prior to joining Cantor Fitzgerald L.P., Mr. Aliprandi was a Vice President at Bankers Trust Co. from January 1995 to January 1997 and also a Vice President and Morgan Stanley and Co. from July 1986 to January 1995, serving in the Controller function. Prior to that, Mr. Aliprandi was an audit senior at Price Waterhouse and Company from July 1983 to July 1986.
Mr. Aliprandi is a CPA and has a B.S. in Accounting from the University of Delaware.


    Chris Rose, Chief Operating Officer. Mr. Rose has over 18 years experience in the Capital Markets industry. Prior to joining PlusFunds in January 2000, Mr. Rose was a Senior Manager at Ernst & Young from May 1999 to December 1999 specializing in electronic commerce in the Capital Markets arena. Prior to Ernst and Young, Mr. Rose held a variety of strategic technology management positions at J.P. Morgan from November 1990 to June 1994, Goldman Sachs from June 1994 to May 1997 and Merrill Lynch from May 1997 to May 1999, focusing primarily on global technology for the Institutional and High Net Worth Sales forces and their Client. Mr. Rose is a graduate of Oxford University where he obtained a Masters degree in Engineering.

                               INVESTMENT PROGRAM

    The Fund's investment objective is to seek investment returns that substantially track the Index, before expenses of the Fund. Standard & Poor's has long been recognized worldwide as a global provider of equity indices. In October 2002, Standard & Poor's launched the Standard & Poor's Hedge Fund Index. In January 2003, Standard & Poor's launched the Index, which is an expansion of the managed futures subset of the Standard & Poor's Hedge Fund Index.
Standard & Poor's is responsible for calculating the Index and publishes Index values on the Standard & Poor's website: www.standardandpoors.com in the S&P Indices section. The Index is rebalanced annually or as required by Standard & Poor's. Addition or deletion of Index constituents is at the sole discretion of the Standard & Poor's Index Committee.

    The Index is designed to offer an investable benchmark (a standard for performance comparison that is available to investors as an investment itself) comprising programs traded by commodity trading advisors selected by Standard & Poor's as broadly representative of systematic trading strategies. As the preponderance of managed futures trading strategies are systematic, with only a limited number following a discretionary approach, Standard & Poor's has selected only systematic strategies for the Index (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). Systematic strategies tend to take positions based on computer-generated models to identify trades, determine the size of positions and precisely time trades. Unlike discretionary strategies, systematic strategies do not take into account factors external to the market itself. For purposes of the description of the Index, the commodity trading advisors and their programs selected for the Index are referred to as constituents or portfolio managers.

    The general partner will pursue the Fund's investment objective by allocating the Fund's assets to the Index SPC. The Index SPC, which is managed by PlusFunds, allocates its assets to portfolio managers that generally employ a broad range of systematic trading strategies in the futures markets. Other markets, such as the interbank foreign exchange market, may be used as well. The Index SPC is designed to track the Index, and thus to provide investors with exposure to a broad cross section of systematic managed futures strategies through a single investment. Investors will have access to a variety of managed futures strategies without being subject to high minimum requirements that might otherwise be imposed. The Fund provides investors with access to professionally selected managers who are considered by Standard & Poor's to be representative of systematic managed futures trading strategies. These managers may not be otherwise available to investors. The Fund will not invest in the Index, nor will the return of the Fund exactly track the performance of the Index. See "THE RISK YOU FACE--THE FUND WILL NOT PRECISELY TRACK THE INDEX." As constituent allocations change from time to time in the Index as a result of Standard & Poor's changes in Index composition, the Index SPC likewise intends to adjust its allocations to reflect the Index composition.

    The Index is designed as a benchmark of the performance of various systematic managed futures trading strategies. Managed futures trading advisors trade in financial and commodity markets around the world. Typical investment and trading instruments used by trading advisors include futures contracts, forward contracts, options on futures contracts, swaps and other derivative products, and physical commodities. Trading advisors that follow a systematic approach tend to take positions based on computer-generated models to identify trades, determine size of positions and precisely time trades. The trading advisors represented in the Index follow systematic trading approaches, employing mainly technical trend-following and pattern recognition trading methods. There are no limits on the amount of leverage a trading advisor may use in connection with its trading strategies. See "THE RISK YOU FACE--RISK RELATED TO MANAGED FUTURES."

    The portfolio managers, which will be initially equally weighted within the Index, are included in the Index are selected based on, among other things, Standard & Poor's analysis of:

      -  the portfolio manager's trading strategy;

      -  risk/return characteristics;

      -  volatility levels;

      -  performance during various time periods and market cycles; and

      - the structure of the portfolio manager's portfolio and the types of instruments held.

    Other factors include (1) the portfolio manager's reputation, experience and training; (2) the portfolio manager's articulation of, and adherence to, the portfolio manager's stated investment philosophy; (3) the quality and stability of the portfolio manager's organization, including internal and external professional staff and (4) the presence and deemed effectiveness of the portfolio manager's risk management discipline. Portfolio managers are generally required to have two to three years of performance history to qualify for inclusion in the Index, and minimum assets under management of $75 million using the relevant trading strategy.

    The process of constructing the Index begins by identifying a set of candidate portfolio managers for potential membership by the Standard & Poor's Index Committee. These candidates include portfolio managers of programs that actively report data to certain public databases, as well as other portfolio managers who do not report to the databases but are identified through other means. From the set of the candidate portfolio managers, those portfolio managers whose structure, behavior and/or history is, in the opinion of the Standard & Poor's Index Committee, inconsistent with the institutional constraints, requirements and the guidelines discussed elsewhere are eliminated. A portfolio manager's methodology is analyzed for its adherence to its stated strategy and its relevance to the Index. Historical returns for these programs are collected from the portfolio managers. The returns are subject to a number of screens in order to identify a subset of portfolio managers that would satisfy the selection criteria of the Standard & Poor's Index Committee. In addition to qualitative information such as portfolio manager self-classification and the portfolio manager's description of investment approaches, the Standard & Poor's Index Committee employs advanced statistical methods in an effort to identify those portfolio managers that are most representative of systematic managed futures strategies. Portfolio managers that do not satisfy the minimum correlation criteria are generally not considered. Statistical analysis techniques are used to group portfolio managers and to check for internal consistency with the required criteria.

    The Standard & Poor's Index Committee is charged with overseeing the methodology and operations of the Index and has primary responsibility for the Index's strategy classifications, composition and methodology. The Standard & Poor's Index Committee is also responsible for ensuring that the Index maintains the standards outlined above. The Standard & Poor's Index Committee is controlled by representatives, including the Chairperson, from Standard & Poor's, but may include industry experts from outside Standard & Poor's.

    The Index is not managed in an effort to achieve specific investment returns or with regard to the interests of the Fund, the Index SPC or their investors. The constituents of the Index, a more detailed description of the Index structure, methodology, definitions and practices prepared by Standard & Poor's, as well as the results for the Index, are available on the S&P Indices area of www.standardandpoors.com. The contents of that website are not incorporated by reference into this prospectus.

THE INDEX SPC

    The Index SPC was organized in July 2002 as a Cayman Islands exempted segregated portfolio company and operates pursuant to Part XIV of the Companies Law (2002 Revisions).

    Since the Index SPC is designed to achieve returns that substantially track the Index, portfolio managers generally are selected based on such portfolio manager's representation in the Index, and allocations among the portfolio managers are generally made according to a weighting scheme that is designed to replicate the weighting scheme applied by Standard & Poor's in respect to the Index. See "RISK FACTORS--THE INDEX SPC MAY NOT BE ABLE TO ACCESS ALL PORTFOLIO MANAGERS." As of the date of this prospectus, the portfolio managers (and the trading programs they use for the Index) are:

      -  Aspect Capital Limited (Aspect Diversified Program);

      -  Beach Capital Management Limited (Beach Discretionary Programme);


      -  Campbell & Company, Inc. (Financial, Metals & Energy Large Portfolio);


      -  Chesapeake Capital Corporation (The Diversified Program);

      -  Drury Capital Inc. (Diversified Trend-Following Program);


      -  Dunn Capital Management, Inc. (Dunn Combined Financial);

      -  Eclipse Capital Management, Inc. (Global Monetary Program);

      -  Graham Capital Management, L.P. (Global Diversified Program);

      -  Hyman Beck & Company, Inc. (The Global Portfolio);

      -  John W. Henry & Company, Inc. (Global Financial & Energy Portfolio);

      -  Millburn Ridgefield Corporation (Diversified Portfolio);

      -  Rotella Capital Management, Inc. (The Polaris Program);

      -  Willowbridge Associates Inc. (Argo Trading System); and

      -  Winton Capital Management Ltd. (Diversified Program).

    These portfolio managers, and their strategies, are subject to change.

    The Index SPC will adhere to the following investment restrictions, some of which have more application to securities trading rather than futures trading:

      - No more than 20% of the value of the gross assets of the assets allocated to a portfolio manager may be lent to or invested in the securities of any one issuer or may be exposed to the creditworthiness or solvency of any one counterparty;

      - No more than 40% of the value of the gross assets of the assets allocated to a portfolio manager may be invested in any other fund or may be allocated to any other manager to manage on a discretionary basis, provided that the other fund or manager operates on the principle of risk spreading;

      - No more than 20% of the value of the gross assets of the Index SPC may be invested in other funds whose principal investment objective includes investing in other funds;

      - The portfolios traded by the portfolio managers on behalf of the Index SPC may not take legal or management control of the issuer or any of its underlying assets; and

      - The portfolio managers must observe the general principle of diversification of risk in their derivatives trading.

    Except where specified to the contrary, the above restrictions apply as of the date of the relevant transaction or commitment to invest. Changes in the investments of the Index SPC will not have to be effected merely because any of the limits contained in such restrictions would be breached as a result of any appreciation or depreciation in value, or by reason of the receipt of any right, bonus or benefit in the nature of capital or of any scheme or arrangement for amalgamation, reconstruction or exchange or by reason of any other action affecting every holder of the relevant investment. However, no further relevant securities will be acquired until the limits are again complied with. In the event that any of the investment restrictions are inadvertently breached, PlusFunds will take reasonable steps to rectify the breach.

    The general partner does not intend to invest the Fund's assets directly other than in the Index SPC, except that the general partner may invest funds temporarily in U.S. government obligations, money market accounts or other short-term interest-bearing accounts. The Fund will not borrow money for the purposes of making investments in the Index SPC. The Fund may borrow money on a secured or unsecured basis from banks for cash management purposes, and will pay interest on such borrowed monies. There is no internal limit on the amount that the Fund may borrow.

    Refco, LLC, an affiliate of the general partner and of the selling agent, acts as futures broker for the Index SPC and in such capacity provides execution, clearing and margin services in connection with futures and commodities trading activities. Neither Refco, LLC nor any of its principals have been subject to any administrative, civil or criminal action, whether pending, on appeal or concluded, within the preceding five years that Refco, LLC would deem material for purposes of Part 4 of the Regulations of the CFTC except as follows. On May 24, 1999, Refco, Inc. (the predecessor to Refco, LLC) settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 99-12) in which Refco, Inc. was alleged to have violated certain order taking, record keeping, and supervisory rules. The CFTC allegations pertained to the period from January 1995 through December 1995 in which Refco, Inc. took trading instructions from an independent introducing broker/broker-dealer that had discretionary trading authority over approximately 70 accounts. Without any hearing on the merits and without admitting any of the allegations, Refco, Inc. settled the proceeding and agreed to payment of a $6 million civil penalty, entry of a cease and desist order, funding of a study on order entry and transmission procedures, and a review of its compliance policies and procedures related to its handling of trades by floor and back office personnel. Refco, LLC does not believe that any of the foregoing matters are material to the clearing and execution services that it will render to the Index SPC. Refco Capital Markets, also an affiliate of the general partner and of the selling agent, acts as the dealer for the Index SPC for currency trading.

    Neither the Fund nor the Index SPC are sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to investors in the Fund regarding the advisability of investing in managed futures generally or in the Fund particularly or the ability of the Index to track the market performance of managed futures. Standard & Poor's only relationship to PlusFunds and the Refco Group is the licensing of various trademarks and trade names of Standard & Poor's and of the Standard & Poor's Managed Futures Index, which is determined, composed and calculated by Standard & Poor's without regard to PlusFunds, the Refco Group, the Fund or the Index SPC. Standard & Poor's has no obligation to take the needs of PlusFunds, the Refco Group, or investors in the Fund or the Index SPC into consideration in determining, composing or calculating the Standard & Poor's Managed Futures Index. Standard & Poor's is not responsible for, and has not participated in, the determination of the timing of, prices at, or quantities of interests in the Fund or the Index SPC to be issued. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Fund or the Index SPC.

    STANDARD & POOR'S DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND STANDARD & POOR'S SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STANDARD & POOR'S MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. STANDARD & POOR'S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STANDARD & POOR'S HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    THE FUND'S INVESTMENT STRATEGIES INVOLVE SUBSTANTIAL RISK. THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVE OF THE FUND WILL BE ACHIEVED, OR THAT THE FUND WILL HAVE ANY PROFITS OR WILL NOT EXPERIENCE SUBSTANTIAL LOSSES.

                                USE OF PROCEEDS

    The general partner expects that the proceeds from the sale of Units, net of amounts the Fund retains to cover ongoing offering and operating expenses, will be invested in the Index SPC as soon as practicable after the receipt of such proceeds by the Fund.

    The Fund will not lend any of its assets to any person or entity other than through permitted securities investments, like repurchase agreements. The general partner will not commingle the property of the Fund with the property of any other person or entity in violation of law.

                                    CHARGES

    The general partner believes that you should consider the charges to which the Fund is subject when making your investment decision.

                            CHARGES PAID BY THE FUND

                RECIPIENT                               NATURE OF PAYMENT                           AMOUNT OF PAYMENT
------------------------------------------  ------------------------------------------  ------------------------------------------
General Partner...........................  Management Fee                              The Fund will pay the general partner a
                                                                                        monthly management fee equal to 0.346% of
                                                                                        the Fund's Class A Units' net assets and
                                                                                        0.179% of the Fund's Class B Units' net
                                                                                        assets as of the end of each month (a
                                                                                        4.15% and a 2.15% annual rate,
                                                                                        respectively). From this amount the
                                                                                        general partner will pay the
                                                                                        organizational and initial offering
                                                                                        expenses of the Fund, selling commissions,
                                                                                        ongoing servicing fees, installment
                                                                                        selling commissions and sub-investment
                                                                                        manager costs. The fee is payable
                                                                                        regardless of whether or not the Fund's
                                                                                        investment in the Index SPC is profitable.

General Partner...........................  Redemption Fees                             A redemption fee of 3% of net asset value
                                                                                        per Class A Unit applies if you redeem
                                                                                        Class A Units within 12 months of their
                                                                                        original purchase. After the 12thmonth
                                                                                        following purchase of a Class A Unit, no
                                                                                        redemption fees apply. The Class B Units
                                                                                        are not subject to redemption fees.

Index SPC.................................  Pro rata portion of the expenses of the     As a limited partner in the Index SPC, the
                                            Index SPC                                   Fund will pay its pro rata share of the
                                                                                        fees and expenses of the Index SPC, which
                                                                                        include (1) management fees and incentive
                                                                                        fees, if any, paid to the portfolio
                                                                                        managers; (2) administration fees and
                                                                                        expenses; (3) brokerage commissions and
                                                                                        other transaction-related expenses; and
                                                                                        (4) organizational expenses, accounting,
                                                                                        audit and legal expenses, custodial fees
                                                                                        and any extraordinary expenses. The
                                                                                        management fees paid to the portfolio
                                                                                        managers generally are expected to range
                                                                                        from 1% to 2.50% per annum of the assets
                                                                                        allocated to a portfolio manager. Each
                                                                                        portfolio manager also receives an annual
                                                                                        incentive fee based on the net trading
                                                                                        gain of the assets allocated to the
                                                                                        portfolio manager. The incentive fees are
                                                                                        generally expected to range from 15% to
                                                                                        25% of net trading gain.

Third Parties.............................  Operating Expenses                          Paid as incurred, these expenses include
                                                                                        the legal, audit, administrative, ongoing
                                                                                        offering and other routine expenses of the
                                                                                        Fund. These costs are estimated at an
                                                                                        annual rate of 0.80% of the Fund's net
                                                                                        asset value.

MANAGEMENT FEE

    The Fund will pay the general partner a monthly management fee equal to 0.346% of the Fund's Class A net assets and 0.179% of the Fund's Class B net assets as of the end of each month (a 4.15% and 2.15% annual rate, respectively). The management fee is calculated and payable as of the last business day of each month. The management fee is calculated without reduction of net assets for any distributions or redemptions accrued or payable as of the date the fees are calculated. The management fee is payable whether or not the Fund's investment in the Index SPC is profitable.

    From its management fee, the general partner will pay the organizational and initial offering expenses of the Fund and the fees and expenses described below.

    SUB-INVESTMENT MANAGEMENT FEE. The general partner has entered into a sub-investment management agreement with PlusFunds, the investment manager of the Index SPC, to obtain information and assistance from PlusFunds to facilitate the management of the Fund. Pursuant to the sub-investment management agreement, PlusFunds will provide the Fund with (1) the information necessary for its investors to prepare any required tax filings and (2) daily indicative and monthly finalized net asset values for the Units, including month to date and year to date performance. The general partner will compensate PlusFunds directly from the management fee it receives from the Fund.

    SELLING AGENT COMPENSATION. The general partner will pay the selling agents from its management fee an upfront selling commission equal to 3% of the subscription amount of Class A units. The general partner will also pay with respect to the Class A Units, ongoing service fees beginning in the 13th month following the purchase of Class A Units equal to 0.167% of the Class A Units' month-end net assets (a 2.00% annual rate). The Class B Units are not subject to these commissions or ongoing servicing fees.

REDEMPTION FEES

    A redemption fee of 3% of net asset value per Class A Unit applies if you redeem Class A Units within 12 months of their original purchase. After the 12th month following purchase of a Class A Unit, no redemption fees apply. The redemption fee will be paid to the general partner. The Class B Units are not subject to redemption fees.

FUND'S PRO RATA SHARE OF THE FEES AND EXPENSES OF THE INDEX SPC


    The objective of the Fund is to seek investment returns that track the Index, before expenses of the Fund. However, you should be aware that in order for the Fund to make a positive rate of return, its investment in the Index SPC must make a positive rate of return. In order for the Index SPC to make a positive rate of return, the Index SPC must first pay all of the expenses inherent to the Index. These expenses include (1) management fees and incentive fees, if any, paid to the portfolio managers; (2) administration fees;
(3) brokerage commissions and other transaction-related expenses; and
(4) organizational expenses, accounting, audit and legal expenses, and any extraordinary expenses.


    The management fees paid to the portfolio managers generally are expected to range from 1% to 2.50% per annum of the assets that they manage and are payable monthly as of the last day of each month. Each portfolio manager may also receive an annual incentive fee based on the net trading gain of the assets that it manages. The incentive fees are determined as of December 31 each year and on redemptions from the Index SPC other than as of December 31, and are generally expected to range from 15% to 25% of net trading gain. Net trading gain is equal to the change in unrealized profit or loss (net of all accrued brokerage costs) during the period, plus the realized profit or loss on positions closed during the period (net of all brokerage costs), less any accrued interest on uninvested cash, minus expenses for the period (excluding incentive fee, management fee and applicable administration fee), less the period-to-period loss carryforward, if any.

OPERATING EXPENSES

    The Fund will pay its own ordinary expenses as incurred. These expenses include administrative fees, ongoing offering expenses, legal, audit and other routine expenses of the Fund and are estimated at an annual rate of 0.80% of the Fund's net assets. It is estimated that the amount of legal and audit fees charged to the Fund during the first full year of its operations will be approximately $110,000.

EXTRAORDINARY EXPENSES

    The Fund is responsible for any extraordinary charges (E.G., litigation expenses) incidental to its operation.

CAPS ON FEES

    The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

    Aggregate annual fees and expenses based on the Fund's net assets may not exceed 6% of net assets per year ( 1/2 of 1% per month). This cap includes management fees and customary and routine administrative expenses of the Fund but does not include legal and accounting expenses or extraordinary expenses.

    Organizational and offering expenses, compensation for sales of Units and redemption fees may not exceed 15% of aggregate subscriptions to the Fund.

    In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor. This provision does not affect the payment of the fees and expenses described above.

                          REDEMPTIONS; NET ASSET VALUE

REDEMPTION PROCEDURE

    The Fund is intended as a medium- to long-term investment, which the general partner construes to mean at least a three to five year period. However, you may generally redeem Units as of the last business day of any calendar month, subject to the restrictions and qualifications set forth herein. You must give at least 10 business days' prior written notice to the general partner of your intent to redeem, except as provided below. The net asset values received by the Fund from the Index SPC may be subject to revision by the Index SPC. As a result, revisions to the Fund's gain and loss calculations may occur. Any revisions not deemed material in the sole discretion of the general partner will not result in an adjustment to prior subscription or redemption prices for the Fund.

    The general partner may declare additional redemption dates upon notice to the limited partners and may, in unusual circumstances, permit some, or all, limited partners to redeem as of dates other than the end of the month. The general partner will send notice to limited partner whenever the Fund experiences a decline in net asset value per Unit of either class as of the closing of business on any business day to less than 50% of the net asset value per Unit on the last month-end valuation date in case any limited partners wish to redeem their Units as a result of the decline in net asset value. The general partner may not be able to make timely payments with respect to redemptions due to the Fund's inability to liquidate its investment in the Index SPC on a timely basis. As described below, redemptions of interests in the Index SPC by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the Index SPC as of that date unless the Index SPC has received at least 15 business days' notice prior to a redemption date. It is unlikely that the Fund will deliver the required prior notice to the Index SPC in connection with a redemption date immediately following a 50% decline in net asset value per Units.

    A redemption fee of 3% of net asset value per Class A Unit applies if you redeem Class A Units within 12 months of their original purchase. For purposes of determining the existence of an early redemption fee, redemptions will be made on a first-in, first-out basis. After the 12th month following purchase of a Class A Unit, no redemption fees apply. The Class B Units are not subject to redemption fees.

    You may redeem any or all of their Units, but the Fund has the right to cause you to redeem all of your Units if the net asset value of your Units remaining after a requested redemption is less than $1,000.

    A form of Request for Redemption is attached as an exhibit to the prospectus.

    Subject to the qualifications described in "Limits on Redemptions" below, all requests for redemption will be honored and payment will be made within 10 business days of the redemption date. The general partner will make arrangements with selling agents who so request to pay redemptions through crediting limited partners' customer securities accounts with the selling agents.

    Units purchased by the general partner, other than Units representing its required investment in the Fund, may be redeemed on the same terms as any other Units.

    The general partner may require you to redeem all or a portion of your Units if the general partner believes it is desirable for the protection of the Fund, such as to prevent the Fund from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 or in the event the general partner determines that an investor in the Fund has violated applicable anti-money laundering regulations or laws.

LIMITS ON REDEMPTION

    If, in the general partner's judgment, a market disruption results in the closing of financial markets in the United States or abroad and it is impossible or impracticable to value the Units or liquidate Fund assets or if the Index SPC suspends redemptions, redemptions may be suspended or payment of redemption proceeds may be delayed. In addition, the right of a limited partner to receive a redemption payment further depends on the Fund's ability to obtain the necessary funds by redeeming its investment in the Index SPC, which is subject to certain limits. Under these limits, redemptions of interests in the Index SPC by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the Index SPC as of that date unless the Index SPC has received at least 15 business days' notice prior to a redemption date. The general partner will notify the limited partners in writing if redemptions are suspended.

NET ASSET VALUE

    Net assets means the total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net assets shall include any unrealized profits or losses on open positions, and any fee or expense accruing to the Fund.

                             CONFLICTS OF INTEREST

GENERAL

    The general partner has not established any formal procedures to resolve the conflicts of interest described below, therefore, you will be dependent on the good faith of, and the legal and fiduciary obligations imposed on, the respective parties subject to the conflicts to resolve them equitably. Although the general partner will attempt to monitor and resolve these conflicts in good faith, they may result in losses for the Fund.

THE GENERAL PARTNER

    The selling agent is an affiliate of the general partner and one of the managers of the general partner is also a manager of the selling agent, which may be deemed a conflict of interest in that the selling agreement has not been negotiated on an arm's-length basis, and the Fund is less likely to terminate the selling agent than would otherwise be the case if the selling agent were not an affiliate of the general partner.

    The general partner has a conflict between its role as a general partner in limiting expenses and the benefits it will receive from the different fees and compensation paid to it (which fees and compensation were established without arm's-length negotiation).

    The general partner, in its sole discretion, determines whether any distributions will be made. To the extent that profits are retained by the Fund rather than distributed, net assets and therefore the amount of fees paid to the general partner and the general partner's affiliate, the selling agent, will increase.

THE SELLING AGENTS

    The selling agents receive substantial selling commissions on the sale of Units. Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in the Units.

    The selling agents receive trailing commissions based on Class A Units sold by them that remain outstanding longer than 12 months. Consequently, the selling agents have a disincentive to advise clients to redeem their Class A Units even when doing so may be in clients' best interests.

OTHER BUSINESS ACTIVITIES, PROPRIETARY TRADING AND TRADING FOR OTHER ACCOUNTS

    Subject to their fiduciary obligations to the Fund, the general partner, PlusFunds and each of their respective employees or affiliates may conduct any other business, including any business within the investment industry. Without limiting the generality of the foregoing, the general partner, PlusFunds and their respective employees or affiliates may act as adviser or investment manager for others, may manage funds or capital for others, may have, make and maintain investments in their own names or through other entities, may serve as a consultant, partner or stockholder of one or more investment funds, partnerships, securities firms or advisory firms and may act as a director, officer and/or employee of any corporation, a trustee of any trust, an executor or administrator of any estate or an administrative official of any other business entity. For reasons of confidentiality, you will not be allowed to inspect the trading records of the general partner, PlusFunds and their respective employees, affiliates and customers.

    Moreover, the general partner and PlusFunds will not be required to give the Fund or the Index SPC preference with respect to any investment opportunity, refrain from any other activity or disgorge any profit from any activity or to devote all or any specific amount of their respective time and effort to the Fund or the Index SPC and their affairs.

    Furthermore, the general partner and PlusFunds will transact business independently of the Fund and the Index SPC and may purchase and sell, for their own accounts or for other accounts under their management, some of the vehicles or instruments in which the Fund invests directly or indirectly. These activities, and other aspects of the relationship between the general partner, PlusFunds and their respective employees and affiliates, on the one hand, and the Fund and the Index SPC, on the other hand, could create conflicts of interest between any such person and the Fund or the Index SPC.

    The general partner and its employees and affiliates may establish in the future additional investment funds with the same objective and strategy as the Fund, in which event the general partner will allocate investments among the Fund and additional investment funds on whatever basis it considers appropriate or desirable.

FIDUCIARY DUTY AND REMEDIES

    The general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and the general partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Fund. No limited partner may contract away the fiduciary obligation owed to the limited partners by the general partner under common law.

    In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the general partner, has a responsibility to limited partners to exercise good faith and fairness in all dealings affecting the Fund. If you believe that the general partner has violated its fiduciary duty to the limited partners, you may seek legal relief individually or on behalf of the Fund under applicable laws to recover damages from or require an accounting by the general partner. The limited partnership agreement of the Fund is governed by Delaware law and any breach of the general partner's fiduciary duty under the limited partnership agreement will generally be governed by Delaware law. The limited partnership agreement does not limit fiduciary obligations under Delaware or common law. The general partner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the general partner have been disclosed to you in the prospectus.

    The duties of PlusFunds as sub-investment manager are set forth in an agreement with the general partner. In that agreementPlusFunds agrees to indemnify the general partner, the Fund and their respective affiliates from any and all losses and claims arising out of, relating to or otherwise in connection with: (1) the breach of any representation, warranty or covenant made by PlusFunds in that agreement or in the investment management agreement between PlusFunds and the SPC, or (2) fraud, bad faith, misconduct, negligence or violation of law by PlusFunds or its officers, directors, agents and employees.

    The duties of the selling agent to the Fund are set forth in the Selling Agreement among the Fund, the general partner and the selling agent. In that agreement the selling agent agrees that it will use its best efforts to find eligible persons to purchase the Units. The selling agent agrees that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the National Association of Securities Dealers, referred to as the NASD, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body in connection with offering and sale of the Units. The Selling Agreement does not include any provisions pursuant to which the Fund agrees to indemnify the selling agent or the selling agent agrees to indemnify the Fund. All agreements regarding indemnification are between the general partner and the selling agent.

    The Fund will not have a direct relationship with the portfolio managers and the portfolio managers will not be in a direct fiduciary relationship with the Fund. The Fund, however, will be an investor in the Index SPC and will have all of the rights of an investor in the Index SPC.

                    THE FUND'S LIMITED PARTNERSHIP AGREEMENT

    The following summary briefly describes the material terms of the limited partnership agreement. You should carefully review the limited partnership agreement attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware limited partnership.

PRINCIPAL OFFICE; LOCATION OF RECORDS

    The Fund is organized under the Delaware Revised Uniform Limited Partnership Act. The Fund is administered by the general partner. The address of both the Fund and the general partner is 550 W. Jackson, Suite 1300, Chicago, Illinois 60604; telephone: (312) 788-2000. The records of the Fund, including a list of the limited partners and their addresses, is located at the foregoing address, and available for inspection and copying by limited partners as provided in the limited partnership agreement. The list of the limited partners and their addresses will also be mailed to a requesting limited partner upon payment, in advance, of the reasonable cost of reproduction and mailing as provided in the limited partnership agreement.

MANAGEMENT OF FUND AFFAIRS; VOTING BY LIMITED PARTNERS

    You will not take any part in the management or control and will have no voice in the operations of the Fund or its business.

    The limited partnership agreement may be amended by the general partner and limited partners owning more than 50% of the outstanding Units. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to (1) clarify inaccuracies or ambiguities, (2) make changes required by any federal or state agency or by law, (3) effect the intent of the allocation provisions of the Partnership Agreement, (4) qualify or maintain the qualification of the Fund in any state, (5) make changes to protect the Fund's partnership status for federal income tax purposes and to prevent the Fund from being treated as an investment company or the Fund's assets from being considered plan asset for ERISA purposes or (6) make other changes the general partner deems advisable so long as they are not adverse to limited partners.

    Although the Fund will not hold any regular, or annual, meetings of the limited partners, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding Units that a meeting be called, the general partner will call a meeting of the Fund. At the meeting, limited partners owning a majority of the outstanding Units may vote to:

      - amend the limited partnership agreement without the consent of the general partner, provided, that the consent of the general partner is required for any amendment that modifies the compensation or distributions to which the general partner is entitled or that affects the general partner's duties;

      -  dissolve the Fund;

      -  remove and replace the general partner;

      - admit a new general partner in the event the current general partner withdraws; and

      - terminate any contract with the general partner or its affiliates without penalty upon 60 days' notice.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY LIMITED PARTNERS;
  INDEMNIFICATION OF THE FUND BY LIMITED PARTNERS

    The Units are limited liability investments; you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of bankruptcy law, to return to the Fund's estate any distribution which you received at a time when the Fund was in fact insolvent or in violation of the limited partnership agreement. In addition, although the general partner is not aware of this provision ever having been invoked in the case of any public futures fund, limited partners agree in the limited partnership agreement that they will indemnify the Fund for any harm suffered by it as a result of limited partners' actions, obligations or liabilities unrelated to the business of the Fund.

PROHIBITED ACTIVITIES

    The limited partnership agreement provides that:

      - the funds of the Fund will not be commingled with the funds of any other person (deposit of funds with a commodity broker, clearinghouse or forward dealer, or investing assets in the Index SPC or any other collective investment vehicle will not be deemed to constitute "commingling" for these purposes);

      -  the Fund will make no loans to any person;

      -  the general partner will make no loans to the Fund;

      - the Fund will not employ the trading technique commonly known as "pyramiding," which means using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities. The general partner taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to be engaging in "pyramiding";

      - no person may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Fund;

      - no broker may pay, directly or indirectly, rebates or give-ups to any portfolio manager or to the general partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements;

      - neither the general partner nor any affiliate of the general partner will directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units or to give investment advice to a potential limited partner; provided, that neither the general partner nor any affiliate of the general partner is prohibited from paying to a registered broker-dealer or other properly licensed person normal sales commissions for selling Units;

      - the maximum period covered by any contract entered into by the Fund will not exceed one year (although such contracts may be automatically renewable for successive one year periods until terminated);

      - any agreements between the Fund and the general partner or any of its affiliates will be terminable by the Fund upon no more than 60 days' written notice; and

      - no material change in the basic investment policies or structure of the Fund will be made without the approval of limited partners owning Units representing more than fifty percent (50%) of the total outstanding Units owned by limited partners as of a record date established for a vote thereon.

INDEMNIFICATION AND STANDARD OF LIABILITY

    The general partner and some of its affiliates may not be liable to the Fund or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence as a consequence of the indemnification and exculpatory provisions provided in the limited partnership agreement. As a result, you may have more limited rights of action than you would absent those provisions.

    The general partner and its affiliates shall not have any liability to the Fund or to any limited partner for any loss suffered by the Fund which arises out of any action or inaction of the general partner or any affiliate if the general partner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, the general partner or its affiliates were performing services for the Fund and such course of conduct did not constitute negligence or misconduct.

    The Fund has agreed to indemnify the general partner and its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the general partner or its affiliates, in good faith, determined the course of action was in the best interests of the Fund, the general partner or its affiliates were performing services for the Fund and the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct.

    The limited partnership agreement provides that the general partner, its affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

TRANSFERS OF UNITS RESTRICTED

    Subject to compliance with applicable securities laws, you may assign your Units upon 15 days' prior written notice to the Fund and the general partner. No assignment will be effective in respect of the Fund or the general partner until the first business day of the month following the month in which the notice is received. An assignee may become a substituted limited partner only with the consent of the general partner (which consent will be withheld only in the event that the Fund has received an opinion of counsel that such transfer could give rise to negative legal or tax consequences) and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the general partner.

    There are no certificates for the Units. Transfers of Units are reflected on the books and records of the Fund. Transferors and transferees of Units will each receive notification from the general partner to the effect that such transfers have been duly reflected as notified to the general partner.

REPORTS TO LIMITED PARTNERS

    The general partner will provide you with monthly and annual reports in compliance with CFTC requirements. The general partner will also distribute the tax information related to the Fund necessary for the preparation of your annual federal income tax returns.

    The general partner will notify all limited partners within seven business days of the occurrence of any of the following:

      - any decline in the net asset value per Unit to less than 50% of such net asset value as of the previous month-end valuation date; and

      -  any other material change affecting the compensation of any party.

    Any such notifications shall include a description of your voting and redemption rights.

DISSOLUTION AND TERMINATION OF THE FUND

    The Fund will be terminated and dissolved upon the first to occur of:

      - limited partners owning more than 50% of the outstanding Units vote to dissolve the Fund;

      - the general partner ceases to be general partner and no new general partner is appointed; or

      -  the continued existence of the Fund becomes unlawful.

                           FEDERAL INCOME TAX ASPECTS

    The following summarizes the material U.S. federal income tax consequences to individual investors in the Fund. The Fund has obtained an opinion of Mayer, Brown, Rowe & Maw LLP, counsel to the general partner, that the summary below, to the extent is constitutes matters of law or legal consequences, correctly describes the material U.S. federal income tax consequences as of the date hereof to the Fund and to a U.S. individual who invests in the Fund. The summary is based on current U.S. federal income tax law, which is subject to change. Mayer, Brown, Rowe & Maw LLP's opinion is subject to certain conditions stated therein and represents only its legal judgment and does not bind the Internal Revenue Service or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner's particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state and local tax consequences of investing in the Fund.

THE FUND'S PARTNERSHIP TAX STATUS

    In the opinion of Mayer, Brown, Rowe & Maw LLP, the Fund will be treated as a partnership and will not be treated as a "publicly traded partnership" for United Stated federal income tax purposes, assuming that the Fund does not elect to be taxed as a corporation and that substantially all of the gross income of the Fund in each of its taxable years will constitute "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, referred to as the Code. Accordingly, the Fund will not pay any federal income tax.

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

    Each limited partner (other than foreign limited partners, discussed below and tax-exempt investors) must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

    The Fund generally allocates the Fund's gains and losses equally to each Unit. However, a limited partner who redeems any Units will be allocated his share of the Fund's gains and losses in order that the amount of cash a limited partner receives for a redeemed Unit will generally equal the limited partner's adjusted tax basis in the redeemed Unit. A limited partner's adjusted tax basis in a redeemed Unit generally equals the amount paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions and losses allocated to the Unit.

FUND LOSSES BY LIMITED PARTNERS

    A limited partner may deduct Fund losses only to the extent of his adjusted tax basis in his Units. However, a limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the limited partner is "at-risk." The "at-risk" amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Fund.

"PASSIVE-ACTIVITY LOSS RULES" AND ITS EFFECT ON THE TREATMENT OF INCOME AND LOSS

    The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income (subject to some limitations, such as the limitation on deductibility of capital losses, discussed below). However, a limited partner cannot offset losses from "passive activities" against Fund gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

    A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in the Units is reduced to zero. A limited partner who receives cash upon the complete redemption of Units will recognize gain or loss for federal income tax purposes. The gain or loss will generally equal the difference between the amount of cash received and the limited partner's adjusted tax basis for his Units.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

    The Code provides specific rules for "Section 1256 Contracts". Section 1256 contracts include certain futures and forward contracts as well as some stock index option contracts traded on United States exchanges. For tax purposes,
Section 1256 contracts that remain open at year end are marked-to-market and treated as if the position were closed at year end. The gain or loss on
Section 1256 contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

    Non-Section 1256 contracts include Code Section 988 transactions, I.E., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Code Section 988 transactions is characterized as ordinary income or loss. However, the Fund plans to make an election to treat gain or loss on Non-Section 1256 contracts, such as foreign futures contracts, some foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

TAX ON CAPITAL GAINS AND LOSSES

    A non-corporate limited partner's long-term capital gains-net gain on capital assets held more than one year and 60% of the gain on Section 1256 contracts--are taxed at a maximum rate of 15% for sales or exchanges occurring after May 5, 2003 and prior to January 1, 2009 (and 20% for sales or exchanges occurring thereafter). Short-term capital gains--net gain on capital assets held one year or less and 40% of the gain on Section 1256 contracts--are subject to tax at the same rates as ordinary income.

    Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund's interest income. Capital losses generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

    An individual taxpayer can carry back net capital losses on Section 1256 contracts three years to offset earlier gains on Section 1256 contracts. To the extent the taxpayer cannot offset past Section 1256 contract gains, he can carry forward such losses indefinitely as losses on Section 1256 contracts.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

    Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. The general partner intends to treat these items as ordinary business deductions, or income allocations not subject to the material deductibility limitations that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the operating expenses of the Fund should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability, and if recharacterized as investment advisory fees, would be subject to limited deductibility. See also "--Syndication Expenses," below.

INTEREST INCOME

    Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "--Tax on Capital Gains and Losses," above.

SYNDICATION EXPENSES

    Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses (I.E., expenses incurred in issuing and marketing the Fund), nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

    The general partner has paid or will pay all organization and initial offering costs from its own funds and will not be reimbursed by the Fund. However, the IRS could take the position that a portion of the fees paid by the Fund to the general partner constitutes non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

    Individual taxpayers can deduct "investment interest"--interest on indebtedness allocable to property held for investment--only to the extent that it does not exceed net investment income. Net investment income does not include some net capital gains. A taxpayer can elect to include some net capital gain in investment income if he forgoes the benefit of the reduced capital gains rate.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

    The IRS audits Fund-related items at the Fund level rather than at the limited partner level. The general partner acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest, and penalties.

    The IRS recently promulgated final Treasury Regulation Section 1.6011-4 which provides that if certain "reportable transactions" occur, which include a transaction resulting in, or that is reasonably expected to result in, a loss (unreduced by any gains) under Code Section 165 of at least $2 million in any single year or $4 million in any combination of two taxable years for a partnership such as the Fund or $50,000 in any single year for individuals or trusts, whether the loss flows through from a partnership, if the loss arises with respect to a Code Section 988 transaction (as defined in Code
Section 988(c)(1) relating to foreign currency transactions), then an investor in the partnership must file an IRS Form 8886 "Reportable Transaction Disclosure Statement" and attach it to the investor's Federal income tax return for each taxable year for which the taxpayer's Federal income tax liability is affected by the taxpayer's participation in the transaction. Certain other filing requirements for IRS Form 8886 may apply to certain taxpayers. These rules apply to transactions entered into, or interests acquired therein, on or after February 28, 2003. This IRS Form 8886 has not yet been released by the Service. Pursuant to Revenue Procedure 2003-24, the Service generally excepts from this rule the positions in which the Fund expects it normally will be indirectly investing in, E.G., Section 1256 contracts and assets with a "cost" tax basis. If an election has not been made to treat currency gains and losses as capital gains and losses, ordinary currency losses are not excepted from the reporting rules, nor are assets which have been part of a straddle under 1092(c), excluding a mixed straddle under Treasury Regulation Section 1.1092(b)-4T. The Fund believes that the limited partners should not be subject to these reporting rules, but that no assurance can be made in this respect because the inapplicability of the rule depends on the investments and elections made by the Index SPC and its portfolios. Treasury Regulation Section 1.6011-4 also includes within reportable transactions those transactions which have a significant book-tax-difference. This reporting requirement applies to SEC registered funds, and to non-SEC registered funds with gross United States assets of $250 million or more. Revenue Procedure 2003-25 excepts from these rules items resulting solely from (1) the use of a mark-to-market method of accounting for book purposes but not tax purposes, (2) the use of a mark-to-market method of accounting for tax purposes but not for book purposes, or (3) in the case of a taxpayer who uses mark-to-market accounting for both book purposes and tax purposes, the use of different methodologies for book purposes and tax purposes. It is expected that the investments made by the Fund will satisfy this exception, but no assurance can be given in this matter as the matters relevant for the exceptions are determined at the Index SPC level.

    In addition, the Service recently promulgated Treasury Regulation Section 301.6112-1 which in general could require that a list be maintained by the general partner containing the identity of each investor in the Fund and such other information as required by regulations issued by the Treasury Department if the Fund directly or through the Index SPC enters into a transaction which the general partner knows or reasonably expects will be a reportable transaction of the type described in the previous paragraph. Such list would have to be made available to the Service upon request. The Fund does not expect to have to maintain such a list because, as stated in the prior paragraph, it does not expect these will be reportable transactions, but as further stated in the prior paragraph, no assurance can be given that this will be the case.

TAXATION OF FOREIGN INVESTORS

    A limited partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign fund or foreign estate generally is not subject to taxation by the United States on capital gains from commodity trading, provided that the foreign limited partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided further, that the foreign limited partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss of the Fund is treated as "effectively connected." An investment in the Fund should not, by itself, cause a foreign limited partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Fund continue to be conducted as described in this prospectus. In the event that the Fund were found to be engaged in a United States trade or business, a foreign limited partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a limited partner under Code Section 1446.

    Portfolio interest income (other than so-called "contingent interest") allocable to a foreign limited partner is likewise not subject to United States federal income tax withholding, provided that the foreign limited partner is not engaged in a trade or business within the United States and provides the Fund with an IRS Form W-8BEN or other applicable form. Similarly, a foreign limited partner's allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to United States federal income tax withholding. Generally, other interest from United States sources (including original issue discount) paid to the Fund and allocable to foreign limited partners will be subject to United States federal income tax withholding at a statutory rate of 30% (subject to applicable treaty reductions).

TAX-EXEMPT U.S. LIMITED PARTNERS

    Tax-exempt U.S. limited partners will not be required to pay tax on their share of income or gains of the Fund, so long as the limited partner does not use borrowed funds in connection with its purchase of Units.

STATE AND OTHER TAXES

    In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

INVESTMENT IN INDEX SPC

    The Fund will invest in the Index SPC which will hold various positions in securities, commodities and financial futures. The Fund has been informed that, for U.S. federal income tax purposes, the Index SPC consists of multiple portfolios that have elected to be treated as partnerships. Accordingly, in this summary of certain tax consequences to limited partners, references to the Fund generally should be read to include also references to the Index SPC and its portfolios. In general, the Fund will be allocated its distributive share of items of income, gain, loss, deduction and credit with respect to such partnerships (the Index SPC portfolios) in which it invests, and the limited partners in turn will be allocated their share of such items. The character of such items to the limited partners generally will be the same as if such item were realized directly by the Fund, but elections and determinations available to the partnerships in which the Fund invests may affect the timing and/or character of income realized by the

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Fund and in turn realized by the limited partners. For example, if a partnership
(an Index SPC portfolio) in which the Fund invests holds foreign currency positions subject to Code Section 988, the gain or loss on such positions will be ordinary income or loss to the limited partners unless that partnership has made an election under Code Section 988 to treat the gain or loss as capital gain or loss. Also, if a partnership in which the Fund invests borrows to finance positions (including purchasing securities on margin), this will cause part or all of the income from such positions allocable to a limited partner which is a tax-exempt organization to be unrelated business taxable income in the same manner as if the Fund borrowed to finance such positions directly. In addition, the Fund will report its expenses from an underlying partnership (an Index SPC portfolio) as Code Section 162 or Code Section 212 deductions or otherwise consistent with the manner in which such partnership reports such expenses. The status of the Index SPC portfolios as partnerships for United States federal income tax purposes depends on their satisfying certain conditions, E.G., the conditions set forth above under "The Fund's Partnership Tax Status". The Fund expects that the Index SPC portfolios will satisfy such conditions, but cannot assure this.

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

                      PURCHASES BY EMPLOYEE BENEFIT PLANS

GENERAL

    The following section is a summary of the material consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in ERISA or of a "plan" as defined in Section 4975 of the Code (and including for this purpose, any entity deemed to hold plan assets) should consider before deciding to invest any of such plan's assets in the Fund (such "employee benefit plans", "plans" and other entities holding plan assets being referred to herein as "Plans").

    ERISA and Section 4975 of the Code together impose restrictions on plans or accounts of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. These plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans as well as entities deemed to hold the assets of these plans and accounts, but generally do not include any plan maintained by a church or by a state or local government (however, government plans may be subject to rules similar to ERISA and the Code).

    In addition, ERISA requires that each plan fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Therefore, fiduciaries of ERISA plans, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and the related Fund.

"PLAN ASSETS"

    The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and subject to Section 4975 of the Code, the underlying assets of the Fund to be considered to constitute assets of such Plan. A regulation issued under ERISA contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security." A publicly-offered security is a security that is:

    - freely transferable;

    - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering; and

    - either is (a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, if the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

    The Units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

INELIGIBLE PURCHASERS

    Units may not be purchased with the assets of a Plan if the general partner, the Fund, any selling agent, any clearing broker, or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of the assets of such Plan to be invested in the Units; (2) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and that the advice will be based on the particular investment needs of the Plan; or
(3) is an employer maintaining or contributing to the Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

    Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE GENERAL PARTNER, ANY SELLING AGENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER FINANCIAL AND LEGAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                              PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

    The Units are offered on a "best efforts" basis without any firm underwriting commitment through selling agents including, but not limited to, Refco Securities, LLC. During the initial offering period, you may purchase the Fund's Units at $1,000 per Unit. After the initial offering period, you may purchase Units at net asset value as of the first business day of each calendar month. The minimum initial investment is $10,000; $3,000 for an individual retirement account. In order for an individual retirement account to purchase Units, the assets of the account must be held by third party custodian, such as your broker. Additional subscriptions by existing limited partners are permitted in $2,500 minimums. Units are sold in fractions calculated up to three decimal places.


    In order to purchase Units, you must complete, sign and deliver to a selling agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of your subscription. Checks should be made payable to "FIFTH THIRD BANK AS ESCROW AGENT FOR S&P MANAGED FUTURES INDEX FUND, LP". Subscription proceeds will be deposited in the Fund's escrow account (during the initial offering period) or the Fund's bank account (following the initial offering period), pending investment in the Fund. Instead of delivering a check you may wire transfer the amount of your subscription according to the wire transfer instructions attached to the Subscription Agreement.



    Clients of some selling agents may make subscription payments by authorizing the selling agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by the selling agent. The selling agent will debit the account and transmit the debited funds directly to the Fund's escrow account (during the initial offering period) or the Fund's bank account (following the initial offering period) via check or wire transfer made payable to "FIFTH THIRD BANK AS ESCROW AGENT FOR S&P MANAGED FUTURES INDEX FUND, LP" The settlement date specified by the selling agents shall be no later than three business days following notification by the general partner of the acceptance of an investor's subscription and no later than the termination of the monthly offering period.



    The general partner and the selling agents will make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each prospective limited partner in the Fund through information received on the Subscription Agreement. Generally, the general partner must receive subscription documents at least six (6) business days (and cleared funds to purchase the Units at least three (3) business days) before the end of a month for them to be accepted as of the first day of the immediately following month.


    No sale of Units will be completed until at least five business days after the prospective investor has received a copy of the prospectus. The Fund's administrator, on behalf of the Fund, will send each investor confirmation of his or her purchase.

    The Fund will receive the interest earned on subscriptions held in its bank account pending investment in the Fund.

    There are no fees applicable to subscriptions held pending investment in the Fund.

    Subscriptions, if rejected, will be returned to investors, together with any interest accrued thereon, promptly following the end of the month in which the subscription was rejected or sooner if practicable.

    Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the subscriber's receipt of a final prospectus.

ANTI-MONEY LAUNDERING DISCLOSURES

    In order to comply with laws and regulations aimed at the prevention of money laundering and prohibiting transactions with certain countries, organizations and individuals, the Fund may request such information as it reasonably believes is necessary to verify the identity of an investor or a prospective investor and to determine whether an investor is permitted to be an investor in the Fund under these laws and regulations. In the event of delay or failure by an investor or a prospective investor to produce any information required by the Fund for these purposes, the Fund may require mandatory redemption of the investor's Units, and may refuse to accept the subscription of a prospective investor. Likewise, after reviewing the information provided, it is possible that the Fund may determine to redeem an investor's Units or refuse to accept a prospective investor's subscription. In certain circumstances, the Fund may be required to provide information about investors to regulatory authorities and to take any further action as may be required. Neither the Fund nor the general partner will be liable for any loss or injury to an investor or prospective investor that may occur as a result of disclosing such information or refusing or redeeming Units.

THE SELLING AGENTS

    Refco Securities, LLC has been selected as a selling agent for the Fund. Refco Securities, LLC and the Fund's other selling agents will receive from the general partner an upfront selling commission equal to 3% of the purchase price per Class A Unit at the time that the Class A Unit is sold, and their representatives who sell Class A Units shall receive a portion of the 3% commission. No selling commissions will be paid from the proceeds of subscriptions.

    Beginning with the 13th month following the closing on the purchase of a Class A Unit, the general partner will pay from its management fee to the selling agent who sold the Class A Unit ongoing "servicing fees" at 0.167% (a 2.00% annual rate) of the month-end net asset value of the Class A Unit-- provided, that CFTC-qualified registered representatives of the selling agent have satisfied applicable proficiency requirements and agree to perform certain ongoing services with respect to the Units. The ongoing servicing commissions, once begun, will continue for as long as the Unit remains outstanding. If there is no CFTC-qualified registered representative to perform ongoing services, then the selling agent will be paid installment selling commissions that aggregated with the upfront selling commission may not exceed a lifetime total of 10% of the initial subscription price of the Units in question. Selling agents will pay a portion of these commissions to their eligible representatives after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such selling agents' standard compensation arrangements. Under no circumstances will the maximum compensation paid to the selling agents, including initial selling commissions and installment selling commissions, exceed 10% of the initial subscription price of the Units, plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses. Ongoing compensation paid to CFTC-qualified registrants in respect of CFTC-qualified registered representatives, as described above, is not included in the 10% limitation.

    The general partner will not directly or indirectly pay or award any commissions or other compensation relating to the sale of Units to any person engaged to sell units or to provide advice to a limited partner if it is aware that the person does not have the proper licenses.

    The general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

    The selling agents will determine the suitability of prospective limited partners in the Fund, pursuant to Rule 2810 of the NASD, based upon information contained in the Subscription Agreement and documents furnished to the selling agents by their customers in opening accounts.

                     REFCOFUND HOLDINGS, LLC PRIVACY POLICY

YOUR PRIVACY IS OUR PRIORITY

    The general partner is committed to safeguarding the personal information that you provide us. This Privacy Policy describes how we handle and protect personal information we collect about individuals who apply for or receive our products and services. The provisions of this notice apply to former customers as well as our current customers.

WHY AND HOW WE COLLECT PERSONAL INFORMATION

    When you submit a subscription, we collect personal information about you for business purposes, such as processing your requests and transactions, informing you about products and services that may be of interest to you, and providing customer service. The personal information we collect about you includes:

    - information you provide to us on subscription documents, applications and other forms, such as your name, address, date of birth, social security number, occupation, assets, and income;

    - information about your transactions with us and with our affiliates;

    - information we receive from consumer reporting agencies, such as your credit history and creditworthiness, and other entities not affiliated with us; and

    - information you provide to us to verify your identity, such as a passport, or received from other entities not affiliated with us.

HOW WE PROTECT PERSONAL INFORMATION

    We limit access to your personal information to those employees who need to know in order to conduct our business, service your account, and help you accomplish your financial objectives, such as providing you with a broad range of products and services. Our employees are required to maintain and protect the confidentiality of your personal information and must follow established procedures to do so. We maintain physical, electronic, and procedural safeguards to protect your personal information. We do not rent or sell your name or personal information to anyone.

SHARING INFORMATION WITH OUR AFFILIATES

    We may share personal information described above with our affiliates for business purposes, such as servicing customer accounts and informing customers about new products and services, and as permitted by applicable law. Our affiliates are companies controlled or owned by us, or companies controlling or under common control with our parent company (Refco Group Ltd., LLC) and us, and include financial service companies, such as dealers, other brokers, futures commission merchants, and advisers.

    The information we share with affiliates for marketing purposes may include the information described above, such as name, address and Refco account information, but will not include other credit information, such as credit history appearing on a consumer credit report or net worth and income information appearing on applications for our products and services.

DISCLOSURE TO NON-AFFILIATED THIRD PARTIES

    In order to support the financial products and services we provide to you, we may share the personal information described above with third-party service providers and joint marketers not affiliated with us, including:

    - financial service institutions (E.G., advisers, dealers, brokers, trust companies and banks) with whom we have joint marketing agreements, such as agreements to market financial services or products that we jointly offer, endorse or sponsor; and

    - companies under contract to perform services for us or on our behalf, such as vendors that prepare and mail statements and transaction confirmations or provide data processing, computer software maintenance and development, transaction processing and marketing services.

    These companies acting on our behalf are required to keep your personal information confidential.

    Also, we may disclose personal information to non-affiliated companies and regulatory authorities as permitted or required by applicable law. For example, we may disclose personal information to cooperate with regulatory authorities and law enforcement agencies to comply with subpoenas or other official requests, and as necessary to protect our rights or property. Except as described in this privacy policy, we will not use your personal information for any other purpose unless we describe how such information will be used at the time you disclose it to us or we obtain your permission to do so.

ACCESSING AND REVISITING YOUR PERSONAL INFORMATION

    We endeavor to keep our customer files complete and accurate. We will give you reasonable access to the information we have about you. Most of this information is contained in account statements that you receive from us and applications that you submit to obtain our products and services. We encourage you to review this information and notify us if you believe any information should be corrected or updated. If you have a question or concern about your personal information or this privacy notice, please contact us or your selling agent.

                              -------------------

    This policy applies to the general partner and each investment vehicle to which the general partner or any of its affiliates serves as the general partner, investment manager or the investment advisor.

                                 LEGAL MATTERS

    Mayer, Brown Rowe & Maw LLP has advised the Fund and the general partner on the offering of the Units.

                                    EXPERTS

    The RefcoFund Holdings, LLC Statement of Financial Condition as of February 28, 2003 included in this prospectus has been included herein in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The financial statements of S&P Managed Futures Index Fund, LP as of July 9, 2003 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                    REPORTS

    After the Fund commences trading, CFTC Rules require that this prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.


    THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                         INDEX TO FINANCIAL STATEMENTS



                                                                PAGE
                                                                ----

S&P MANAGED FUTURES INDEX FUND, LP

Statement of Financial Condition as of November 30, 2003
  (unaudited)...............................................      49

Notes to Financial Statement (unaudited)....................      50

Report of Independent Auditors..............................      52

Statement of Financial Condition as of July 9, 2003.........      53

Notes to Financial Statement................................      54

REFCOFUND HOLDINGS, LLC

Statement of Financial Condition as of August 31, 2003
  (unaudited)...............................................      56

Notes to Statement of Financial Condition (unaudited).......      57

Report of Independent Certified Public Accountants..........      59

Statement of Financial Condition as of February 28, 2003....      60

Notes to Statement of Financial Condition...................      61

                       S&P MANAGED FUTURES INDEX FUND, LP



                        STATEMENT OF FINANCIAL CONDITION



                                  (UNAUDITED)



                               NOVEMBER 30, 2003



ASSETS
  Cash                                                        $ 1,001
                                                              -------
                                                              $ 1,001
                                                              =======

LIABILITIES
  Liabilities                                                 $    --
                                                              =======
  Net Assets                                                  $ 1,001
                                                              =======

Class A partnership units, no par value; unlimited units
  authorized                                                               1.001
                                                                         =======
Net Asset Value per unit (net assets/units outstanding)                  $ 1,000
                                                                         =======


                 See accompanying notes to financial statement.

                       S&P MANAGED FUTURES INDEX FUND, LP
                          NOTES TO FINANCIAL STATEMENT
                                  (UNAUDITED)
                               NOVEMBER 30, 2003



(1)  ORGANIZATION



    S&P Managed Futures Index Fund, LP ("Fund") was organized as a limited partnership on May 13, 2003 under the Delaware Revised Uniform Limited Partnership Act, as amended. In accordance with the Limited Partnership Agreement, the Fund is organized as a single series of limited partnership units which are offered in two classes--Class A and Class B. The General Partner will pursue the Fund's investment objective by allocating substantially all the Fund's assets to the SPhinX Managed Futures Fund SPC (the "SPC"). The SPC is designed to track the S&P Managed Futures Index ("Index"), and thus provide limited partners with exposure to a broad cross section of systematic managed futures strategies through a single investment. The Fund has had no operations other than those related to organizational matters, including the sale of 1.000 unit to RefcoFund Holdings, LLC ("RFH", also referred to as the "General Partner") and 0.001 unit to the initial limited partner on July 7, 2003.



    The limited partnership units may generally be redeemed as of the last business day of any calendar month, subject to certain restrictions and qualifications, upon at least 10 business days' prior written notice to the General Partner. The General Partner may declare additional redemption dates upon notice to the limited partners and may, in unusual circumstances, permit some, or all, limited partners to redeem as of dates other than the end of the month. The General Partner will send notice to limited partners whenever the Fund experiences a decline in net asset value per unit of either class as of the closing of business on any business day to less than 50% of the net asset value per unit on the last month-end valuation date in case any limited partners wish to redeem their units as a result of the decline in net asset value. The General Partner may not be able to make timely payments with respect to redemptions due to the Fund's inability to liquidate its investment in the SPC on a timely basis. Redemptions of interests in the SPC by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPC as of that date unless the SPC has received at least 15 business days' notice prior to a redemption date. A redemption fee of 3% of net asset value per Class A unit applies if a Class A unit is redeemed within 12 months of its original purchase.



    As General Partner, RFH has the sole authority and responsibility for managing the operations of the Fund and directing the investment of Fund assets. RFH has retained the services of PlusFunds Group, Inc. ("PlusFunds") as Sub-Investment Manager to oversee the day-to-day investment management functions for the Fund.



(2)  SIGNIFICANT ACCOUNTING POLICIES



    A summary of the significant accounting policies, which have been followed in preparing the accompanying financial statement, is set forth below.



    USE OF ESTIMATES



    The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.



    INCOME TAXES



    Federal income taxes are not intended to be provided for as each partner is individually liable for the taxes, if any, on its share of Fund's taxable income items including capital gains, interest, dividends, and deductions. In accordance with the Limited Partnership Agreement, the limited partners may also be subject to various state and other taxes.

(3)  MANAGEMENT FEES



    RFH, as the general partner, will receive a management fee of 4.15% annually of the Class A net asset value of the Fund and 2.15% annually of the Class B net asset value of the Fund, calculated daily and paid monthly in arrears, in exchange for providing ongoing advisory and general management services.



    All fees paid to PlusFunds for sub-investment management services are paid by RFH. RFH may voluntarily waive a portion of its management fee at its discretion.



(4)  EXPENSES



    In accordance with the Limited Partnership Agreement, the Fund shall be charged for certain expenses, as described below, and such expenses will be allocated proportionately among the partners.



    The Fund is responsible for administrative, ongoing offering expenses and operating expenses, including but not limited to legal and accounting fees, and any taxes or extraordinary expenses payable.



    Refco Group Ltd., LLC, the parent of RFH, will pay organizational and initial offering expenses. Refco Group Ltd., LLC will also pay initial and ongoing commissions to selling agents.



    As of November 30, 2003, the Fund has not incurred any operating expenses since the sale of units to RFH on July 7, 2003 nor has it commenced operations.



(5)  NEW ACCOUNTING PRONOUNCEMENTS



    In January, 2003, the financial accounting Standards Board issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. Variable Interest Entities are commonly referred to as special purpose entities ("SPEs"). FIN 46 requires certain SPEs to be consolidated by a company if that company is subject to a majority of the risk of loss from the SPEs activities or entitled to receive a majority of the SPEs residual returns, or both. The General Partner does not believe that the implementation of FIN 46 will have a material impact on the Fund's financial statements.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of S&P Managed Futures Index Fund, LP

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of S&P Managed Futures Index Fund, LP (the "Fund") at July 9, 2003, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Fund's general partner; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
October 7, 2003

                       S&P MANAGED FUTURES INDEX FUND, LP

                 STATEMENT OF FINANCIAL CONDITION JULY 9, 2003

ASSETS
  Cash                                                        $ 1,001
                                                              -------
                                                              $ 1,001
                                                              =======

LIABILITIES
  Liabilities                                                 $    --
                                                              =======
  Net Assets                                                  $ 1,001
                                                              =======

Class A partnership units, no par value; unlimited units
  authorized                                                               1.001
                                                                         =======
Net Asset Value per unit (net assets/units outstanding)                  $ 1,000
                                                                         =======

                 See accompanying notes to financial statement.

                       S&P MANAGED FUTURES INDEX FUND, LP
                          NOTES TO FINANCIAL STATEMENT

(1)  ORGANIZATION

    S&P Managed Futures Index Fund, LP ("Fund") was organized as a limited partnership on May 13, 2003 under the Delaware Revised Uniform Limited Partnership Act, as amended. In accordance with the Limited Partnership Agreement, the Fund is organized as a single series of limited partnership units which are offered in two classes--Class A and Class B. The General Partner will pursue the Fund's investment objective by allocating substantially all the Fund's assets to the SPhinX Managed Futures Fund SPC (the "SPC"). The SPC is designed to track the S&P Managed Futures Index ("Index"), and thus provide limited partners with exposure to a broad cross section of systematic managed futures strategies through a single investment. The Fund has had no operations other than those related to organizational matters, including the sale of 1.000 unit to RefcoFund Holdings, LLC ("RFH", also referred to as the "General Partner") and 0.001 unit to the initial limited partner on July 7, 2003.

    The limited partnership units may generally be redeemed as of the last business day of any calendar month, subject to certain restrictions and qualifications, upon at least 10 business days' prior written notice to the General Partner. The General Partner may declare additional redemption dates upon notice to the limited partners and may, in unusual circumstances, permit some, or all, limited partners to redeem as of dates other than the end of the month. The General Partner will send notice to limited partner whenever the Fund experiences a decline in net asset value per unit of either class as of the closing of business on any business day to less than 50% of the net asset value per unit on the last month-end valuation date in case any limited partners wish to redeem their units as a result of the decline in net asset value. The General Partner may not be able to make timely payments with respect to redemptions due to the Fund's inability to liquidate its investment in the SPC on a timely basis. Redemptions of interests in the SPC by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPC as of that date unless the SPC has received at least 15 business days' notice prior to a redemption date. A redemption fee of 3% of net asset value per Class A unit applies if a Class A unit is redeemed within 12 months of its original purchase.

    As General Partner, RFH has the sole authority and responsibility for managing the operations of the Fund and directing the investment of Fund assets. RFH has retained the services of PlusFunds Group, Inc. ("PlusFunds") as Sub-Investment Manager to oversee the day-to-day investment management functions for the Fund.

(2)  SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies, which have been followed in preparing the accompanying financial statement, is set forth below.

    USE OF ESTIMATES

    The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

    INCOME TAXES

    Federal income taxes are not intended to be provided for as each partner is individually liable for the taxes, if any, on its share of Fund's taxable income items including capital gains, interest, dividends, and deductions. In accordance with the Limited Partnership Agreement, the limited partners may also be subject to various state and other taxes.

(3)  MANAGEMENT FEES

    RFH, as the general partner, will receive a management fee of 4.15% annually of the Class A net asset value of the Fund and 2.15% annually of the Class B net asset value of the Fund, calculated daily and paid monthly in arrears, in exchange for providing ongoing advisory and general management services.

    All fees paid to PlusFunds for sub-investment management services are paid by RFH. RFH may voluntarily waive a portion of its management fee at its discretion.

(4)  EXPENSES

    In accordance with the Limited Partnership Agreement, the Fund shall be charged for certain expenses, as described below, and such expenses will be allocated proportionately among the partners.

    The Fund is responsible for administrative, ongoing offering expenses and operating expenses, including but not limited to legal and accounting fees, and any taxes or extraordinary expenses payable.

    Refco Group Ltd., LLC, the parent of RFH, will pay organizational and initial offering expenses. Refco Group Ltd., LLC will also pay initial and ongoing commissions to selling agents.

    As of July 9, 2003, the Fund has not incurred any operating expenses since the sale of units to RFH occurred on the balance sheet date and the Fund has not commenced operations.

(5)  NEW ACCOUNTING PRONOUNCEMENTS

    In January, 2003, the financial accounting Standards Board issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. Variable Interest Entities are commonly referred to as special purpose entities ("SPEs"). FIN 46 requires certain SPEs to be consolidated by a company if that company is subject to a majority of the risk of loss from the SPEs activities or entitled to receive a majority of the SPEs residual returns, or both. The General Partner does not believe that the implementation of FIN 46 will have a material impact on the Fund's financial statements.

                            REFCOFUND HOLDINGS, LLC

                        STATEMENT OF FINANCIAL CONDITION

                                  (UNAUDITED)

                                AUGUST 31, 2003
                                (000'S OMITTED)

ASSETS
Cash                                                          $ 1,517
                                                              -------
Receivables                                                        23
Investment in the Fund                                              1
                                                              -------
  Total assets                                                $ 1,541
                                                              =======

LIABILITIES AND MEMBER'S EQUITY
Liabilities
  Accounts payable and other liabilities                      $   244
                                                              -------
Member's equity
  Capital contributed                                           3,757
  Receivable from affiliates                                   (2,460)
                                                              -------
  Total member's equity                                         1,297
                                                              -------
  Total liabilities and member's equity                       $ 1,541
                                                              =======

         The accompanying notes are an integral part of this statement.

         Purchasers of Units will acquire no interest in this company.

                            REFCOFUND HOLDINGS, LLC
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)
                                AUGUST 31, 2003

NOTE A--ORGANIZATION

    RefcoFund Holdings, LLC (the "Company") is a limited liability company under the laws of the State of Delaware. The ultimate parent of the Company is Refco Group Ltd., LLC (the "Parent"). The Company was originally organized in Delaware on November 9, 1984. The Company is a member of the National Futures Association and is registered as a commodity pool operator and as a commodity trading advisor. The Company provides fund management and administrative services to commodity pools.

    The Company provides trading advice by selecting and overseeing various trading advisors. Currently it provides these services to the Northern Star Hedge Fund I, Capricorn Trading Co. Limited and Refco Global Financial Futures (Thales Bermuda LP) Trust. As of August 31, 2003, the Company was managing approximately $55 million in client assets. The Company earns commissions as well as management and incentive fees from the services that it provides.

    The Company is the General Partner ("GP") of the S&P Managed Futures Index Fund, LP (the "Fund"). A limited partnership organized on May 13, 2003. The Fund has no operations other than those related to organization matters, including the sale of 1.000 unit to the Company and .001 unit to the initial limited partner on July 7, 2003.

NOTE B--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    1.  INTERIM STATEMENT OF FINANCIAL CONDITION AND FINANCIAL INFORMATION

    The unaudited interim statement of financial condition has been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission ("SEC") with respect to the Form S-1. In the opinion of management, all adjustments that are necessary for a fair presentation of the financial condition as of August 31, 2003, have been included.

    2.  FOREIGN CURRENCY TRANSACTIONS

    In the normal course of business, the Company engages in transactions denominated in foreign currencies other than United States dollars. Assets and liabilities in foreign currencies were translated at the month-end spot rate.

    3.  INCOME TAXES

    The Company has not provided for Federal, state and local taxes, as they are the responsibility of the Company's member.

    4.  INVESTMENT IN THE FUND

    Under the limited partnership agreement of the Fund, a majority of the limited partners can vote to amend the partnership agreement, dissolve the Fund, remove or replace the general partner, or terminate any contract with the general partner or its affiliates upon 60 days notice. Accordingly, upon successful completion of the offering of limited partnership units of the Fund, the Company will not be deemed to control the Fund and therefore the Fund will not be consolidated with the Company. The Company will continue to account for its investment in the Fund under the equity method of accounting. At August 31, 2003, the Company's investment in the Fund, representing substantially all of the seed money capital of the Fund, is not material to its financial condition.

         Purchasers of Units will acquire no interest in this company.

    5.  USE OF ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NOTE C--COMMITMENT AND CONTINGENCIES

    The Company will be required to make and maintain a cash general partnership interest of 1% of the total contributions of all limited partners in the Fund. As GP, the Company is contingently liable for obligations of the Fund. However, the Company has no intent or commitments to, nor is it a reasonable possibility that the Company will, fund cash flow deficits, if any, or provide other direct or indirect financial assistance to the Fund.

NOTE D--RELATED PARTY TRANSACTIONS

    The Company loans funds to subsidiaries and affiliates of the Parent. Such amounts are presented as a debit in member's equity until repaid.

    The Parent has borne all organization and offering costs associated with the Fund.

NOTE E--NEW ACCOUNTING DEVELOPMENT

    In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation changes the method of determining whether certain entities should be consolidated in a company's financial statements. An entity is subject to FIN 46 and is called a variable interest entity ("VIE") if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has absorbed a majority of the expected losses or received a majority of the expected residual returns or both. The consolidation requirements of FIN 46 is effective immediately for all VIEs created after January 31, 2003. Management has determined upon initial application of FIN 46 the Fund is not a VIE.

         Purchasers of Units will acquire no interest in this company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Member of
REFCOFUND HOLDINGS, LLC

    We have audited the accompanying statement of financial condition of RefcoFund Holdings, LLC (the "Company") as of February 28, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of RefcoFund Holdings, LLC as of February 28, 2003 in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

New York, New York
May 21, 2003 (except for
    Note C, as to which the
    date is June 5, 2003)

         Purchasers of Units will acquire no interest in this company.

                            REFCOFUND HOLDINGS, LLC

                        STATEMENT OF FINANCIAL CONDITION

                               FEBRUARY 28, 2003
                                (000'S OMITTED)

ASSETS
Cash                                                          $    17

Receivables
  Loans due from affiliates                                     1,500
  Other                                                           141
                                                              -------
  Total assets                                                $ 1,658
                                                              =======

LIABILITIES AND MEMBER'S EQUITY
Liabilities
  Accounts payable and other liabilities                      $   321
                                                              -------
Member's equity
  Capital contributed                                           3,685
  Receivable from affiliates                                   (2,348)
                                                              -------
  Total member's equity                                         1,337
                                                              -------
  Total liabilities and member's equity                       $ 1,658
                                                              =======

         The accompanying notes are an integral part of this statement.

         Purchasers of Units will acquire no interest in this company.

                            REFCOFUND HOLDINGS, LLC

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

                               FEBRUARY 28, 2003

NOTE A--ORGANIZATION

    RefcoFund Holdings, LLC (the "Company") is a limited liability company under the laws of the State of Delaware. The ultimate parent of the Company is Refco Group Ltd., LLC (the "Parent"). The Company was originally organized in Delaware on November 9, 1984. The Company is a member of the National Futures Association and is registered as a commodity pool operator and as a commodity trading advisor. The Company provides fund management and administrative services to commodity pools. It formerly served as the General Partner for the following commodity pools: The Admiral Futures Fund, Ltd., Clark Street Futures Fund, Dearborn Street Futures Fund and LaSalle Street Futures Fund. At February 28, 2003, the Company was not a general partner in any fund or pool, nor did it carry any equity investments.

    The Company provides trading advice by selecting and overseeing various trading advisors. Currently, it provides these services to the Northern Star Hedge Fund I, Capricorn Trading Co. Limited, Selective Financial Portfolio Limited and Refco Global Financial Futures Trust (Thales Bermuda LP). As of February 28, 2003, the Company was managing approximately $48 million in client assets. The Company earns commissions as well as management and incentive fees from the services that it provides.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    1.  FOREIGN CURRENCY TRANSACTIONS

    In the normal course of business, the Company engaged in transactions denominated in foreign currencies. Assets and liabilities in foreign currencies were translated at the year-end spot rate.

    2.  INCOME TAXES

    The Company has not provided for Federal, state and local taxes, as they are the responsibility of the Company's member.

    3.  USE OF ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NOTE C--RELATED PARTY TRANSACTIONS

    The Company loans funds to subsidiaries and affiliates of the Parent. Such amounts are presented as a debit in member's equity until repaid. On June 5, 2003, $1,500,000 of these amounts were subsequently received and accordingly are presented as assets in the accompanying statement of financial condition.

    During the year, the Company transferred a receivable from a third party to an affiliate, for cash of approximately $1.2 million, representing its gross carrying value.

         Purchasers of Units will acquire no interest in this company.

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                       S&P MANAGED FUTURES INDEX FUND, LP

           $100,000,000 CLASS A UNITS OF LIMITED PARTNERSHIP INTEREST $100,000,000 CLASS B UNITS OF LIMITED PARTNERSHIP INTEREST

                              -------------------

        AN INVESTMENT IN UNITS IS A SPECULATIVE AND LEVERAGED INVESTMENT
                        WHICH INVOLVES THE RISK OF LOSS.


      BEFORE YOU DECIDE TO INVEST, YOU SHOULD READ THIS ENTIRE PROSPECTUS
         CAREFULLY AND CONSIDER THE RISKS YOU FACE BEGINNING ON PAGE 7.


                              -------------------

          THIS PROSPECTUS IS IN TWO PARTS. A DISCLOSURE DOCUMENT AND A
      STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER,
         AND BOTH CONTAIN IMPORTANT INFORMATION. UNDER NO CIRCUMSTANCES
        MAY THE TWO PARTS OF THIS PROSPECTUS BE DISTRIBUTED SEPARATELY.

                              -------------------

                             REFCO SECURITIES, LLC
                                 SELLING AGENT

                            REFCOFUND HOLDINGS, LLC
                                GENERAL PARTNER


THIS STATEMENT OF ADDITIONAL INFORMATION AND DISCLOSURE DOCUMENT ARE BOTH DATED
                                          , 2004.

                     HYPOTHETICAL PERFORMANCE OF THE INDEX



    Set forth in Capsule C is the hypothetical performance of the Index. For purposes of the hypothetical pro forma version of the Index, Standard & Poor's aggregated the historical self-reported returns of the Index constituents. The S&P Managed Futures Pro Forma Index returns are based on the Index constituents as of December 2002 using monthly performance data from January 1998 through December 2002. No hypothetical performance for the period after December 2002 is presented because the Index SPC began trading on December 31, 2002 and accordingly has actual performance beginning January 2003. Returns for each constituent date back to January 1998 except that returns for Aspect Capital Limited and Beacon Management Corporation (USA) extend back to December 1998 and October 1999 respectively. The returns were provided to Standard & Poor's from the constituents themselves. The returns were weighted and aggregated to determine the pro forma hypothetical historical returns of the Index.
Standard & Poor's has the right to change Index constituents from time to time and rebalance accordingly. Drury Capital Management Inc. replaced Beacon Management Corporation (USA) as one of the Index constituents as of January 1, 2004.


    Standard & Poor's cannot verify the validity or accuracy of this data. For purposes of calculating pro forma returns, annually in August, the pro forma version of the Index is rebalanced to original equal weighting of constituents. Standard & Poor's does not guarantee the accuracy of these pro forma returns and does not recommend any investment or other decision based on their results. Pro forma index returns do not take into account the expenses of the Fund or the operating and administrative expenses of the Index SPC. If the foregoing had been factored in, the pro forma index returns would have been lower.

                                   CAPSULE C
                HYPOTHETICAL S&P MANAGED FUTURES PRO FORMA INDEX

                                                                                       RATES OF RETURN
                                                             --------------------------------------------------------------------
MONTH                                                          2002           2001           2000           1999           1998
-----                                                        --------       --------       --------       --------       --------
January...............................................         (1.3)%          0.5%           0.0%          (3.7)%          2.2%
February..............................................         (3.8)%          0.8%          (1.4)%          3.7%          (0.3)%
March.................................................          0.4%           7.3%          (1.8)%         (1.3)%          3.0%
April.................................................         (2.7)%         (7.3)%         (1.4)%          5.4%          (5.5)%
May...................................................          3.1%           1.5%           0.3%          (2.6)%          3.3%
June..................................................         10.7%          (1.9)%          (2.)1%         4.7%          (0.9)%
July..................................................          6.7%          (1.5)%         (3.4)%         (1.0)%         (1.0)%
August................................................          4.0%           3.9%           5.0%           0.5%          11.7%
September.............................................          5.7%           7.1%          (4.1)%          1.0%           6.2%
October...............................................         (6.6)%          5.8%           2.1%          (6.8)%          0.4%
November..............................................         (3.7)%        (10.3)%          9.6%           4.3%          (2.5)%
December..............................................          7.4%           1.1%          13.5%           2.8%           4.1%
                                                               ----          -----           ----           ----           ----
Year..................................................         20.0%           5.7%          15.9%           6.3%          21.6%
                                                               ====          =====           ====           ====           ====

Largest Hypothetical Monthly Drawdown:* (10.3)% (11/01)

Worst Hypothetical Pro Form Peak-to-Valley Drawdown:** (15.8)% (10/01-4/02)

 *"Largest Hypothetical Pro Forma Monthly Drawdown" is the largest negative monthly rate of return.

**"Worst Hypothetical Pro Forma Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value of the Index experienced by the program without such net asset value being subsequently equaled or exceeded. For example, if the value of the program unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would still be continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT THE FUND WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

                        THE FUTURES AND FORWARD MARKETS


FUTURES AND FORWARD CONTRACTS

    Futures contracts in the United States are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

    Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In these instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

    Unlike an investment in bonds where some consistency of yield is expected or in stocks where participation in economic growth is expected, futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain realized by one futures and forward trader, there is an equal and offsetting loss suffered by another.

HEDGERS AND SPECULATORS

    The two broad classifications of persons who trade futures and forward contracts are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

EXCHANGES; POSITION AND DAILY LIMITS; MARGINS

    Commodity exchanges in the United States generally have an associated clearinghouse. Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

    Federal legislation adopted in December 2000 has made possible a variety of new futures and derivative exchanges and clearing organizations that will be subject to less CFTC oversight than are the commodities exchanges on which the Index SPC anticipates trading in the United States. Additionally, this legislation permits a variety of highly qualified persons to trade contracts for future delivery on various non-agricultural commodities among themselves off-exchange. The general partner currently expects that substantially all of the Index SPC's futures trading in the United States will be conducted on exchanges subject to the full oversight of the CFTC. However, it is not now possible to determine what impact the existence of these new exchanges will have on the Index SPC's trading activities.

    The Index SPC will trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

    The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that the portfolio managers may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts each portfolio manager can control in corn to 5,500 in a single delivery month and the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts each portfolio manager can control to 20,000; however, Treasury bonds traded on the Chicago Board of Trade are not subject to position limits.

    United States exchanges limit the maximum price change in some, but not all, futures contracts during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is "limit up," it is difficult, or impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the

Chicago Board of Trade imposes daily limits of 20(cent) on corn futures but imposes no daily limits on Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 index futures with trading halts of the stocks underlying the index and imposes trading pauses or halts at moves of 5%, 10%, 15% and 20% in the value of that index.

    When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.


                      OTHER SALES MATERIAL TO BE DELIVERED


    In addition to this prospectus, you may receive the following materials which have been prepared by the general partner:

    - Fact Sheet; and


    - Marketing Brochure.


    In addition you may receive the Standard & Poor's "white paper" which has been prepared by Standard & Poor's and is publicly available on the Standard & Poor's website.

                                    GLOSSARY


    The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

AFFILIATE. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC.  Commodity Futures Trading Commission.

COMMODITY. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently so traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

COMMODITY BROKER. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

COMMODITY INTEREST CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

CONTINUOUS OFFERING. Offers and sales of Units after the initial offering period.

DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

DELIVERY. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

FORWARD CONTRACT. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

MARGIN. Good faith deposits with a commodity broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

NFA.  National Futures Association.

NET ASSETS. The total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net assets shall include any unrealized profits or losses on open positions, and any fee or expense accruing to the Fund.

NET ASSET VALUE OF A UNIT. Net assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth shall be determined exclusive of home, home furnishings and automobiles.

OPTION. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

POSITION LIMIT. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

SETTLEMENT PRICE. The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

SPONSOR. Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

SPOT CONTRACT. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

SPREAD OR STRADDLE. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

SWAPS. Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearinghouse.

UNREALIZED PROFIT OR LOSS. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

VALUATION DATE.  The date as of which the net assets of the Fund are determined.

                                                                       EXHIBIT A

                       S&P MANAGED FUTURES INDEX FUND, LP

                              AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT


                                DECEMBER 4, 2003

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
 1.  FORMATION AND NAME...............................................  A-1
 2.  PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT....................  A-1
     (a)  Principal Office............................................  A-1
     (b)  Registered Office and Agent.................................  A-1
 3.  BUSINESS.........................................................  A-1
 4.  TERM; DISSOLUTION; AND FISCAL YEAR...............................  A-1
     (a)  Term........................................................  A-1
     (b)  Dissolution.................................................  A-2
     (c)  Fiscal Year.................................................  A-2
 5.  NET WORTH OF GENERAL PARTNER.....................................  A-2
     (a)  Minimum Net Worth...........................................  A-2
     (b)  Modifications...............................................  A-2
 6.  CAPITAL CONTRIBUTIONS; UNITS; AND DISTRIBUTIONS..................  A-2
     (a)  General Partner Interest....................................  A-2
     (b)  Initial Limited Partner.....................................  A-2
     (c)  Limited Partner Interests...................................  A-2
     (d)  Distributions...............................................  A-3
     (e)  No Certificates.............................................  A-3
     (f)  Return of Capital Contributions.............................  A-3
 7.  ALLOCATION OF PROFITS AND LOSSES.................................  A-3
     (a)  Capital Accounts............................................  A-3
     (b)  Allocations.................................................  A-3
          Allocation of Profit and Loss for Federal Income Tax
     (c)  Purposes....................................................  A-4
 8.  FEES AND EXPENSES................................................  A-4
     (a)  Management Fees.............................................  A-4
     (b)  Administrative Expenses.....................................  A-5
     (c)  Expenses of the Index SPC...................................  A-5
     (d)  Reserves....................................................  A-5
 9.  MANAGEMENT OF THE PARTNERSHIP....................................  A-5
     (a)  Authority of the General Partner............................  A-5
     (b)  Agreements and Arrangements.................................  A-5
     (c)  Prohibited Activities.......................................  A-6
     (d)  Freedom of Action...........................................  A-6
     (e)  Tax Matters Partner.........................................  A-6
10.  AUDITS AND REPORTS TO LIMITED PARTNERS...........................  A-6
     (a)  Financial and Tax Information...............................  A-6
     (b)  Inspection of Books and Records.............................  A-7
     (c)  Calculation of Net Asset Value..............................  A-7
     (d)  Notification................................................  A-7
     (e)  Taxes.......................................................  A-7
     (f)  Maintenance of Records......................................  A-7
11.  ASSIGNABILITY OF UNITS...........................................  A-7
     (a)  Notice of Transfer..........................................  A-7
     (b)  Substitute Limited Partners.................................  A-8
     (c)  Restrictions on Transfer....................................  A-8
     (d)  Modification of Restrictions................................  A-8
     (e)  Costs of Transfer...........................................  A-8
12.  REDEMPTIONS......................................................  A-8
     (a)  Notice of Redemption; Redemption Price......................  A-8
     (b)  Redemption Charges..........................................  A-8
     (c)  Special Redemption Dates....................................  A-8
     (d)  Payment; Suspensions and Limitations........................  A-9
     (e)  Required Redemption.........................................  A-9

                                                                        PAGE
                                                                        ----
13.  OFFERING OF UNITS................................................  A-9
     (a)  Registration of Units.......................................  A-9
     (b)  ERISA Restrictions..........................................  A-9
     (c)  Cancellation of Units.......................................  A-9
14.  SPECIAL POWER OF ATTORNEY........................................  A-10
15.  WITHDRAWAL OF A PARTNER..........................................  A-10
     (a)  Withdrawal of General Partner...............................  A-10
     (b)  Withdrawal of Limited Partners..............................  A-10
16.  STANDARD OF LIABILITY; INDEMNIFICATION...........................  A-10
     (a)  Liability of the General Partner............................  A-10
     (b)  Standard of Liability of the General Partner................  A-10
     (c)  Indemnification of the General Partner by the Partnership...  A-11
     (d)  Securities Laws Violations..................................  A-11
     (e)  Insurance...................................................  A-11
     (f)  Advances....................................................  A-11
          Indemnification of the Partnership by the Limited
     (g)  Partners....................................................  A-11
     (h)  Limited Liability of Limited Partners.......................  A-11
17.  AMENDMENTS; MEETINGS.............................................  A-11
     (a)  Amendments with Consent of the General Partner..............  A-11
          Amendments and Actions without the Consent of the General
     (b)  Partner.....................................................  A-12
     (c)  Methods of Limited Partner Consent..........................  A-12
     (d)  Meetings....................................................  A-12
18.  BENEFIT PLAN INVESTORS...........................................  A-12
19.  NOT A PUBLICLY TRADED PARTNERSHIP................................  A-13
20.  GOVERNING LAW....................................................  A-13
21.  MISCELLANEOUS....................................................  A-13
     (a)  Notices.....................................................  A-13
     (b)  Binding Effect..............................................  A-13
     (c)  Captions....................................................  A-13
     (d)  Severability................................................  A-13
     (e)  Entire Agreement............................................  A-13
     (f)  No Waivers..................................................  A-14
     (g)  Priority Among Limited Partners.............................  A-14
22.  DEFINITIONS......................................................  A-14

                       S&P MANAGED FUTURES INDEX FUND, LP

                              AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT


    This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of S&P MANAGED FUTURES INDEX FUND, LP (the "Partnership") is made and entered into as of this 4th day of December, 2003 by and among REFCOFUND HOLDINGS, LLC, a Delaware limited liability company, as the general partner (the "General Partner"), Philip Silverman, the initial limited partner (the "Initial Limited Partner"), and each other party who shall execute this Agreement, by counterpart or by attorney-in-fact (individually, a "Limited Partner" and, collectively, the "Limited Partners" and, together with the General Partner, the "Partners").


                              W I T N E S S E T H:

    WHEREAS, the parties hereto desire to form the Partnership for purpose of seeking investment returns that substantially track the performance of the Standard &Poor's-Registered Trademark- Managed Futures Index.

    NOW THEREFORE, the parties hereto agree as follows:

    1.  FORMATION AND NAME.

    The parties hereto hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"). The name of the limited partnership is S&P Managed Futures Index Fund, LP. The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the Act and shall execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable as determined by the General Partner in its sole discretion.

    2.  PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT.

    (a) PRINCIPAL OFFICE. The address of the principal office of the Partnership is c/o RefcoFund Holdings, LLC, 550 West Jackson, Suite 1300, Chicago, Illinois 60661, telephone: (312) 788-2000, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

    (b) REGISTERED OFFICE AND AGENT. The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company.

    3.  BUSINESS.

    The Partnership's business and purpose is to seek investment returns that substantially track the performance of the Standard &Poor's-Registered Trademark- Managed Futures Index. The Partnership shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose.

    4.  TERM; DISSOLUTION; AND FISCAL YEAR.

    (a) TERM. The term of the Partnership shall commence on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (i) receipt by the General Partner of an election to dissolve the Partnership at a specified time by the Limited Partners owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Limited Partners, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (ii) the withdrawal, resignation, removal, bankruptcy, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (A) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership or (B) within 120 days after such event Limited Partners owning at least fifty percent (50%) of the total number of outstanding Units then owned by Limited Partners agree to continue the business of the Partnership and to the appointment,

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effective as of the date of such event, of one or more general partners of the
Partnership pursuant to the terms of SECTION 17; and (iii) any other event which shall make it unlawful for the existence of the Partnership to be continued or shall require termination of the Partnership.

    (b) DISSOLUTION. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed: (i) first, to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; (ii) second, to Partners and former Partners in satisfaction of liabilities for distributions; and (iii) third, to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Act.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

    5.  NET WORTH OF GENERAL PARTNER.

    (a) MINIMUM NET WORTH. At all times after termination of the Initial Offering Period, so long as it remains general partner of the Partnership, the General Partner will maintain a Net Worth of not less than the greater of
(a) $50,000 or (b) the sum of five percent (5%) of the total capital contributions to the Partnership (including capital contributions by the General Partner) and to all other entities of which it is general partner and five percent (5%) of the Units being offered. In no event shall the General Partner be required to maintain a Net Worth in excess of $1,000,000.

    (b) MODIFICATIONS. The requirements of SECTION 5(A) may be modified by the General Partner if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

    6.  CAPITAL CONTRIBUTIONS; UNITS; AND DISTRIBUTIONS.

    (a) GENERAL PARTNER INTEREST. The General Partner will be required to make and maintain a cash investment in the Partnership equal to the greater of
(i) one percent (1%) of the total capital contributions to the Partnership or
(ii) $25,000. The General Partner may withdraw any interest it may have as a general partner in excess of such amount. Any interest in the Partnership acquired by the General Partner or any of its principals or their respective Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

    (b) INITIAL LIMITED PARTNER. The capital contribution of the initial Limited Partner shall be $1, payable on formation of the Partnership. The interest of the Initial Limited Partner shall terminate on admission of any other person as a Limited Partner and his capital contribution shall be returned.

    (c) LIMITED PARTNER INTERESTS. Interests in the Partnership, other than those of the General Partner, shall be evidenced by units of limited partnership interest ("Units"). Units shall be initially be issued in two classes--Class A and Class B. The Class B Units will be offered only by qualified broker-dealers that offer a wrap fee program and fee-only registered investment advisers.

         (i) During the Initial Offering Period, a subscriber must contribute $1,000 per Unit and purchase at least ten Units, making its initial investment to the capital of the Partnership at least $10,000; provided, that a subscriber that is an individual retirement account must purchase at least three Units, making its initial investment to the capital of the Partnership at least $3,000. During the Initial Offering Period, a subscriber who has previously submitted a Subscription Agreement to purchase Units may make additional investments of at least $2,500 to purchase Units at $1,000 per Unit. The Limited Partners' respective capital contributions to the Partnership shall be as shown on the books and records of the Partnership. Units will be sold in fractions calculated to three decimal places.

        (ii) During the Initial Offering Period, all subscriptions received will be held in an interest bearing escrow account with an escrow agent selected by the General Partner. The General Partner must receive and accept subscriptions for at least 5,000 Units prior to the termination of the Initial Offering Period to break escrow and commence trading. If subscriptions for at least 5,000 Units have

                                      A-2
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    not been received and accepted by the General Partner prior to the termination of the Initial Offering Period, this Agreement shall terminate, the full amount of all subscriptions held in escrow, plus interest, will be returned to the subscribers within five Business Days after the end of the Initial Offering Period and the Certificate of Limited Partnership shall be cancelled. If subscriptions for at least 5,000 Units have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the full amount of all subscriptions held in escrow will be contributed to the Partnership, the interest earned on such subscriptions shall be treated as interest earned by the Partnership and the Partnership shall commence trading operations.


       (iii) After the termination of the Initial Offering Period, Units will be continuously offered for sale as of the first Business Day of each month at their Net Asset Value. A subscriber must make an initial investment to the capital of the Partnership of at least $10,000; provided, that a subscriber that is an individual retirement account must make its initial investment to the capital of the Partnership of at least $3,000. An existing Limited Partner may make additional investments of at least $2,500. Subscription Agreements must be received at least six Business Days prior to the first Business Day of each month in order to be accepted and the related cleared funds must be received at least three Business Days prior to the first Business Day of each month in order for subscriptions to be accepted. Funds will be held in the Partnership's escrow or bank account until the first Business Day of the month beginning at least six Business Days after receipt of the related Subscription Agreement. Interest earned on funds submitted prior to the first Business Day of the month will be interest earned by the Partnership. If a subscription is rejected, the related funds held in the Partnership's escrow or bank account, plus interest, will be returned to the subscriber promptly following the end of the month in which the subscription was rejected.


    (d) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership will make to the Partners. Distributions shall be PRO RATA in accordance with the respective capital accounts of the Partners.

    (e) NO CERTIFICATES. No certificates or other evidences of Unit ownership will be issued. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

    (f) RETURN OF CAPITAL CONTRIBUTIONS. No Limited Partner or assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Partnership, in each case as provided herein. In no event shall a Limited Partner or assignee be entitled to demand or receive property other than cash.

    7.  ALLOCATION OF PROFITS AND LOSSES.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of the initial capital contribution to the Partnership made by such Partner.

    (b) ALLOCATIONS. As of the close of business on the last day of each month, the following determinations and allocations shall be made:

         (i) The Net Assets of the Partnership will be determined without regard to Management Fees or Administration Fees on a Class-by-Class basis.

        (ii) Management Fees, if any, shall then be charged against Net Assets on a Class-by-Class basis.

       (iii) Administration Fees, if any, shall then be charged against Net Assets on a Class-by-Class basis.

       (iv) Any increase or decrease in the Partnership's Net Assets (after the adjustments determined pursuant to Paragraphs (i) through (iii) above), as compared to the last such determination of Net Assets, shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each capital account bears to the balance of all capital accounts of the same class.

        (v) The amount of any distributions to a Partner and any amount paid to a Partner on redemption of Units shall be charged to the appropriate capital account. The General Partner does not intend to make any distributions.

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    (c)  ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES.  As of
the end of each fiscal year, income and expense and capital gain or capital loss of the Partnership shall be allocated among the Partners pursuant to the following provisions for federal income tax purposes:

         (i) For federal income tax purposes, items of ordinary or capital income, gain, loss, deduction or credit for each fiscal year shall be allocated among the Partners in such manner as to reflect as nearly as possible the amounts credited or charged to each Partner's capital account of the same class.

        (ii) Unrealized ordinary or capital gains or losses from prior periods that have been credited or charged to a Partner's capital account shall, when realized, be allocated as nearly as possible for federal income tax purposes to reflect such prior allocation to a Partner's capital account of the same class.

       (iii) Allocations hereunder shall be made in accordance with the regulations promulgated by the Department of the Treasury under
    Section 704(b) and Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and, in the case of allocations made in accordance with SECTION 7(D)(II), may be made in accordance with the provisions in Temporary Treasury Regulation 1.704-3(e)(3) (or successor regulations) for "securities partnerships" to the extent the Partnership constitutes a "securities partnership" within the meaning of such provisions.

       (iv) Notwithstanding SECTION 7(C)(II), to the extent permitted by the regulations (or successor regulations) referred to in SECTION 7(C)(III), allocations of gains that have been realized up to the time a Partner has redeemed all or any portion of his limited or general partnership interest may be allocated first to each Partner who has redeemed any such interest during the year to the extent that the amount the Partner received on redemption exceeds the amount of the Partner's tax basis attributable to the interest redeemed, and allocations of losses that have been realized up to the time a Partner has redeemed all or any portion of his limited or general partnership interest may be allocated first to each Partner who has redeemed any such interest during the year to the extent that the amount of the Partner's tax basis attributable to the interest redeemed exceeds the amount the Partner received on redemption. If more than one Partner receives a special allocation described above, the allocation to each Partner may be made in proportion to the ratio that such Partner's tax basis bears to the total tax basis for all interests redeemed at that time.

        (v) Any Partner who transfers or assigns Units during any fiscal year shall be allocated such Partner's proportionate share of the capital gain or capital loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with SECTION 11, and the transferee or assignee of such Units shall be allocated its proportionate share of the capital gain or capital loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of the transfer or assignment is given.

       (vi) For purposes of this SECTION 7(C), "capital gain" or "capital loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including gain or loss required to be taken into account pursuant to Section 1256 thereof.

       (vii) Capital gain and capital loss shall be allocated separately and not netted.

      (viii) The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Partners in the ratio and to the extent that financial profit and loss are allocated to such Partners and so as to eliminate, to the maximum practicable extent, any disparity between a Partner's capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including a "Qualified Income Offset."

       (ix) The allocations of profit and loss to the Partners in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding.

        (x) The method for allocating gains and loses for federal tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

    8.  FEES AND EXPENSES.

    (a) MANAGEMENT FEES. The Partnership shall pay to the General Partner a monthly management fee (the "Management Fee") equal to 0.346% of the Partnership's month-end Class A Net Assets and 0.179%

                                      A-4
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of the Partnership's Class B Net Assets (4.15% and 2.15% per annum, respectively). Management Fees, accrued as well as paid, shall reduce Net Asset Value. The Management Fees and the Customary Administrative Expenses (as that term is defined in Section 8(b)) may not exceed 0.5% of the Partnership's month-end Net Assets (6% per annum). If necessary, the General Partner shall reimburse the Partnership, no less frequently than quarterly, for the amount by which the Management Fees and Customary Administrative Expenses exceed such limitation.

         (i) The General Partner shall pay from its management fee all expenses incurred in connection with the organization of the Partnership and the initial offering of Units, management fees to PlusFunds, selling commissions and servicing fees. The organizational and offering expenses, plus the upfront selling commissions and other commissions and compensation for sales of Units, may not exceed 15% of the total capital contributions of the Partners. Ongoing compensation paid to CFTC-qualified selling agents in respect of CFTC-qualified registered representatives shall not be included in the foregoing limitation.

    (b) ADMINISTRATIVE EXPENSES. The Partnership shall be billed for and shall pay all of its administrative expenses, including all Customary Administrative Expenses, legal and audit services expenses, ongoing offering expenses and extraordinary expenses. The General Partner shall pay and shall not allocate to the Partnership any of its indirect expenses incurred in connection with the administration of the Partnership, including salaries, rent, travel expenses and such other items generally falling under the category of overhead expenses, except for organizational and offering expenses. The Management Fees and the customary and routine administrative and operating and ongoing offering expenses of the Partnership, other than the actual cost of legal and audit services and extraordinary expenses ("Customary Administrative Expenses"), may not exceed 0.5% of the Partnership's month-end Net Assets (6% per annum). If necessary, the General Partner shall reimburse the Partnership, no less frequently than quarterly, for the amount by which the Management Fees and Customary Administrative Expenses exceed such limitation.

    (c) EXPENSES OF THE INDEX SPC. The Partnership shall pay its pro rata share of the fees and expenses of the Index SPC. The fees and expenses of the Index SPC include (A) management fees and incentive fees paid to the managers of the Index SPC; (B) fees paid to the Index SPC's administrator to administer the Index SPC; (C) brokerage commissions and other transaction-related expenses of the Index SPC; (D) accounting, audit and legal expenses and custodial fees of the Index SPC; and (E) any extraordinary expenses of the Index SPC.

    (d) RESERVES. The General Partner may create, in its sole and absolute discretion, appropriate reserves, which shall be accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce Net Asset Value for all purposes.

    9.  MANAGEMENT OF THE PARTNERSHIP.

    (a) AUTHORITY OF THE GENERAL PARTNER. The General Partner shall control, conduct and manage the business of the Partnership, including the investment of the funds of the Partnership. The General Partner may take such actions on behalf of the Partnership as the General Partner deems, in its sole discretion, necessary or desirable to manage the business of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners (subject to the allocation provisions hereof), shall execute various documents on behalf of the Partnership and the Limited Partners and shall supervise the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

    (b) AGREEMENTS AND ARRANGEMENTS. The Partnership and the General Partner on behalf of the Partnership may enter into any agreements or arrangements specifically described in or contemplated by the Prospectus or otherwise as the General Partner deems, in its sole discretion, necessary or desirable to manage the business of the Partnership without any further act, approval or vote of any Limited Partner other than the General Partner. The General Partner will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. No Limited Partner may contract away the fiduciary obligation owed to the Limited Partners by the General Partner under common law.

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    (c)  PROHIBITED ACTIVITIES.

         (i) The funds of the Partnership will not be commingled with the funds of any other Person (deposit of funds with a commodity broker, clearinghouse or forward dealer, or investing assets in the Index SPC or any other collective investment vehicle shall not be deemed to constitute "commingling" for these purposes).

        (ii) The Partnership shall make no loans to any Person. The General Partner shall make no loans to the Partnership.

       (iii) The Partnership shall not employ the trading technique commonly known as "pyramiding," which means using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities. The General Partner taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Partnership will not be considered to be engaging in "pyramiding."

       (iv) No Person may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective Affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

        (v) Neither the General Partner nor any Affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any Person engaged to sell Units or to give investment advice to a potential Limited Partner; provided, that neither the General Partner nor any Affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed Person normal sales commissions for selling Units.

       (vi) The maximum period covered by any contract entered into by the Partnership shall not exceed one year (although such contracts may be automatically renewable for successive one year periods until terminated). Any agreements between the Partnership and the General Partner or any of its Affiliates shall be terminable by the Partnership upon no more than 60 days' written notice.

       (vii) No material change in the basic investment policies or structure of the Partnership shall be made without the approval of Limited Partners owning Units representing more than fifty percent (50%) of the total outstanding Units owned by Limited Partners as of a record date established for a vote thereon.

    (d) FREEDOM OF ACTION. The General Partner is engaged in, and may in the future engage in, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to The General Partner shall devote to the Partnership such time as the General Partner may deem advisable to the conduct of the Partnership's business and affairs.

    (e) TAX MATTERS PARTNER. The General Partner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as the "tax matters partner" of the Partnership. The General Partner may, in its sole discretion, make a mixed straddle account election on behalf of the Partnership and elections under Sections 988, 1092 and 1256 of the Code on behalf of the Partnership.

    10.  AUDITS AND REPORTS TO LIMITED PARTNERS.

    (a) FINANCIAL AND TAX INFORMATION. The Partnership's books shall be audited annually by an independent certified public accountant selected by the General Partner. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90 days after the end of each fiscal year, an "Annual Report" as required by CFTC Regulation 4.22(c) and such tax information as is necessary for a Limited Partner to complete his or her federal income tax return and (ii) ) within 30 days of the end of each month, a "Monthly Account Statement" as required by CFTC Regulation 4.22(a). The General Partner will comply with the reporting requirements of CFTC Regulation 4.22 with respect to the Partnership.

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    (b)  INSPECTION OF BOOKS AND RECORDS.  Limited Partners or their duly authorized representatives may inspect the books and records of the Partnership during normal business hours upon reasonable written notice to the General Partner and may obtain copies of such records upon payment of reasonable reproduction costs; provided, that upon request by the General Partner, the requesting Limited Partner shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Limited Partner's interest as an investor in the Partnership. Any Limited Partner upon request given to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within 10 Business Days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes.

    (c) CALCULATION OF NET ASSET VALUE. The General Partner shall calculate the Net Assets of the Partnership daily and shall make the approximate Net Asset Value available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership.

    (d) NOTIFICATION. The General Partner will send written notice to each Limited Partner within seven Business Days of the occurrence of :

         (i) any decline in the Net Asset Value per Unit of either Class to less than fifty percent (50%) of such Net Asset Value as of the previous month-end valuation date; and

        (ii) any other material change affecting the compensation of any party.

Each such notification shall set forth the Limited Partners' voting and redemption rights and a description of any material effect such change may have on the Units.

    (e) TAXES. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, that such taxes need not be paid if the General Partner or the Partnership are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Partnership.

    (f) MAINTENANCE OF RECORDS. The General Partner shall maintain and preserve all required records relating to the Partnership for a period of not less than six years from the receipt of such records.

    11.  ASSIGNABILITY OF UNITS.

    (a) NOTICE OF TRANSFER. Each Limited Partner expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Partnership without giving fifteen days' prior written notice to the Partnership and the General Partner. Such written notice shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he or she agrees to give the above-described written notice to the General Partner upon any subsequent assignment and shall be signed by the assignor and assignee. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner, such written notice may be given by the duly authorized representative of the estate of the Limited Partner and shall be supported by such proof of legal authority and valid assignment as may be reasonably requested by the General Partner. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his or her right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until the first day of the month following the month in which the Partnership and the General Partner receive such written notice of the assignment, and the General Partner shall not be required to give any assignee any rights hereunder prior to such time. The General Partner may, in its sole discretion, waive any such notice or any defect therein. The General Partner will send written confirmation to both the transferor and transferee of Units that the transfer in question has been duly recorded on the Partnership's books and records.

    (b) SUBSTITUTE LIMITED PARTNERS. No assignee may become a substituted Limited Partner, except with the consent of the General Partner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the General Partner; provided, that the General Partner may withhold such consent only if it is necessary (i) to prevent the Partnership from being treated as a publicly traded

                                      A-7
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partnership or (ii) to preserve the tax status of the Partnership or the characterization or treatment of income or loss and such restriction is supported by an opinion of counsel. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. A substituted Limited Partner shall have all of the rights and powers and shall be subject to all of the restrictions and liabilities of Limited Partner of the Partnership. A substituted Limited Partner shall be liable for the obligations of his or her assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Act to return distributions received by the assignor; provided, that a substituted Limited Partner shall not be obligated for liabilities unknown to him or her at the time he or she became a substituted Limited Partner and which could not be ascertained from this Agreement. An assigning Limited Partner shall remain liable to the Partnership as provided in the Act, regardless of whether his or her assignee becomes a substituted Limited Partner. Each Limited Partner agrees that any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner.

    (c) RESTRICTIONS ON TRANSFER. No assignment, transfer or disposition of any Units shall be made in violation of any applicable federal or state securities laws. The General Partner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Limited Partner or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current Prospectus), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Limited Partner. The General Partner will not permit the assignment, transfer or disposition of Units where the General Partner has received an opinion of counsel that such assignment, transfer or disposition would cause the Partnership to be treated as a publicly traded partnership.

    (d) MODIFICATION OF RESTRICTIONS. The General Partner shall eliminate or modify any restriction on assignment or substitution at such time as the General Partner receives an opinion of counsel that such restriction is no longer necessary.

    (e) COSTS OF TRANSFER. The assignor of a Unit shall bear the costs related to such assignment or transfer. Certificates representing Units may bear appropriate legends to such effect.

    12.  REDEMPTIONS.

    (a) NOTICE OF REDEMPTION; REDEMPTION PRICE. Each Limited Partner and each assignee of Units of whom the General Partner has received written notice pursuant to SECTION 11 may redeem all or any of his or her Units effective as of the close of business on the last Business Day of any calendar month by delivering to the General Partner a written request for redemption in a form specified by the General Partner at least 10 Business Days prior to the date of redemption; provided, that all liabilities, contingent or otherwise, of the Partnership (including the Partnership's allocable share of the liabilities, contingent or otherwise, of any entities in which the Partnership invests), except any liability to Limited Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. All redemptions will be made at the Net Asset Value of the redeemed Units as of the effective date of the redemption.

    (b) REDEMPTION CHARGES. Limited Partners who redeem Class A Units on or prior to the end of the first year after such Class A Units are sold will be assessed a redemption charge (the "Redemption Charge") equal to 3% of the Net Asset Value of the Class A Units redeemed as of the date of redemption. Class A Units purchased by the same Limited Partner on different closing dates will be treated on a "first-in, first-out" basis for purposes of calculating whether they have been held for a year. All Redemption Charges will be paid to the General Partner.

    (c) SPECIAL REDEMPTION DATES. The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit of either Class as of the close of business on any Business Day to less than 50% of the Net Asset Value per Unit of that Class on the last valuation date. The Partnership shall suspend trading during such special redemption period.

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    (d)  PAYMENT; SUSPENSIONS AND LIMITATIONS.  Redemption payments will be made
(by mailing a check or crediting a customer securities account) within 10 Business Days after the redemption date. The General Partner will make arrangements with selling agents who so request to pay redemptions through crediting Limited Partners' customer securities accounts with such selling agents. Redemptions may be temporarily suspended if, in the General Partner's judgment, a market disruption results in the closing of financial markets in the United States or abroad and it is impossible or impracticable to value the Units or liquidate Partnership assets or the Index SPC suspends redemptions. In addition, the right of a Partner to receive a redemption payment further depends on the Partnership's ability to obtain the necessary funds by redeeming its investment in the Index SPC, which is subject to certain limits. Under these limits, redemptions of interests in the Index SPC by the Partnership as of any particular redemption date cannot exceed 20% of the Partnership's investment in the Index SPC as of that date unless the Index SPC has received at least 15 business days' notice prior to a redemption date. The General Partner will notify the Limited Partners in writing if redemptions are suspended.

    (e)  REQUIRED REDEMPTION.

         (i) The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use its best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
    Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in
    Section 4975 of the Code.

        (ii) Notwithstanding any other provision of this Agreement, if at any time the General Partner determines that a Limited Partner appears on a list of known or suspected terrorists or terrorist organizations compiled by any United States or foreign governmental agency or that any information provided by such Limited Partner in its Subscription Agreement relating to money laundering is no longer true or accurate, then the General Partner shall be authorized to take any action as shall be necessary or appropriate as a result thereof, including but not limited to removal of the Limited Partner as a limited partner of the Partnership and the redemption of the Limited Partner's Units in cash, less any penalty, fine, forfeiture, withholding or seizure imposed or ordered by any governmental agency. Neither the Partnership, the General Partner, any affiliate of any such Persons nor any other Person engaged to provide services to the Partnership shall be liable to any Person for any damages of any kind, whether direct, incidental or consequential, on account or by reason of any actions taken pursuant to this subsection 12(e)(ii).

    13.  OFFERING OF UNITS.

    (a) REGISTRATION OF UNITS. The General Partner on behalf of the Partnership shall (i) cause to be filed from time to time a Registration Statement, and such amendments thereto as the General Partner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the General Partner shall deem necessary or advisable and (iii) take such action with respect to the matters described in
(i) and (ii) as the General Partner shall deem necessary or advisable.

    (b) ERISA RESTRICTIONS. The General Partner shall not accept any subscriptions for Units if doing so would cause the Partnership to be considered to hold "plan assets" for any purpose of ERISA or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

    (c) CANCELLATION OF UNITS. All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Partnership shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided, that the General Partner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 Business Days of original dishonor. Any losses or profits sustained by the Partnership in connection with its trading allocable to cancelled Units shall not be a liability of the General Partner but shall be deemed an increase or decrease

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in the Net Assets of the Partnership and allocated as described in SECTION 7.
Each subscriber agrees to reimburse the Partnership for any expense or losses incurred in connection with any such cancellation of Units issued to such subscriber.

    14.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to
(a) execute, acknowledge, swear to, deliver, record and file: (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) all other agreements described herein or in the Prospectus, including any amendments hereto and thereto, and (iii) all certificates, documents and other instruments that the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and the jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Limited Partners under the laws of any jurisdiction to reflect the dissolution or termination of the Partnership; and (b) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including the interest of the other Limited Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this SECTION 14), and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of a Limited Partner or any delivery by any Limited Partner of an assignment of the whole or any portion of his or her Units.

    15.  WITHDRAWAL OF A PARTNER.

    (a) WITHDRAWAL OF GENERAL PARTNER. The Partnership shall be dissolved upon the withdrawal, resignation, removal, bankruptcy, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be the General Partner of the Partnership, unless the Partnership is continued pursuant to the terms of SECTION 4(A)(II). If at the time of any withdrawal, resignation, removal, bankruptcy, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be the General Partner of the Partnership, there is at least one remaining general partner of the Partnership, such general partner agrees to carry on the business of the Partnership. In addition, the General Partner shall not withdraw from the Partnership at any time without 120 days' written notice to each Limited Partner and each assignee of whom the General Partner has notice pursuant to SECTION 11. In the event of the General Partner's withdrawal, resignation or removal from the Partnership, the General Partner shall be entitled to a redemption of its general liability interest in the Partnership at its Net Asset Value as of the close of business on the last Business Day of the month following the date of withdrawal, resignation or removal. If the General Partner withdraws from the Partnership and the Partnership's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

    (b) WITHDRAWAL OF LIMITED PARTNERS. The death, incompetency, withdrawal, bankruptcy, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner in the Partnership shall not terminate or dissolve the Partnership, and a Limited Partner, his or her estate, custodian or personal representative shall have no right to redeem or value such Limited Partner's interest except as provided in
SECTION 12. Each Limited Partner expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this SECTION 15 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his or her Units, to receive audited financial statements and other information from the General Partner or the Partnership or to redeem or transfer Units.

    16.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) LIABILITY OF THE GENERAL PARTNER. The General Partner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Partnership to the full extent, and only to the extent, as required by the terms of this Agreement and the Act.

    (b) STANDARD OF LIABILITY OF THE GENERAL PARTNER. The General Partner and its Affiliates shall have no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, the General Partner or its Affiliates were acting on behalf of or performing services for the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

    (c) INDEMNIFICATION OF THE GENERAL PARTNER BY THE PARTNERSHIP. To the fullest extent permitted by law, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership, the General Partner or its Affiliates were acting on behalf of or performing services for the Partnership and such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates. The indemnification provided by the Partnership to the General Partner and its Affiliates hereunder is recoverable only from the assets of the Partnership and not from the Limited Partners.

    (d) SECURITIES LAWS VIOLATIONS. Notwithstanding anything to the contrary contained in SECTION 16(C), the General Partner and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification pursuant to
SECTION 16(D)(III), the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

    (e) INSURANCE. The Partnership may not incur the cost of any insurance that covers the General Partner and that contains coverage for liabilities as to which the General Partner is prohibited from being indemnified pursuant to this
SECTION 16.

    (f) ADVANCES. Advances from the funds of the Partnership to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following conditions are satisfied: (i) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner or the legal action is initiated by a Limited Partner and a court of competent jurisdiction approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in
SECTION 16(B).

    (g) INDEMNIFICATION OF THE PARTNERSHIP BY THE LIMITED PARTNERS. In the event that the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities, obligations or liabilities of a Limited Partner unrelated to the business of the Partnership, such Limited Partner shall indemnify and reimburse the Partnership for all loss and expense incurred, including reasonable attorneys' fees in connection therewith.

    (h) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit shall be fully-paid and non-assessable. Except as otherwise provided by law, a Limited Partner will have no liability in excess of his or her obligation to make contributions to the capital of the Partnership and the amount of his or her capital account and accumulated profits.

    17.  AMENDMENTS; MEETINGS.

    (a)  AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER.

         (i) If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if approved by the General Partner and by the Limited Partners owning Units representing more than 50% of the outstanding Units then owned by Limited Partners; provided, that the approval of each affected Limited Partner and assignee of whom the General Partner has notice pursuant to SECTION 11 shall be required to reduce the capital account of such Limited Partner or assignee otherwise than in accordance with the terms of this Agreement or modify the percentage of profits, losses or distributions to which such Limited Partner or assignee is entitled hereunder; and provided, further, that the approval of all Limited Partners shall be required to modify the provisions of this
    SECTION 17.

        (ii) Notwithstanding the foregoing, the General Partner may amend this Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus),
    (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to qualify or maintain the qualification of the Partnership as a partnership in any jurisdiction,
    (iv) to delete or add any provision of or to this Agreement required to be deleted or added by the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or otherwise required by law, (v) to delete or add any provisions of or to this Agreement that the General Partner deems advisable, provided that such amendment is for the benefit of and not adverse to the Limited Partners, (vi) to attempt to ensure that the Partnership is not treated as an association taxable as a corporation for federal income tax purposes, (vii) to attempt to prevent the Partnership or the General Partner or its directors, officers or controlling persons from, in any manner, being subject to the provisions of the Investment Company Act of 1940, as amended, and (viii) to attempt to avoid causing the assets of the Partnership from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

    (b) AMENDMENTS AND ACTIONS WITHOUT THE CONSENT OF THE GENERAL PARTNER. The following actions may be taken with respect to the Partnership without the consent of the General Partner if such actions are approved by the Limited Partners owning Units representing more than 50% of the outstanding Units then owned by Limited Partners: (i) this Agreement may be amended, provided, that the consent of the General Partner shall be required for any amendment that modifies the compensation or distributions to which the General Partner is entitled or that affects the duties of the General Partner; (ii) the General Partner may be removed and replaced; (iii) a new General Partner or General Partners may be elected if the General Partner withdraws from the Partnership; (iv) any contract with the General Partner or any of its Affiliates may be canceled without penalty upon 60 days' notice; and (v) the Partnership may be dissolved.

    (c) METHODS OF LIMITED PARTNER CONSENT. In any matter regarding any Partnership action in which consent of a Limited Partner is required, such consent shall be deemed to have been give if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) such Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated in the notice.

    (d)  MEETINGS.

         (i) The General Partner may by written notice to each Limited Partner of record call a meeting of the Limited Partners for any matter upon which the Limited Partners may vote pursuant to this Agreement or under the Act. Such meeting shall be held at least 30 but not more than 60 days after giving such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

        (ii) If Limited Partners owning Units representing at least 10% of all Units then owned by Limited Partners shall, by written notice given in person or by certified mail to the General Partner, request that a meeting of the Partnership be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement or under the Act, the General Partner shall, by written notice given in person or by certified mail to each Limited Partner of record given within 15 days after such receipt, call a meeting of the Partnership for such purpose. Such meeting shall be held at least 30 but not more than 60 days after giving such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

    18.  BENEFIT PLAN INVESTORS.

    Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Partnership by such Plan is consistent with such Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any partnership agreement entered into thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the selling agents, any of their respective Affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units;
(ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or
(iii) is an employer maintaining or contributing to the Plan; and (f) the Plan
Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, the selling agents, and any of their respective Affiliates; and (iii) is qualified to make such investment decision.

    19.  NOT A PUBLICLY TRADED PARTNERSHIP

    Notwithstanding anything to the contrary in this Agreement, for each taxable year of the Partnership, pursuant to Sections 7704(c) and 7704(d) of the Code, the principal activity of the Partnership has consisted and will consist of investing its assets in the Index SPC and at least 90% of the Partnership's gross income for each taxable year of the Partnership has constituted and will constitute "qualifying income" under such provisions in the form of gains from such trading and other qualifying income, including interest income.

    20.  GOVERNING LAW.

    The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

    21.  MISCELLANEOUS.

    (a) NOTICES. All notices under this Agreement shall be in writing and shall be effective upon personal delivery or, if sent by registered, certified or first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

    (b) BINDING EFFECT. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Limited Partners and assignees, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

    (c) CAPTIONS. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

    (d) SEVERABILITY. If any one or more of the agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions and terms of this Agreement.

    (e) ENTIRE AGREEMENT. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and this Agreement and the Subscription Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

    (f) NO WAIVERS. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealing arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms, covenants, agreements and conditions herein contained.

    (g) PRIORITY AMONG LIMITED PARTNERS. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

    22.  DEFINITIONS.

    "Act" has the meaning set forth in SECTION 1.

    "Administrative Fees" has the meaning set forth in SECTION 8(B).

    "Affiliate" means, with respect to any Person: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

    "Agreement" has the meaning set forth in the preamble of this Agreement.

    "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York are required or authorized by law or executive order to close.

    "CFTC" means Commodity Futures Trading Commission.

    "Class" means any separate class of Units of the Partnership which will have the rights, duties and privileges with respect to the Partnership as are set forth in this Agreement, any document creating such Class or any Prospectus relating thereto.

    "Code" has the meaning set forth in SECTION 7(C).

    "Customary Administrative Expenses" has the meaning set forth in
SECTION 8(A).

    "ERISA" has the meaning set forth in SECTION 12(E).

    "General Partner" has the meaning set forth in the preamble of this Agreement.

    "Index SPC" means SPhinX Managed Futures Fund SPC, a segregated portfolio company organized under the laws of the Cayman Islands.

    "Initial Offering Period" means that period of time commencing on the date of the Prospectus and ending on 60 calendar days later, subject to the General Partner's decision (such decision being in the General Partner's sole discretion) to terminate such period earlier or to extend such period for an additional 60 days.

    "Limited Partner" has the meaning set forth in the preamble of this Agreement.

    "Management Fees" has the meaning set forth in SECTION 8(A).

    "Net Assets" means the total assets, less total liabilities, of the Partnership determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any adjustments deemed necessary by the General Partner.

    "Net Asset Value per Unit" means Net Assets divided by the number of Units outstanding.

    "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

    "Partners" means, collectively, the General Partner and the Limited
Partners.

    "Partnership" has the meaning set forth in the preamble of this Agreement.

    "Person" means any natural person, partnership, corporation, association or other legal entity.

    "Plan" has the meaning set forth in SECTION 18.

    "Plan Fiduciary" has the meaning set forth in SECTION 18.

    "Prospectus" means the latest prospectus filed pursuant to
Section 424(b) of the Securities Act of 1933 or contained in the Registration Statement.

    "Redemption Charges" has the meaning set forth in SECTION 12(B).

    "Registration Statement" means the registration statement filed with the Securities and Exchange Commission by the Partnership pursuant to the Securities Act of 1933 pursuant to which the Units are registered, and any pre-effective or post-effective amendments thereto.

    "Subscription Agreement" means the subscription agreement, the form of which is attached to the Registration Statement, executed by each of the Limited Partners.

    "Unit" has the meaning set forth in SECTION 6(B).

    "Upfront Selling Commissions" has the meaning set forth in SECTION 8(C).

                               * * * * * * * * *

    IN WITNESS WHEREOF, the undersigned have duly executed this Limited Partnership Agreement as of the day and year first above written.

                                                 REFCOFUND HOLDINGS, LLC
                                                 as General Partner

                                                 By:
                                                      /s/ PHILLIP R. BENNETT
                                                      ----------------------------------------------
                                                 Name: Phillip R. Bennett
                                                 Title: Manager

                                                 INITIAL LIMITED PARTNER:

                                                      /s/ PHILIP SILVERMAN
                                                      ----------------------------------------------
                                                      Philip Silverman

                                                 All Limited Partners now and hereafter admitted as
                                                 Limited Partners of the Partnership, pursuant to
                                                 powers of attorney now and hereafter executed in
                                                 favor of, and granted and delivered to, the General
                                                 Partner.

                                                 By:  REFCOFUND HOLDINGS, LLC
                                                      as Attorney-in-Fact

                                                 By:
                                                      /s/ PHILLIP R. BENNETT
                                                      ----------------------------------------------
                                                 Name: Phillip R. Bennett
                                                 Title: Manager

                                                                       EXHIBIT B

                      S&P MANAGED FUTURES INDEX FUND, LP*

                           SUBSCRIPTION REQUIREMENTS

NOTICE: AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO THE SECTION OF THE PROSPECTUS ENTITLED "THE RISKS YOU FACE" FOR A COMPLETE DESCRIPTION OF THE MATERIAL RISKS OF AN INVESTMENT IN THE FUND.

GENERAL

    To subscribe for units in the Fund, you must:

       - execute and deliver (to the selling agent who solicited your subscription) the subscription agreement, these subscription requirements and power of attorney signature page, and any other required documents (E.G., corporate authorizations); and

       - deliver to your selling agent a check in the full amount of your subscription payable to "S&P Managed Futures Index Fund, LP," or authorize a wire transfer in the full amount of your subscription in accordance with the instructions attached hereto (unless you intend to make payment by debiting your brokerage account with your selling agent).

    The minimum initial subscription is $10,000, except that with respect to individual retirement plans the minimum initial subscription is $3,000. In order for an individual retirement plan to purchase Units, the assets of the plan must be held by a third party custodian, such as your broker. Existing limited partners may make additional investments in the Fund in $2,500 minimums.

    By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for units at $1,000 per unit during the initial offering period and thereafter at net asset value per unit as of the first business day of the calendar month in which your subscription is to be effective (provided the subscription agreement and power of attorney signature page are received at least six (6) business days (and cleared funds to purchase the units at least three (3) business days) before the first business day of the calendar month in which the subscription is to be effective). The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to the Fund and to be bound by the terms of the limited partnership agreement. By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement. You will be required to reimburse the Fund and the general partner for any expense or loss incurred by either the Fund or the general partner as a result of the cancellation of your units due to your failure to deliver immediately available funds in the amount of the subscription price.

PURCHASER REPRESENTATIONS AND WARRANTIES

    By executing and delivering your subscription agreement and power of attorney, you represent and warrant to the Fund, the general partner, the selling agent who solicited your subscription, and their respective affiliates as follows:


    (a) You are of legal age and are legally competent to execute the subscription agreement and power of attorney. You acknowledge that you have received the current Prospectus, including the limited partnership contained therein (as supplemented by sticker supplements, if any). RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


    (b) All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of

---------

*"Standard & "Poor's", "S&P Managed Futures Index", and "SPhinX" are trademarks of Standard & Poor's and have been licensed for use by Refco Alternative Investments. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

such subscription agreement and power of attorney. You will immediately furnish revised or corrected information to the general partner, should there be any material change in such information. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



    (c) Unless paragraph (d) or (e) is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



    (d) Your subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth herein. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



    (e) If you are signing in a representative capacity, you have full power and authority to purchase the units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such units. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



    (f) You either are, or are not required to be, registered with the Commodity Futures Trading Commission or a member of the National Futures Association. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


    (g) If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this subscription agreement and power of attorney on your behalf hereby represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a unit (the "Plan Fiduciary") that:

        (i) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto;

        (ii) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;

        (iii) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any agreement thereunder;

        (iv) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties;

        (v) none of the general partner, any of the Fund's selling agents, any of their respective affiliates, agents or employees (A) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (B) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (C) is an employer maintaining or contributing to the Plan; and


        (vi) the Plan Fiduciary (A) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (B) is independent of the general partner, the Fund's selling agents and any of their respective affiliates, and (C) is qualified to make such investment decision. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


    You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

    (h) You(1) have (1) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (2) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). Furthermore, in no event may you invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Fund. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



        (i) Alaska, Arkansas, California, Massachusetts, Michigan, North Carolina or Texas--Net worth of at least $225,000 or a net worth of at least $60,000 and anticipated annual taxable income of at least $60,000. RESIDENTS OF TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


        (ii) California--Net worth of at least $200,000 or a net worth of at least $50,000 and past and anticipated annual income of at least $100,000.


        (iii) Iowa--Net worth of at least $350,000 or a net worth of at least $150,000 and annual taxable income of at least $60,000.



        (iv) Maine--Net worth of at least $200,000 or a net worth of at least $50,000 and an annual gross income of $50,000.


        (v) New Hampshire--Net worth of at least $250,000 or a net worth of at least $125,000 and annual taxable income of at least $50,000.

        (vi) Pennsylvania--Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

        (vii) South Carolina--Net worth of at least $150,000 or a net worth of at least $65,000 and past and anticipated annual income of at least $65,000.


        (viii) Tennessee--Net Worth of at least $250,000 or a net worth of at least $100,000 and anticipated annual taxable income of at least $100,000 (Tennessee residents should note that the incentive fees and aggregate management fees of the Fund and the Index SPC exceed the limits set forth in the North American Securities Administrators Association Guidelines for the Registration of Commodity Pool Programs (please refer to page 6 of the prospectus for a discussion of the incentive fees and management fees to be charged at the Index SPC level).)


    THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE UNITS IS, IN FACT, SUITABLE FOR YOU.


    (i) You acknowledge that the units are not liquid except for the limited redemption provisions set forth in the Prospectus and the Limited Partnership Agreement of the Fund, as amended from time to time. RESIDENTS OF ALABAMA, OKLAHOMA, MAINE AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


---------

(1) In the case of sales to fiduciary accounts, the minimum income and net worth standards as specific in this paragraph (h) shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

    (j) You should review the websites of the Office of Foreign Assets Control ("OFAC")(2) and the U.S. Department of the Treasury, and conduct such other investigations as you deem necessary or prudent, prior to making these representations and warranties.(3)


        (i) You are not aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your subscription funds are directly or indirectly derived from activities that may contravene U.S. federal, state or non-U.S. laws and regulations, including anti-money laundering laws. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



        (ii) You understand and agree that the investment of funds is prohibited by or restricted with respect to any persons or entities that: (A) are acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the OFAC lists; (B) reside or have a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering ("FATF")(4), or whose subscription funds are transferred from or through such a jurisdiction; (C) are "Foreign Shell Banks" within the meaning of the USA Patriot Act; or (D) reside in or are organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.(5) Such persons or entities in
    (A) through (D) are collectively referred to as "Restricted Persons". You are not and you are not aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your investors or any person controlling, controlled by, or under common control(6) with you, or for whom you are acting as agent or nominee in connection with the subscription for units, is a Restricted Person. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


        (iii) You acknowledge and understand that the general partner, in its discretion, may decline to accept any subscription for units by a person who is a "Covered Person" within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al., January, 2001, E.G., a senior foreign

---------

(2) The lists of OFAC prohibited countries, territories, persons and entities may be found on the OFAC website at www.ustreas.gov/offices/eotffc/ofac/.

(3) U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, engaging in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(4) The list of Non-Cooperative Jurisdictions may be found at www1.oecd.org/fatf/ncct_en.htm.

(5)  The list of these jurisdictions may be found at www.fincen.gov.

(6) For these purposes, "control" means the power, directly or indirectly, to direct the management or policies of a person, whether through ownership of securities, by contract, or otherwise.

    - Each of Subscriber's officers, partners, or directors exercising executive responsibility (or persons having similar status or functions) is presumed to control Subscriber.

    - A person is presumed to control a corporation if the person: (i) directly or indirectly has the right to vote 25 percent or more of a class of the corporation's voting securities; or (ii) has the power to sell or direct the sale of 25 percent or more of a class of the corporation's voting securities.

    - A person is presumed to control a partnership if the person has the right to receive upon dissolution, or has contributed, 25 percent or more of the capital of the partnership.

    - A person is presumed to control a limited liability company ("LLC") if the person: (i) directly or indirectly has the right to vote 25 percent or more of a class of the interests of the LLC; (ii) has the right to receive upon dissolution, or has contributed, 25 percent or more of the capital of the LLC; or (iii) is an elected manager of the LLC.

    - A person is presumed to control a trust if the person is a trustee or managing agent of the trust.

    political figure(7), or an immediate family member(8) or close associate(9) of a senior foreign political figure. Accordingly, you agree to inform the Fund, prior to the acquisition of any units, if you are aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your investors or any person controlling, controlled by, or under common control with you, or for whom you are acting as agent or nominee in connection with the acquisition of the beneficial interests, is a Covered Person. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



        (iv) You agree to provide any information deemed necessary by the Fund or the general partner, each acting in its sole discretion, to comply with its anti-money laundering responsibilities and policies to the extent required by law and subject to appropriate confidentiality agreements. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



        (v) You authorize and permit the Fund and the general partner, each using its own reasonable business judgment, to report information about you to appropriate authorities, and you agree not to hold them liable for any loss or injury that may occur as the result of providing such information. In addition, if you are a pooled investment vehicle, you authorize and permit the Fund and the general partner, and each of them, each using its own reasonable business judgment, to report to appropriate authorities information about your investors, or about any persons controlling, controlled by, or under common control with, you, or for whom you are acting as agent or nominee in connection with the purchase of units, and the you agree not to hold the Fund and/or the general partner liable for any loss or injury that may occur as the result of providing such information. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



        (vi) You agree that, notwithstanding any other statement to the contrary in any agreement into which you have entered which relates to the Fund or in the Fund's prospectus, if the Fund or the general partner determines that you have appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by you in the subscription agreement and power of attorney was not, at the time it was given, or is no longer materially true or accurate, the Fund and the general partner, and each of them, without limiting any other rights available to any of them under the subscription agreement and power of attorney, shall be authorized to take any action as shall be necessary or appropriate to comply with applicable law, including but not limited to, removing you from the Fund and/or notifying the federal authorities. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)



        (vii) You acknowledge that due to anti-money laundering requirements operating in the United States, as well as the Fund's own internal anti-money laundering policies, the Fund, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. The Fund, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. __________ (initials)


---------

(7) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(8) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(9) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

                                                                       EXHIBIT C

                       S&P MANAGED FUTURES INDEX FUND, LP
                           SUBSCRIPTION INSTRUCTIONS

   Any person considering subscribing for the units should carefully read and review
     a current prospectus. The prospectus should be accompanied by the most recent monthly report of the Fund.

    THE DATE PRINTED ON THE FRONT OF THE PROSPECTUS SHOULD BE NO LATER THAN
9 MONTHS OLD. IF THE DATE IS MORE THAN 9 MONTHS OLD, NEW MATERIALS ARE AVAILABLE
                             AND MUST BE UTILIZED.

 1. Enter the total dollar amount to be invested and indicate the appropriate class in ITEM 1.

 2. Enter the investor's bank/brokerage account information in ITEM 2, and check the box if the account is to be debited for investment.

 3. Enter the Social Security Number OR Taxpayer ID Number, as applicable, in
    ITEM 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered as well as the Social Security Number of the investor. Investors who are not individuals must furnish a copy of organizing or other documents evidencing the authority of such entity to invest in the Fund. FOR EXAMPLE, TRUSTS MUST FURNISH COPIES OF THE TRUST AGREEMENT, CORPORATIONS MUST FURNISH A CORPORATE RESOLUTION OR BYLAWS.

 4. Check the box in ITEM 4 if this is an addition to an existing account and list the Limited Partner number (this is an identifying number that has been assigned to you by the Fund).

 5. Enter the name of the investor in ITEM 5. For UGMA/UTMA (MINOR), enter the Minor name in ITEM 5, followed by "Minor". For CORPORATIONS, PARTNERSHIPS, AND ESTATES, enter the entity name in ITEM 5.

 6. For UGMA/UTMA (MINOR), enter the custodian name in ITEM 6. For CORPORATIONS, PARTNERSHIPS, AND ESTATES, enter the Trustee(s) name(s) in ITEM 6.

 7. Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor in ITEM 7 (no post office boxes). ITEM 7 must be completed.

 8. If the legal address is different from the mailing address, enter in
    ITEM 8.

 9. If an IRA account, enter Custodian's name and address in ITEM 9.

 10. If any other person is to receive copies of correspondence, enter name, mailing address and e-mail address in ITEM 10.

 11. If the investor wishes to receive electronic communications from the Fund, initial on the appropriate line and enter the e-mail address of investor in
     ITEM 11.

 12. Investor must sign and date ITEM 12. If it is a joint account, both investors must sign. In the case of IRA's, the Custodian's signature, as well as the investor's signature, is required.

 13. The Selling Agent Representative must sign and date in ITEM 13. Some broker/dealers may also require the signature of an office manager.

 14. The name of the Selling Firm, Selling Agent Representative name, number, and address and phone number must be entered in ITEM 14.

    THE CLIENT SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO HIS OR HER SELLING AGENT'S OFFICE ADDRESS.

    Subscription agreements, payment, and any other required documents should be sent by the Selling Agent to either:

    (1) the fund administration department of the selling firm, if firm procedures require, or

    (2) to the custodial firm if one is required (sending document early in the month is best if it is to reach the Fund before month end), or

    (3) (a) documents only should be mailed to RK Consulting, LLC, the Fund's administrator, and (b) payments should be made to the Fund's escrow account (during the initial offering period) or the Fund's bank account (following the initial offering period).

    If payment is being made by wire transfer, the Selling Agent Representative should contact either his or her firm's Fund Administration Department or RefcoFund Holdings LLC's Fund Administration Department for instructions. SUBSCRIPTION DOCUMENTS MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST SIX
(6) BUSINESS DAYS PRIOR TO THE END OF THE MONTH AND CLEARED SUBSCRIPTION FUNDS MUST BE RECEIVED AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE END OF THE MONTH. However, the selling firm's fund administration department may have an earlier cut-off for subscriptions.

    If Selling Agent Representatives have specific questions about the subscription process, please call the general partner's Back Office at (212) 693-7047, or your Fund Administration Department.

                       S&P MANAGED FUTURES INDEX FUND, LP
                          UNITS OF BENEFICIAL INTEREST

                            ------------------------

                           SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

S&P Managed Futures Index Fund, LP
c/o RK Consulting LLC
3 Becker Farm Road
Roseland, New Jersey 07068

Dear Sir or Madam:

    1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the dollar amount and class of units of limited partnership interest ("Units") in S&P Managed Futures Index Fund, LP (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto. The purchase price per Unit is $1,000 during the initial offering period and thereafter net asset value per unit as of the first business day of the calendar month in which my subscription is to be effective.

    I have either (i) delivered a check to my selling agent made payable to "S&P Managed Futures Index Fund, LP" in the full amount of my subscription,
(ii) authorized a wire transfer in the full amount of my subscription to the Fund's escrow account or bank account (per the instructions attached hereto) or
(iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription.

    The purchase date for my units is the first business day of the calendar month immediately following this subscription being accepted. If I have chosen to subscribe by account debit, I acknowledge that my selling agent shall inform me of such settlement date and that I must have my subscription payment cleared in such account on the settlement date for my purchase of Units, which will occur no later than three (3) business days after the acceptance of my subscription.

    RefcoFund Holdings, LLC (the "General Partner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

    2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received both parts of the prospectus (as supplemented by sticker supplements, if any) and the limited partnership agreement and the Fund's most recent monthly report (if the Fund has commenced trading). I ACKNOWLEDGE THAT BY SUBMITTING THIS SUBSCRIPTION AGREEMENT, I AM MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN EXHIBIT B TO THE PROSPECTUS, INCLUDING THE APPLICABLE REQUIREMENTS RELATING TO NET WORTH AND ANNUAL INCOME. If the subscriber is not an individual, the person signing this subscription agreement and power of attorney on behalf of the subscriber is duly authorized to execute this subscription agreement and power of attorney. By signing this subscription agreement and power of attorney, I am not waiving any rights under federal or state securities laws. RESIDENTS OF ALABAMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCES. __________ (initials)

    3. POWER OF ATTORNEY. I irrevocably constitute and appoint the General Partner and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) execute, acknowledge, swear to, deliver, record and file (a) the Limited Partnership Agreement of the Fund, including any amendments and/or restatements thereto duly adopted as provided therein, and (b) any agreements, certificates, documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Fund and (ii) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted hereby shall be irrevocable and deemed to be coupled with an interest, and shall survive and shall not be affected by my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

    4. GOVERNING LAW. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

                            ------------------------

    PLEASE CAREFULLY COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH IS ATTACHED TO THIS SUBSCRIPTION AGREEMENT, AND ENSURE THAT YOUR SELLING AGENT KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK, WIRE TRANSFER OR ACCOUNT DEBIT.

    YOU MAY ELECT TO RECEIVE YOUR COMMUNICATIONS FROM THE FUND ELECTRONICALLY. IF YOU WISH TO CHOOSE THIS OPTION, PLEASE INDICATE SO IN ITEM 11 OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE.

                                                                  SIGNATURE PAGE

                       S&P MANAGED FUTURES INDEX FUND, LP

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                                 SIGNATURE PAGE

          IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

    The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (a) enclosing a check payable to "S&P MANAGED FUTURES INDEX FUND, LP," (b) authorizing a wire transfer in the investor's name to the Fund's escrow account (during the initial offering period) or the Fund's bank account (following the initial offering period) or
(c) authorizing the Selling Agent to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at the net asset value per unit.


    The named investor further acknowledges receipt of the prospectus of the
Fund dated             , 2004, including the Fund's Limited Partnership
Agreement, the Subscription Agreement and Power of Attorney (supplemented by sticker supplements, if any), the terms of which govern the investment in the units being subscribed for hereby.


--------------------------------------------------------------------------------

1)   Class A Units (management fee of 4.15%)

     Class B Units (management fee of 2.15%, only offered by wrap-fee programs and fee only registered investment advisers)
     (b) Total Dollar Amount
     (Minimum: $10,000; $3,000 for employee benefit plans and IRAs. Subsequent investments must beat least
     $2,500.)

2)   Bank/Broker Name (must be completed)
     ABA # (must be completed)
     Account Name (must be completed)
     Account # (must be completed)
     If payment is made by debit to investor's securities account, check box / /

--------------------------------------------------------------------------------

3)   Social Security # - -
     TAXABLE INVESTORS (CHECK ONE):

/ / Individual Ownership         / / Tenants in Common
/ / Partnership*                 / / Joint Tenants with Right of
                                   Survivorship
/ / Corporation*                 / / Tenants in Entirety
/ / Limited Liability Company*   / / Community Property
/ / Estate*                      / / UGMA/UTM
                                   (Minor)
/ / Grantor or Other             / / Trust other than a
  Revocable Trust*                 Grantor or Revocable
/ / Other (specify)                Trust*

Taxpayer ID # - -
NON-TAXABLE INVESTORS (CHECK ONE):

/ / IRA                          / / Profit Sharing*
/ / IRA Rollover                 / / Defined Benefit*
/ / SEP                          / / Pension*
/ / Other (specify)

Custodian TIN # -

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUST,
                    PENSION, ESTATE, OR CORPORATE DOCUMENTS)

--------------------------------------------------------------------------------

4) Check box if this is an addition to an existing account: / / Limited Partner Number (this is an identifying number that has been assigned to you by the Fund): ____________________________

5)  Limited Partner Name: ______________________________________________________

6)  ____________________________________________________________________________
    Additional Information (For Estates, Partnerships, Trusts and Corporations)

7)  Resident Address: __________________________________________________________
Street (P.O. Box not
acceptable)                     City                              State      Zip
Code

8)  Mailing Address: ___________________________________________________________
    (if different)      Street  City                              State      Zip
    Code

9)  Custodian Name
    and Mailing Address: _______________________________________________________
                     Name       Street       City      State      Zip Code

10) Any other persons to
    receive correspondence: ____________________________________________________
                       Name  Mailing Address  E-mail Address

11) CONSENT TO ELECTRONIC DELIVERY OF REPORTS


    By initialing below and providing your e-mail address, you will be consenting to the delivery of periodic reports, prospectus updates and other communications by the Fund and the General Partner to you electronically. You will be agreeing to download these reports from our website once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Administrator in writing at RK Consulting LLC, 3 Becker Farm Road, Roseland, NJ 07068.


IF YOU AGREE TO ACCEPT REPORTS ELECTRONICALLY, PLEASE INITIAL THE LINE BELOW AND PROVIDE YOUR E-MAIL ADDRESS.

I elect to receive my communications from the Fund electronically:
____________________ (please initial)

My e-mail address is: ______. (I will immediately advise the Fund at the address above if my e-mail address changes)

--------------------------------------------------------------------------------

12)                             INVESTOR(S) MUST SIGN

X    ------------------------------------------------------------
     Signature of Investor               Date                      Telephone Number

X    ------------------------------------------------------------
     Signature of Joint Investor (if any) or                       Telephone Number
     Custodian                                  Date

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / / Under penalties of perjury, by signature above, I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

--------------------------------------------------------------------------------

                            SELLING AGENT MUST SIGN

The undersigned Selling Agent ("Agent") hereby certifies that: (1) the Agent has informed the person(s) named above of all pertinent facts relating to the risks, tax consequences, liquidity and marketability of the units as set forth in the Prospectus; (2) the Agent has delivered to the person(s) named above a copy of the prospectus on the date of this certification; and (3) the Agent has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the Agent) that; (a) the purchase of units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth standard;
(c) such person(s) can reasonably benefit from the investment based on such person's(s') overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment; and (e) such person(s) appear(s) to have an understanding of the fundamental risks of the investment (including than an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner.

The Selling Agent MUST sign below in order to substantiate compliance with NASD Rule 2810.

13)  X    ---------------------------------------------------             X    ---------------------------------------------------
          Selling Agent Signature                              Date            Office Manager Signature
                                                                                         (if required by Selling Firm procedures)

     Date

14) Selling Firm ____________  Agent Name ____________  Agent Number ___________

Agent Phone ____________  Agent Fax ___________  Agent Email Address ___________

Agent Address __________________________________________________________________
(for confirmation)  Street (P.O. Box not
acceptable)                     City                              State      Zip
Code

                                                                       EXHIBIT D

                       S&P MANAGED FUTURES INDEX FUND, LP
                             REQUEST FOR REDEMPTION

                                                       -------------------------

                                                                   Date

S&P Managed Futures Index Fund, LP
c/o RK Consulting, LLC
3 Becker Farm Road
Roseland, New Jersey 07068

Dear Sirs:

    I hereby requests redemption subject to all the terms and conditions of the Limited Partnership Agreement (the "Limited Partnership Agreement") of S&P
Managed Futures Index Fund, LP (the "Fund") of all            , $      or
      Units (please complete one, if no number is indicated, all Units held of
record by the undersigned will be redeemed) of my Class     units of limited
partnership interest ("Units") in the Fund. (THE FUND REQUIRES A MINIMUM BALANCE OF $1,000 TO BE MAINTAINED. IF THE REDEMPTION CAUSES THE ACCOUNT TO FALL BELOW THE MINIMUM, THE FULL AMOUNT WILL AUTOMATICALLY BE REDEEMED.)

    I understand that Units are redeemed at the Net Asset Value per Unit, pursuant to the terms and conditions set forth in the Limited Partnership Agreement. This redemption shall be effective as of the end of the current calendar month; provided, that this Request for Redemption is received at least ten (10) business days prior to the end of such month. Payment of the redemption price of Units will be made within ten (10) business days of the month-end redemption date, unless redemptions are suspended in accordance with the Limited Partnership Agreement.

    I represent and warrant that I am the true, lawful owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of the Units. The Units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES UNITHOLDERS ONLY:

    Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

NON-UNITED STATES UNITHOLDERS ONLY:

    Under the penalties of perjury, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) I am not a United States corporation, partnership, estate, trust or limited liability company.

    PAYMENT IS REQUESTED TO BE MADE AS FOLLOWS (PLEASE CHECK THE APPLICABLE BOX AND PROVIDE NECESSARY INFORMATION:

/ / Credit my customer securities account at            [insert name of broker].

/ / Send check to my address as reflected in the Fund's books and records.

/ / Send check to the address set forth below, provided this form has been notarized.

                          ----------------------------

                          ----------------------------

                          ----------------------------

/ / Send payment by wire transfer, provided this form has been notarized, per the instructions set forth below (please specify the name of bank, bank routing number and account name and number for delivery of payment).

                          ----------------------------

                          ----------------------------

                          ----------------------------

                          ----------------------------

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Signatures Required:

Entity Unitholder                                        Individual Unitholder(s)
(or assignee)                                            (or assignee(s))

-------------------------------------------------        ---------------------------------------------
(Name of Entity) Please print                            (Name(s)) Please print

                                                         ---------------------------------------------

By:
     ---------------------------------------------       ---------------------------------------------
     (Authorized corporate officer, partner,             (Signature(s) of all Unitholder(s) or
     manager,                                            assignee(s))
     member or trustee)

Taxpayer ID Number                                       Social Security Number(s):

-------------------------------------------------        ---------------------------------------------

                                                         ---------------------------------------------
Limited partner number (this is an identifying           Limited partner number (this is an identifying
number that has been assigned to you by the Fund):       number that has been assigned to you by the
                                                         Fund):

-------------------------------------------------        ---------------------------------------------

                                    PART TWO
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                    Part II-1

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement. The parent of the General Partner will pay all such costs.

Securities and Exchange Commission Registration Fee             $  16,180
National Association of Securities Dealers, Inc. Filing Fee     $  20,500
Printing Expenses                                               $ 100,000
Fees of Certified Public Accountants                            $  30,000
Blue Sky Expenses (Excluding Legal Fees)                        $ 150,000
Fees of Counsel                                                 $ 350,000
Miscellaneous Expenses                                          $  80,000
                                                                ---------
TOTAL                                                           $ 746,680

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner, certain of its affiliates and certain of its directors, officers and controlling persons by the Fund in certain circumstances. The General Partner and its affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided, that the General Partner, in good faith, determined that such conduct was in the best interests of the Fund, the General Partner or its affiliates were acting on behalf of or performing services for the Fund and such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates. The Fund is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. The Fund will not advance any sums to cover legal expenses or other costs incurred as a result of any legal action initiated against the General Partner by a limited partner unless a court of competent jurisdiction approves such advance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On July 9, 2003, the Fund sold 0.001 Unit to the initial limited partner to permit the formation of the Fund in preparation for the filing of this Registration Statement. The sale of this Unit was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other sales of unregistered securities of the Fund.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

                                    Part II-2

(a)  EXHIBITS.

Exhibit   Description of Document

1.1 Form of Selling Agreement among the Fund, the General Partner and the Selling Agent (including form of Additional Selling Agent Agreement)*

3.1       Certificate of Limited Partnership of Registrant*


3.2 Form of Amended and Restated Limited Partnership Agreement (included as Exhibit A to the Prospectus)

5.1 Opinion of Mayer, Brown, Rowe & Maw LLP relating to the legality of the Units*

8.1 Opinion of Mayer, Brown, Rowe & Maw LLP relating to Federal Income Tax Aspects*

10.1      Form of Subscription Agreement (included as Exhibit C to the
          Prospectus)

10.2      Form of Escrow Agreement*

10.3 Form of Memorandum of Agreement by and among Refco Group Ltd., LLC, Standard & Poor's and PlusFunds Group, Inc.*

10.4 Sub-Investment Management Agreement between RefcoFund Holdings, LLC and PlusFunds Group Inc.*

10.5      Alternate Form of Subscription Agreement

23.1      Consent of Independent Accountants from PricewaterhouseCoopers LLP

23.2      Consent of Independent Accountants from Grant Thornton LLP

23.3 Consent of Counsel from Mayer, Brown, Rowe & Maw LLP (contained in Exhibits 5.1 and 8.1)*

* Previously filed as like-numbered exhibit to the initial filing or the first or the second pre-effective amendment of this Registration Statement No. 333-107357 and incorporated by reference herein.

(b)  FINANCIAL STATEMENT SCHEDULES.

     No Financial Schedules are required to be filed herewith.

ITEM 17.  UNDERTAKINGS

(a)(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered

                                    Part II-3
     would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules, and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification from liabilities under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) To send to each Limited Partner at least on an annual basis a detailed statement of any transaction with the General Partner or its affiliates, and of fees, commission, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

                                    Part II-4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 8th day of January, 2004.

S&P MANAGED FUTURES INDEX FUND, LP

By:  RefcoFund Holdings, LLC
General Partner

By:  \s\ Richard C. Butt
   ---------------------------
Name:  Richard C. Butt
Title:  President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                                   TITLE                          DATE
REFCOFUND HOLDINGS, LLC             General Partner                           January 8, 2004


       \s\ Richard C. Butt          President (Principal Financial Officer)   January 8, 2004
-------------------------------
         Richard C. Butt


        \s\ Joseph Murphy           Manager                                   January 8, 2004
-------------------------------
          Joseph Murphy


     \s\ Phillip R. Bennett         Manager                                   January 8, 2004
-------------------------------
       Phillip R. Bennett


        \s\ Thomas Hackl            Manager                                   January 8, 2004
-------------------------------
          Thomas Hackl

                                TABLE OF CONTENTS

EXHIBIT   DESCRIPTION OF DOCUMENT

3.2       Form of Limited Partnership Agreement (included as Exhibit A to the
          Prospectus)

10.1      Form of Subscription Agreement (included as Exhibit B to the
          Prospectus)

10.5      Alternate Form of Subscription Agreement

23.1      Consent of Independent Accountants from PricewaterhouseCoopers LLP

23.2      Consent of Independent Accountants from Grant Thornton LLP